UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Letter from our CEO

Dear Shareholder,	April 16, 2020

On behalf of Citrix, thank you for your continued investment. We value your support, which is essential to the success of our efforts to deliver long-term value to our shareholders and fulfill our corporate mission — empowering employees throughout an organization to do their very best work, securely and efficiently, on any device, across any network, anywhere in the world.

The importance of our mission — giving people the flexibility to work from home, or anywhere — has come into focus as we face the COVID-19 pandemic. The social, psychological and economic impacts of COVID-19 may change the ways in which we will live and work. In these challenging times the culture and resilience of the Citrix community has shone. During the early stages of the pandemic, business continuity quickly became a top priority for our customers. Our teams worked tirelessly to make sure that we could help our customers meet their business continuity needs.

I am proud of our team, and proud that Citrix is able to contribute to our collective ability to respond to the challenges we face during this most difficult time for our global community. You can read more about how we are helping to provide solutions in response to COVID-19 in this year’s Annual Report under the heading Citrix – Part of the Solution available at investors.citrix.com/financials/annual-reports.

I also direct you to my CEO letter in this year’s Annual Report where I summarize our 2019 results — a year of strong financial performance and acceleration of our business transformation. Further, I also discuss the opportunities to extend our footprint and provide product innovations to our users in support of our long-term strategy.

At Citrix, we take corporate responsibility seriously and work together with all of our stakeholders — shareholders, employees, customers, business partners and members of the communities in which we operate — to provide a better tomorrow for the next generation. We generate long-term shareholder value by providing services that help create a more sustainable world. We achieve that by building a diverse and inclusive culture, operating responsibly and conducting our business in an ethical, transparent and accountable way. As discussed in my CEO letter, we are committed to greater transparency in areas where we have systems and processes that can provide data for external disclosure. In other areas, we are working to implement systems so that we can become more holistically transparent with regard to ESG-related disclosures.

Please see ways you can vote your shares beginning on page 1 in this year’s Proxy Statement. We appreciate your continued support of Citrix and encourage you to vote your shares in advance of the meeting.

Very truly yours,

DAVID J. HENSHALL

Chief Executive Officer, President

and Director

Letter from our Chairman

Dear Shareholder,	April 16, 2020

As Chairman, I would like to take the opportunity to share my perspective on a range of topics that I believe are important to Citrix’s ability to create long-term sustainable value. These include Citrix’s executive compensation and equity compensation practices, our diverse and experienced Board of Directors as well as our focus on sustainable business practices and commitment to engaging with our shareholders.

Commitment to Pay-for-Performance. The Compensation Committee of the Board of Directors and the full Board have taken a thoughtful approach to aligning the metrics of performance-based awards with those that have driven and will continue to drive Citrix’s business transformation and we are committed to pay-for-performance. For example:

•

Beginning in 2018 and for 2019, the Compensation Committee linked performance-based equity awards with subscription bookings as a percentage of total subscription and product bookings to directly align performance-based awards to Citrix’s multi-year strategic business transition to a cloud-based subscription business. During the second quarter of 2019, and as discussed in the company’s earnings announcement in July 2019, Citrix gained significant momentum in its business transition to a subscription-based business.

•

Given this increased momentum, the Compensation Committee determined that the company had a unique opportunity to increase the acceleration of its transition, which, if successful, would advance long-term value creation for shareholders. Accordingly, beginning in 2020, the Committee decided to link performance-based equity awards with ARR(1) growth, which, as we have discussed on our earning calls, is the metric best aligned with the company’s business transition and strategy. ARR, in short, is the best indicator of the overall health and trajectory of the business because it captures the pace of Citrix’s transition and is a forward-looking indicator of top line trends.

Thoughtful Approach to Equity Compensation. As detailed in this Proxy Statement, we are seeking shareholder approval of Citrix’s Second Amended and Restated 2014 Equity Incentive Plan. We believe stock-based incentive awards play an important role in building a culture of employee ownership, helping Citrix to attract and retain talent while creating an ownership mindset among Citrix employees that closely aligns the interests of the company, Citrix employees and shareholders. Citrix’s ability to continue to award employees with equity is crucial to our recruitment and retention strategy and will help position Citrix to continue to accelerate our transformation to a cloud-based subscription business, driving shareholder value and long-term sustainable growth.

Prioritizing Diversity and Refreshment of the Citrix Board. We believe that diversity of perspectives and breadth of experience are important attributes of a well-functioning board. As such, our Board of Director nominees are a diverse group of individuals who possess a wide range of backgrounds and experience, including diversity of knowledge, skills and expertise, as well as diversity of personal characteristics, including gender, ethnicity, culture, thought and geography. The attributes of our directors help the Board to effectively oversee risks and provide guidance, positioning Citrix to continue to drive shareholder value and long-term sustainable growth.

(1) Annualized

Recurring Revenue, or ARR, is an operating metric that represents the contracted recurring value of all termed subscriptions normalized to a one-year period. It is calculated at the end of a reporting period by taking each contract’s recurring total contract value and dividing by the length of the contract. ARR includes only active contractually committed, fixed subscription fees. All contracts are annualized, including 30 day offerings where we take monthly recurring revenue multiplied by 12 to annualize. ARR should be viewed independently of U.S. GAAP revenue, deferred revenue and unbilled revenue and is not intended to be combined with or to replace those items. ARR is not a forecast of future revenue.

We believe that a diverse board is an effective board. Each time we evaluate our leadership structure, add a new director, or change the composition of our Board committees, we do so in a thoughtful manner to ensure that the right skills, experiences, and perspectives are brought to our meetings and discussions. Over the past 5 years, we have added 6 new directors. We are pleased that JD Sherman joined our Board of Directors in March 2020, bringing a strong technology focus and expertise in finance and operations. As part of the Board’s review of Board composition, Jesse A. Cohn will not be nominated for re-election at the 2020 Annual Meeting. We thank Jesse for his service on the Citrix Board over the last five years. His many contributions as a Board member were valuable and appreciated as the company executed a significant shift in our strategy and business model.

Enhanced Cybersecurity Risk Management. Citrix solutions empower customers to do their best work — securely and efficiently, on any device, across any network, anywhere in the world. Effectively managing risks associated with cybersecurity and privacy is essential to our ability to deliver for our customers and our shareholders. In response to the rapidly evolving threat landscape and an increasingly complex regulatory environment, we took a number of steps during 2019 to enhance Citrix’s cybersecurity risk posture.

Most notably, as discussed in greater depth on page 15 in this year’s Proxy Statement, during 2019, the Board formed a new Technology, Data and Information Security Committee to oversee information technology policies, plans and programs relating to enterprise cybersecurity and data protection risks, including risks associated with our products, services, and information technology infrastructure. This Committee works in coordination with the Audit Committee to oversee our management of risks related to information technology systems and processes, including privacy, network security and data security, and any audits of such systems and processes.

Commitment to Environmental, Social and Governance Oversight and Disclosures. A growing area of Board focus is oversight of Citrix’s environmental and social practices and their impact on our business and key stakeholders. We believe that effective oversight of these matters is critical to Citrix’s long-term success. Formal oversight of Citrix’s policies and practices regarding corporate social responsibility and environmental, social and governance (ESG) is through the Nominating and Corporate Governance Committee. Citrix plans to increase its ESG-related disclosures.

Ongoing Commitment to Shareholder Engagement. Each year, members of the Board of Directors and senior management conduct outreach to a broad group of shareholders to better understand their perspectives on our strategy, as well as on our governance, compensation, and sustainability practices. We greatly value the feedback received through these conversations and the insights gained are shared with the Board of Directors on an ongoing basis. Members of the Board of Directors and senior management engaged with investors representing more than 32% of shares outstanding in 2019. As detailed on page 36 of this Proxy Statement, these discussions covered a range of topics and the Board continues to use shareholder input to inform our practices and policies.

We look forward to our continued engagement with you and I encourage you to read this year’s Proxy Statement and Annual Report. On behalf of the Board, thank you for your investment in, and continued support of, Citrix.

Very truly yours,

ROBERT M. CALDERONI

Chairman of the Board of Directors

2020 Proxy Statement

CITRIX SYSTEMS, INC.

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

To Be Held at 5:00 p.m. Eastern Time on Wednesday, June 3, 2020

To the Shareholders of Citrix Systems, Inc.:

The 2020 Annual Meeting of Shareholders of Citrix Systems, Inc., a Delaware corporation, will be held on Wednesday, June 3, 2020, at 5:00 p.m. Eastern time, at our offices at 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309, United States for the following purposes:

1.

to elect ten members to the Board of Directors, each to serve for a one-year term and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal;

2.	to approve a second amendment and restatement of our Amended and Restated 2014 Equity Incentive Plan;

3.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020;

4.	to hold an advisory vote on the compensation of our Named Executive Officers; and

5.	to transact such other business as may properly come before the 2020 Annual Meeting or any adjournments or postponements thereof.

The proposal for the election of directors relates solely to the election of ten directors nominated by our Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any shareholder.

Only shareholders of record at the close of business on April 7, 2020 are entitled to notice of and to vote at the 2020 Annual Meeting and at any adjournment or postponement thereof.

All shareholders are cordially invited to attend the 2020 Annual Meeting in person. To ensure your representation at the 2020 Annual Meeting, we urge you to vote via the Internet at www.proxyvote.com or by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail and which instructions are also provided on that website, or, if you have requested a proxy card by mail, by signing, voting and returning your proxy card to Vote Processing, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717. For specific instructions on how to vote your shares, please review the instructions for each of these voting options as detailed in your Notice of Internet Availability and in this Proxy Statement. If you attend the 2020 Annual Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone.

We are monitoring the novel coronavirus, or COVID-19, developments and the related recommendations and protocols issued by public health authorities and federal, state, and local governments. As part of our precautions regarding COVID-19, we are planning for the possibility that alternate arrangements for attendance at the 2020 Annual Meeting may be required, including the possibility of holding the meeting solely by means of remote communication. If we determine that alternative 2020 Annual Meeting arrangements are advisable or required, then we will announce our decision and post additional information at https://investors.citrix.com. Please check this website in advance of the 2020 Annual Meeting date if you are planning to attend in person. If we hold the 2020 Annual Meeting by means of remote communication, shareholders will be able to attend the meeting by visiting www.virtualshareholdermeeting.com/CTXS2020 by using the 16-digit control number included in your proxy materials.

In addition to their availability at www.proxyvote.com, this Proxy Statement and our Annual Report to Shareholders are available for viewing, printing and downloading at investors.citrix.com/financials/annual-reports.

By Order of the Board of Directors,

ANTONIO G. GOMES Executive Vice President, Chief Legal Officer and Secretary

Fort Lauderdale, Florida

April 16, 2020

WHETHER OR NOT YOU PLAN TO ATTEND THE 2020 ANNUAL MEETING, PLEASE PROMPTLY COMPLETE YOUR PROXY AS INDICATED ABOVE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. PLEASE REVIEW THE INSTRUCTIONS FOR EACH OF YOUR VOTING OPTIONS DESCRIBED IN THIS PROXY STATEMENT AND THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL.

CITRIX SYSTEMS, INC.

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

PROXY STATEMENT

For the 2020 Annual Meeting of Shareholders

To Be Held on June 3, 2020

April 16, 2020

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Citrix Systems, Inc., a Delaware corporation, for use at the 2020 Annual Meeting of Shareholders to be held on Wednesday, June 3, 2020 at 5:00 p.m. Eastern time, at our offices at 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309, United States, or at any adjournments or postponements thereof. An Annual Report to Shareholders, containing financial statements for the year ended December 31, 2019, and this Proxy Statement are being made available to all shareholders entitled to vote at the 2020 Annual Meeting. The Notice of Internet Availability was mailed, and this Proxy Statement and the form of proxy were first made available, to shareholders on or about April 16, 2020.

The purposes of the 2020 Annual Meeting are to:

•	elect ten directors for one-year terms;

•	approve a second amendment and restatement of our Amended and Restated 2014 Equity Incentive Plan;

•	ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020;

•	hold an advisory vote to approve the compensation of our Named Executive Officers; and

•	transact such other business as may properly come before the 2020 Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on April 7, 2020, which we refer to as the record date, will be entitled to receive notice of and to vote at the 2020 Annual Meeting. As of that date, 123,450,644 shares of our common stock, $0.001 par value per share, were issued and outstanding. Shareholders are entitled to one vote per share on any proposal presented at the 2020 Annual Meeting. If you are a shareholder of record, you may vote via the Internet at www.proxyvote.com or by telephone at 1-800-690-6903 by following the instructions on the Notice of Internet Availability of Proxy Materials or physical proxy card you received in the mail and which are also provided on that website; or, if you have requested a proxy card by mail, by signing, voting and returning your proxy card. If you are a shareholder who holds shares through a brokerage firm, bank, trust or other similar organization (that is, in “street name”), please refer to the instructions from the broker or organization holding your shares.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

•	filing with our Secretary, before the taking of the vote at the 2020 Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•	properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities;

•	duly completing a later-dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote at the 2020 Annual Meeting; or

•	attending the 2020 Annual Meeting and voting in person (although attendance at the 2020 Annual Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequent proxy should be sent so as to be delivered to our principal executive offices at Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309, Attention: Secretary, before the taking of the vote at the 2020 Annual Meeting. If a broker, bank or other nominee holds your shares, you must contact them in order to find out how to revoke or change your vote.

We are monitoring the novel coronavirus, or COVID-19, developments and the related recommendations and protocols issued by public health authorities and federal, state, and local governments. As part of our precautions regarding COVID-19, we are planning for the possibility that alternate arrangements for attendance at the 2020 Annual Meeting may be required, including the possibility of holding the meeting solely by means of remote communication. If we determine that alternative 2020 Annual Meeting arrangements are advisable or required, then we will announce our decision and post additional information at https://investors.citrix.com. Please check this website in advance of the 2020 Annual Meeting date if you are planning to attend in person. If we hold the 2020 Annual Meeting by means of remote communication, shareholders will be able to attend the meeting by visiting www.virtualshareholdermeeting.com/CTXS2020 by using the 16-digit control number included in your proxy materials.

2020 Proxy Statement	1

The representation in person or by proxy of at least a majority of the outstanding shares of our common stock entitled to vote at the 2020 Annual Meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes (discussed below) will be counted as present or represented for purposes of determining the presence or absence of a quorum for the 2020 Annual Meeting. When a quorum is present at any meeting of shareholders, the holders of a majority of the stock present or represented and voting on a matter shall decide any matter to be voted upon by the shareholders at such meeting, except when a different vote is required by express provision of law, our amended and restated certificate of incorporation (as currently in effect, our “Certificate of Incorporation”) or our amended and restated bylaws (as currently in effect, our “Bylaws”).

For Proposal 1 (the election of ten directors), each nominee shall be elected as a director if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Any director who fails to receive the required number of votes for his or her re-election is required to submit his or her resignation to the Board of Directors. Our Nominating and Corporate Governance Committee (excluding any director nominee who failed to receive the required number of votes) will promptly consider any such director’s resignation and make a recommendation to the Board of Directors as to whether such resignation should be accepted. The Board of Directors is required to act on the Nominating and Corporate Governance Committee’s recommendation within 90 days of the certification of the shareholder vote for the 2020 Annual Meeting.

For each of Proposal 2 (approval of a second amendment and restatement of our Amended and Restated 2014 Equity Incentive Plan), Proposal 3 (the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020), and Proposal 4 (the advisory vote to approve the compensation of our Named Executive Officers), an affirmative vote of a majority of the stock present, in person or represented by proxy, and voting on such matter is required for approval.

Broadridge Financial Solutions will tabulate the votes at the 2020 Annual Meeting. The vote on each matter submitted to shareholders will be tabulated separately.

Broker non-votes are shares held by a nominee (such as a bank or brokerage firm) which, although counted for purposes of determining a quorum, are not voted on a particular matter because voting instructions have not been received from the nominees’ clients (who are the beneficial owners of such shares). Under national securities exchange rules, nominees who hold shares of common stock in street name for, and have transmitted our proxy solicitation materials to, their customers but do not receive voting instructions from such customers, are not permitted to vote such customers’ shares on non-routine matters. Proposal 3 is considered a routine matter under such rules and nominees therefore have discretionary voting power as to Proposal 3. For non-routine matters, these broker non-votes shall not be counted as votes cast and therefore will have no effect on Proposals 1, 2 and 4. Similarly, abstentions are not counted as votes cast and thus will have no effect on any proposal.

The persons named as attorneys-in-fact in the proxies, David J. Henshall and Arlen R. Shenkman, were selected by the Board of Directors and are officers of Citrix. All properly executed proxies submitted in time to be counted at the 2020 Annual Meeting will be voted by such persons at the 2020 Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR Proposal 1 (the election of each of the director nominees), FOR Proposal 2 (approval of a second amendment and restatement of our Amended and Restated 2014 Equity Incentive Plan), FOR Proposal 3 (the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020), and FOR Proposal 4 (the advisory vote to approve the compensation of our Named Executive Officers).

Aside from the proposals included in this Proxy Statement, our Board of Directors knows of no other matters to be presented at the 2020 Annual Meeting. If any other matter should be presented at the 2020 Annual Meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect to such matter in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

No dissenters’ rights are available under the General Corporation Law of the State of Delaware, our Certificate of Incorporation or our Bylaws to any shareholder with respect to any of the matters proposed to be voted on at the 2020 Annual Meeting.

Unless otherwise indicated, references in this Proxy Statement to “Citrix,” the “company,” “we” and “us” refer to Citrix Systems, Inc., a Delaware corporation and its consolidated subsidiaries.

2

Proxy Highlights

This summary should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2019 and the entire Proxy Statement.

Accelerating our Transformation

Citrix is an enterprise software company focused on helping customers improve the productivity and user experience of their most valuable assets, their employees. We do this by creating a digital workspace that provides unified, secure, and reliable access to all applications and content employees need to be productive—anytime, anywhere, on any device. Our Networking solutions, which can be consumed via hardware or software, complement our Workspace solutions by delivering the applications and data employees need across any network with security, reliability and speed.

As our customers manage the complexity created by the proliferation of Software-as-a-Service (SaaS)-based applications and the emergence of hybrid multi-cloud environments, our solutions are designed to provide end-users with the simplicity of a common user experience while ensuring IT administrators are able to deliver applications and data with the security and controls necessary to protect the enterprise and its customers.

As an organization, we continue to accelerate our transformation, evolving our business in three primary ways:

•

On-Premise to Cloud: As the share of applications and data continues to move rapidly from on-premise data centers to the cloud, our product development and engineering resources have increasingly focused on delivering cloud-based solutions;

•

Perpetual to Subscription: Our business model is shifting away from selling perpetual licenses towards subscription, or recurring contracts in the form of SaaS, on-premise term, and consumption-based agreements; and

•

Point Products to Platform: Our offerings and our go-to-market activities are shifting away from selling individual point products towards our platform solution, in a tiered offering that provides us the ability to deliver a variety of value-enhancing modules to our customers in the future.

We believe execution of our strategic priorities will continue to drive results for our stakeholders. Exiting 2019, progress in our business transformation to a cloud-based subscription business was evidenced by:

•	Subscription bookings as a percent of total product bookings increased to 62% in 2019, up from 42% in 2018;

•	Subscription ARR(2) accelerated to $743 million at the end of 2019, a 41% year-over-year increase, with SaaS ARR of $520 million accounting for 70% of total subscription ARR as of the end of 2019; and

•	Subscription revenue grew 43% year-over-year in 2019.

(1)	Please see note regarding possible alternate arrangements for attendance at the 2020 Annual Meeting as a result of COVID-19.
(2)

Annualized Recurring Revenue, or ARR, is an operating metric that represents the contracted recurring value of all termed subscriptions normalized to a one-year period. It is calculated at the end of a reporting period by taking each contract’s recurring total contract value and dividing by the length of the contract. ARR includes only active contractually committed, fixed subscription fees. All contracts are annualized, including 30 day offerings where we take monthly recurring revenue multiplied by 12 to annualize. ARR should be viewed independently of U.S. GAAP revenue, deferred revenue and unbilled revenue and is not intended to be combined with or to replace those items. ARR is not a forecast of future revenue.

2020 Proxy Statement	3

2019 Highlights:

As illustrated in the graph below, our total shareholder return (assuming reinvestment of dividends)(1)(2), or TSR, over the five-year period ended on December 31, 2019 was approximately 123%, outpacing the S&P 500 and Nasdaq indices.

(1)

For purposes of this graph, the reinvestment of Citrix’s $0.35 per share cash dividend paid during the fourth quarter of 2018 and each quarter during 2019 was calculated using the closing price on Nasdaq on each quarterly dividend payment date.

(2)

In January 2017, we completed the separation of our GoTo business and its subsequent merger with LogMeIn, Inc. For the purpose of this graph, the distribution of LogMeIn common stock to our shareholders in connection with such separation and merger is treated as a non-taxable cash dividend of $18.59 (equal to the opening price of LogMeIn common stock on February 1, 2017 multiplied by .1718 of a share of LogMeIn common stock). Such amount was deemed reinvested in Citrix common stock at the closing price on February 1, 2017 using the daily dividend reinvestment methodology. Other financial data providers may use different methodologies to adjust for the GoTo separation, which may produce different results.

4

Executive Compensation Highlights

The following table details the concepts guiding our compensation plan design and how we put them into practice, including actions taken by the Compensation Committee to reflect our compensation plan design and the company’s accelerated transformation this past year to a cloud-based subscription business:

Concept	Implementation
Link executive target compensation directly with company performance

•  To provide direct alignment with company performance and key drivers of shareholder value, target compensation(1) for our Named Executive Officers was(2):

•  52%, on average, performance-based(3)

•  89%, on average, at risk(4)

Payout opportunity levels for our executive variable cash compensation plan should motivate performance that meets or exceeds our financial plan objectives while mitigating undue exposure to under-performance of these objectives

•  In 2019, each executive officer’s variable cash compensation plan award was based 100% on the achievement of financial operating targets consistent with our corporate operating plan

•  Based on 2019 company performance, executive variable cash compensation plan awards for 2019 paid out at 98.3% of the target amount

•  Over the past eleven years, our variable cash compensation plan awards have paid out between 58.8% and 170.9% of target and paid above 100% less than half of the time

Our executives should be incentivized to achieve financial goals that are directly tied to our multi-year business strategy and drivers of growth and value creation for our shareholders

•  At least 60% of annual equity awards to our Chief Executive Officer and at least 50% of annual equity awards to our other Named Executive Officers, other than Jessica Soisson who was not serving as an executive officer during compensation planning, are awarded as performance-based restricted stock units; and for 2019, these annual awards vest based on subscription bookings as a percentage of total product and subscription bookings, which we believe is an indicator of the success of our business transformation over the relevant performance period

•  In addition, in 2020, our Compensation Committee determined to tie the payout of performance-based restricted stock awards to ARR growth to further align executive compensation with what we believe is the best indicator of the overall health and trajectory of our subscription business transition because it captures the pace of our transition and is a forward-looking indicator of top line trends

Our compensation program should be flexible to account for the specific challenges facing the company and the company’s strategic initiatives at any given time while also maintaining a long-term focus on shareholder value and creation

•  Each year, the Compensation Committee reviews our variable cash compensation plan and performance-based equity awards granted to executive officers to ensure that they fit our strategic and operational initiatives and reflect feedback we receive from our shareholders

(1)

Includes 2019 base salary and target variable cash compensation, both in effect at the end of 2019, and the grant date fair value of equity compensation granted in 2019. Does not include the performance-based awards granted in February 2019 for retention purposes and that are included in the Summary Compensation Table, Grants of Plan-Based Awards Table and Outstanding Equity Awards at Year End Table as described herein. Such awards were forfeited in January 2020 by the executives. See Equity-Based Long-Term Incentives beginning on page 50.

(2)

Calculations exclude Arlen R. Shenkman, who joined Citrix as our Executive Vice President and Chief Financial Officer on September 9, 2019, Jessica Soisson, our former Interim Chief Financial Officer, who served in such role from April 24, 2019 through September 8, 2019, and Andrew H. Del Matto, our former Executive Vice President and Chief Financial Officer whose employment with our company ended on April 26, 2019.

(3)

Performance-based compensation includes target variable cash compensation and the grant date fair value of performance-based restricted stock units granted in 2019, other than the forfeited February 2019 awards. See Equity-Based Long-Term Incentives beginning on page 50.

(4)	At risk compensation includes target variable cash compensation and the grant date fair value of equity compensation that was granted in 2019, other than the forfeited February 2019 awards.

See Individual Executive Compensation Decisions beginning on page 54 for further details regarding our Named Executive Officers’ compensation.

2020 Proxy Statement	5

Governance Highlights

The following summary of our governance policies and facts highlights our commitment to governance practices that protect shareholder rights:

✓	Proxy access	✓	Long-standing commitment to corporate responsibility

✓	Annual elections of all directors	✓	Stock ownership guidelines for executive officers and directors

✓	Majority voting for director elections	✓	Policies prohibiting hedging, short selling and pledging of our common stock

✓	Lead independent director	✓	Commitment to Board refreshment and diversity of our Board of Directors

✓	Active shareholder engagement	✓	Independent directors regularly meet without management present

✓	Annual Board self-assessment process	✓	Board oversight of risk management

✓	Executive compensation recovery policy	✓	Annual say-on-pay vote

Shareholder Engagement

Our executives regularly engage with shareholders to better understand their perspectives on a wide range of strategy, business and governance issues. Our Board of Directors and senior management team welcomes and values the views and insights of our shareholders and conducts an annual outreach effort to connect with our larger shareholders in order to ensure open lines of communication.

In 2019, we reached out to our largest shareholders and proxy advisory firms to understand their perspectives and discuss our business strategy, governance, sustainability and executive compensation policies with a goal of using feedback received during these meetings to inform our policies and practices. Over the course of the year, we held meetings with institutional shareholders representing over 32% of Citrix’s outstanding common stock as well as proxy advisory firms.

These shareholder meetings covered a wide range of topics, including: our business model transition and strategy; corporate governance practices such as board composition; our diversity and inclusion programs; cybersecurity and data privacy; succession planning; shareholder views regarding equity plan preferences and administration; and other matters of shareholder interest. Peter J. Sacripanti, the Chairperson of our Compensation Committee and a member of our Nominating and Corporate Governance Committee, and David J. Henshall, our President and Chief Executive Officer, participated in the majority of meetings along with other senior executives of the company.

Members of the leadership team, the Chairperson of our Compensation Committee, and other members of our Board of Directors who participate in shareholder engagement meetings regularly discuss shareholder feedback with relevant Board committees and the full Board of Directors. In general, feedback from our shareholders regarding our compensation programs and corporate governance practices has been positive. The Board of Directors carefully considers the feedback from shareholders in assessing and updating our executive compensation and corporate governance profile.

6

Examples of how this feedback has informed our governance practices are shown below.

What We Heard	How We Responded

Investors shared their feedback on preferences with respect to burn rate, dilution and plan duration and design as well as their desire to see robust disclosure of the company’s overall equity compensation philosophy, including the impact of share repurchases and buybacks in prior years	Thoughtfully addressed shareholder feedback when considering and approving the Second Amended and Restated 2014 Equity Incentive Plan, which will continue to permit Citrix to use equity compensation to recruit and retain talent which we believe will continue to accelerate our business transition

Investors wanted to ensure that our executive compensation metrics closely align with long-term shareholder interests and business transition goals	Incorporated an Annualized Recurring Revenue (ARR) metric for our performance-based restricted stock awards in 2020, aligning long-term executive compensation with a key indicator of the overall health and trajectory of our subscription business transition

Investors were interested in understanding the Board of Director’s and management’s approach to oversight of cybersecurity risk	Enhanced Board oversight of cybersecurity through the Technology, Data and Information Security Committee to oversee policies, plans and programs relating to enterprise cybersecurity and data protection risks

Investors were interested in understanding Citrix’s ESG practices and how the Board of Directors exercises oversight of ESG topics including diversity, human capital management and corporate social responsibility	Increasing our focus on ESG initiatives and board-level oversight of our diversity, inclusion and belonging efforts throughout the company by leveraging benchmarking and data to identify focus areas and improvement opportunities. Examples include the expansion of employee resource groups and community programs focused on diversity, inclusion and belonging

We believe it is important to continue to engage with our shareholders on a regular basis to understand their perspectives and to give them a voice in shaping our governance and executive compensation policies and practices. We also consider the shareholder advisory (say-on-pay) vote of our Named Executive Officer compensation when evaluating our compensation program. For more information, see Evaluation Process beginning on page 40.

2020 Proxy Statement	7

Our Board of Directors

The following table provides summary information about each director and the standing committees on which they currently serve. Each director, other than Jesse A. Cohn, has been nominated for re-election at this Annual Meeting to serve for a one-year term.

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Voting Matters

The proposals to be considered at the 2020 Annual Meeting are as follows:

		Board recommendation	See page number for more detail

PROPOSAL 1	Election of Directors	FOR each Nominee	81

PROPOSAL 2	Second Amended and Restated 2014 Equity Incentive Plan	FOR	82

PROPOSAL 3	Ratification of Appointment of Independent Registered Public Accounting Firm for 2020	FOR	95

PROPOSAL 4	Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	FOR	96

2020 Proxy Statement	9

Part 1 Corporate Governance

Corporate Governance Cycle

Our annual corporate governance cycle is shown below:

Independence of Members of Our Board

Our Board of Directors has determined that nine of our directors (Ms. Caldwell, Mr. Cohn, Mr. Daleo, Mr. Demo, Dr. Gopal, Mr. Hogan, Ms. Kilcoyne, Mr. Sacripanti, and Mr. Sherman) are independent within the meaning of the director independence standards of The Nasdaq Stock Market LLC, or Nasdaq, and the Securities and Exchange Commission, or the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. Furthermore, our Board of Directors has determined that each member of each of our regular standing committees of the Board of Directors is independent within the meaning of Nasdaq’s and the SEC’s director independence standards. In making this determination, our Board of Directors solicited information from each of our directors regarding whether such director, or any member of his or her immediate family, had a direct or indirect material interest in any transactions involving Citrix, was involved in a debt relationship with Citrix or received personal benefits outside the scope of such person’s normal compensation. The Board of Directors determined that each of Mr. Calderoni, who served as our Executive Chairman through December 31, 2018 and currently serves as our Chairman but no longer as an employee of the company, and Mr.  Henshall, who is currently serving as our President and Chief Executive Officer, is not independent within these definitions.

Board Leadership Structure

Our Corporate Governance Guidelines provide our Board of Directors with flexibility to select the appropriate leadership structure based on the specific needs of our business and the best interests of our shareholders. Our Corporate Governance Guidelines set forth our general policy that the positions of Chairperson of the Board of Directors and Chief Executive Officer will be held by different persons. In certain circumstances, however, our Board of Directors may determine that it is in our best interests for the same person to hold the positions of Chairperson and Chief Executive Officer, or, in the case of Mr. Calderoni’s appointment as Executive Chairman in July 2015, for the position of Chairperson to also be an executive role. In such event or if the Chair is otherwise held by a director who is not independent under the applicable Nasdaq and SEC rules, our Corporate Governance Guidelines provide that the Board of Directors will appoint an independent member of our Board of Directors as the Lead Independent Director, who is currently Nanci E. Caldwell. While Mr. Calderoni ceased to be Executive Chairman on

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January 1, 2019, he continues as Chairman in a non-employee capacity, and Ms. Caldwell continues in the position of Lead Independent Director. The Chairperson or Lead Independent Director, as the case may be, will preside at executive sessions of the independent directors and will have such further responsibilities as the full Board of Directors may designate from time to time.

Executive Sessions of Independent Directors

Executive sessions of the independent directors are held at least four times a year following regularly scheduled in-person meetings of our Board of Directors. Executive sessions do not include Messrs. Calderoni and Henshall, and the Lead Independent Director of our Board of Directors, Ms. Caldwell, is responsible for chairing the executive sessions.

Executive Succession

Executive succession is regularly reviewed and discussed by our Board of Directors in Board meetings and in executive sessions of the Board of Directors. At least one Board meeting each year is focused on human capital, including formal reviews of executive talent, organizational structure and succession planning for the role of Chief Executive Officer and other senior executive roles. In these sessions, among other discussion topics, our Board of Directors reviews the assumptions, processes and strategy for various succession events and reviews potential internal and external successor candidates. The Board of Directors’ goal is to have a long-term and continuing program for effective executive development and succession and to be prepared for both short-term unexpected loss of a key leader and permanent transitions.

Considerations Governing Director Nominations

Director Qualifications

The Nominating and Corporate Governance Committee of our Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and in light of the current make-up of our Board of Directors. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

2020 Proxy Statement	11

The Nominating and Corporate Governance Committee also may consider numerous other qualities, skills and characteristics when evaluating director nominees, such as:

•	an understanding of and experience in software, hardware or services, technology, accounting, governance, finance and/or marketing;

•	leadership experience with public companies or other major complex organizations;

•	experience on another public company board; and

•	the specific needs of our Board of Directors and the committees of our Board of Directors at that time.

Our Board of Directors believes that a diverse membership with varying perspectives and breadth of experience is an important attribute of a well-functioning board and will enhance the quality of our directors’ deliberations and decisions. As a result, the Nominating and Corporate Governance Committee will consider the diversity of background and experience of a director nominee (such as diversity of knowledge, skills, experience and expertise) as well as diversity of personal characteristics (such as diversity of gender, race, ethnicity, culture, thought and geography) among its members in the overall context of the composition of the Board of Directors. The Nominating and Corporate Governance Committee and the Board of Directors discuss the composition of our Board of Directors, including diversity of background and experience, as part of the annual Board of Directors evaluation process.

Process for Identifying and Evaluating Director Nominees

Our Board of Directors delegates the director selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate. Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees, in consultation with management and the other directors, through the use of search firms or other advisers, through the recommendations submitted by shareholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee gathers information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to our Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to the Board of Directors for appointment to the committees of the Board of Directors. The Chairman of the Board of Directors assists the Nominating and Corporate Governance Committee with Board composition and evolution planning, including review of committee memberships.

Board Evaluation Program

Our Board of Directors undertakes an evaluation process each year. In early 2020, our Board of Directors, with the assistance of an outside adviser, conducted one-on-one interview discussions to assess the Board’s performance and how to best serve the interests of our shareholders in the future. These one-on-one interview discussions focused on an assessment of the structure, composition, processes, roles, relationships and culture of our Board of Directors and its committees. The interview discussions also addressed appropriate Board size, committee composition and effectiveness, and the functional, business and organizational skills that may be required of future Board members, executive succession, and perspectives on long-term corporate strategy. The results of the evaluation were shared with the Chairman of the Board of Directors and Lead Independent Director, and discussed in executive session with the full Board of Directors present.

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Procedures for Recommendation of Director Nominees by Shareholders

The Nominating and Corporate Governance Committee will consider director nominee candidates who are recommended by our shareholders. Shareholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director nominee candidates, shall follow the procedures described below.

Generally, the Secretary of the company must receive any such recommendation for nomination not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date the Proxy Statement was sent to shareholders in connection with our preceding year’s annual meeting.

All recommendations for nomination must comply with the requirements for shareholder nominations set forth in our Bylaws, including that any such recommendation must be in writing and include the following:

•	name and address of the shareholder making the recommendation, as they appear on our books and records, and of such record holder’s beneficial owner;

•	number of shares of our capital stock that are owned beneficially and held of record by such shareholder and such beneficial owner;

•	name of the individual recommended for consideration as a director nominee;

•

all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including the recommended candidate’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if approved by our Board of Directors and elected; and

•	a written statement from the shareholder making the recommendation stating why such recommended candidate meets Citrix’s criteria and would be able to fulfill the duties of a director.

Nominations must be sent to the attention of our Secretary by one of the two methods listed below:

By U.S. mail (including courier or expedited delivery service) to:

Citrix Systems, Inc.

851 West Cypress Creek Road

Fort Lauderdale, FL 33309

Attn: Secretary of Citrix Systems, Inc.

By facsimile to: (954) 337-4607

Attn: Secretary of Citrix Systems, Inc.

Our Secretary will promptly forward any such nominations to the Nominating and Corporate Governance Committee. As a requirement for being considered for nomination to our Board of Directors, a candidate will need to comply with the following minimum procedural requirements:

•	a candidate must undergo a comprehensive private investigation background check by a qualified firm of our choosing;

•	a candidate must complete a detailed questionnaire regarding his or her experience, background and independence;

•	a candidate must submit to the Board of Directors his or her written consent to serve as director if elected; and

•

a candidate must submit to our Board of Directors a statement to the effect that (1) if elected, he or she will tender promptly following his or her election an irrevocable resignation effective upon his or her failure to receive the required vote for re-election at the next meeting at which he or she would face re-election, and (2) upon acceptance of his or her resignation by our Board of Directors, in accordance with our Corporate Governance Guidelines, he or she shall resign as a member of the Board of Directors.

Once the Nominating and Corporate Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to our Board of Directors.

2020 Proxy Statement	13

Our Bylaws also provide that shareholders satisfying certain requirements, including ownership and holding period requirements with respect to our common stock, may nominate directors for potential inclusion in our Proxy Statement. In general, a shareholder, or a group of up to twenty shareholders, owning three percent or more of our outstanding common stock continuously for at least three years may nominate and include in our proxy materials director nominees constituting up to two individuals, or 20% of the Board of Directors, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws. See Additional Information — Shareholder Proposals on page 97 for further information.

Policy Governing Director Attendance at Annual Meetings of Shareholders

All directors are offered the opportunity to attend our annual meeting of shareholders at our expense. Other than Mr. Henshall, no members of our Board of Directors attended our annual meeting of shareholders held in June 2019.

Code of Ethics

We have adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, which we refer to as our Code of Business Conduct and which applies to all of our directors and employees worldwide, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of our Code of Business Conduct is available in the Corporate Governance section of our website at https://www.citrix.com/about/governance.html.

A copy of our Code of Business Conduct may also be obtained, free of charge, upon a request directed to: Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309, Attention: Investor Relations. We intend to disclose any amendment to or waiver of a provision of our Code of Business Conduct, to the extent required by rules and regulations, that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website, available at https://www.citrix.com/about/governance.html. For more corporate governance information, you are invited to access the Corporate Governance section of our website available at https://www.citrix.com/about/governance.html.

Risk Oversight

We view risk assessment and oversight as a primary component of our governance and management framework. To that end, our Board of Directors plays an active role in reviewing Citrix’s corporate strategy and priorities, and holds management accountable for creating a culture that actively manages risk.

Our Board of Directors, directly and through committees (as described below and as set forth in the relevant committee charters), is involved in risk oversight through direct decision-making authority with respect to significant matters as well as the ongoing oversight of management. Among other areas, the Board of Directors is directly involved in overseeing risks related to our corporate strategy, including product, go-to-market and sales strategy, executive officer succession, business continuity, crisis preparedness and competitive and reputational risks. In addition, each committee of the Board of Directors oversees certain aspects of risk management and periodically reports and makes recommendations back to the full Board of Directors.

The committees of the Board of Directors execute their oversight responsibility for risk management as follows:

•

The Audit Committee has responsibility for overseeing our internal financial and accounting controls, work performed by our independent registered public accounting firm and our internal audit function, overseeing our enterprise risk management (ERM) program, and overseeing risks related to our investments, financing activities, capital allocation strategies and insurance programs. As part of its oversight function, the Audit Committee regularly reviews the compliance policies and processes by which our exposure to certain significant areas of risk is assessed and managed. The Audit Committee also regularly discusses with management and our independent registered public accounting firm our major financial and controls-related risk exposures and steps that management has taken to monitor and control such exposures. In addition, under the supervision of the Audit Committee, Citrix established a Helpline available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to our Audit Committee.

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•

The Compensation Committee is responsible for ensuring that our compensation practices are consistent with our overall philosophy and drive their intended outcomes, overseeing risks related to our cash and equity-based compensation programs and practices, and evaluating whether our compensation plans encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on Citrix. For a detailed discussion of our efforts to manage compensation-related risks, see Compensation-Related Risk Assessment below.

•

The Nominating and Corporate Governance Committee is responsible for overseeing risks related to the composition and structure of our Board of Directors and its committees, our corporate governance, and certain areas of regulatory compliance. In this regard, the Nominating and Corporate Governance Committee conducts an annual evaluation of the Board of Directors and its committees, plans for director and executive officer succession, reviews transactions between Citrix and our officers, directors, affiliates of officers and directors, or other related parties for conflicts of interest, and annually reviews our most significant compliance policies. The Nominating and Corporate Governance Committee also periodically reviews reputational, intellectual property and litigation-related risks with management.

•

The Technology, Data and Information Security Committee, which was formed in September 2019, is responsible for overseeing information technology policies, plans and programs relating to enterprise cybersecurity and data protection risks, including risks associated with our products, services, and information technology infrastructure. For a detailed discussion of our efforts to manage cybersecurity-related risks, see Cybersecurity and Data Privacy Risk below.

Enterprise Risk Management

As described above, the Audit Committee oversees our ERM program. ERM is a company-wide initiative that, with the oversight of the Audit Committee, involves Citrix management, including our Chief Legal Officer and our internal audit function, including our Vice President, Internal Audit in an integrated effort to (1) identify, assess, prioritize and monitor a broad range of risks and (2) formulate and execute plans to monitor and, to the extent possible, mitigate the effect of those risks.

The Audit Committee receives a report concerning our enterprise risk management efforts on a quarterly basis, with a full report out to the Board of Directors annually. These reports are designed to provide visibility to the Audit Committee and Board of Directors about the identification, assessment and management of critical risks and management’s risk mitigation strategies. The reports address strategic, operational, financial reporting, succession and compensation, cybersecurity, compliance, reputational, governance and other risks, as appropriate.

Cybersecurity and Data Privacy Risk

In response to the rapidly evolving threat landscape, we took a number of steps during 2019 to continue to evolve and advance our cybersecurity oversight, management and governance programs.

As discussed further under the section titled Our Board Committees beginning on page 24, our Board of Directors formed a new Technology, Data and Information Security Committee in September 2019, chaired by Moira A. Kilcoyne, an experienced former Chief Information Officer, to oversee information technology policies, plans and programs relating to enterprise cybersecurity and data protection risks, including risks associated with our products, services, and information technology infrastructure. This committee works in coordination with the Audit Committee to oversee our management of risks related to information technology systems and processes, including privacy, network security and data security, and any audits of such systems and processes.

In addition, in 2019 we expanded a management-level cross-functional internal committee chaired by our Chief Legal Officer that is charged with security governance, coordination and monitoring of cyber risks, potential cyber incidents, and key mitigation initiatives. Also in 2019, we hired a new Chief Information Security Officer to lead our cyber security function, as well as a new Chief Information Officer to lead our Information Technology (IT) organization. Both organizations are evolving to meet our commitments to customers and employees in the current risk environment.

In 2019, we also reorganized several functions to enhance our cyber-risk governance program. Specifically, we consolidated cyber-risk governance, physical security and Internal Audit functions under a newly-formed Legal, Compliance and Audit organization reporting to our Chief Legal Officer. This reorganized function works with the security and IT functions to execute cyber-risk governance initiatives, supported by periodic auditing and testing.

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Compensation-Related Risk

We believe that our executive officer and employee compensation plans are appropriately structured so as not to incent excessive risk taking that would be reasonably likely to have a material adverse effect on our business. In particular, the Compensation Committee considered the following aspects of our compensation plans and policies when evaluating these areas:

•

Our Board of Directors annually approves a corporate operating plan with goals that it believes are appropriate and reasonable in light of past performance and current market opportunities. Our corporate operating plan is the basis for the performance targets in our annual variable cash compensation plans.

•

For our variable cash compensation plans, awards are based on the achievement of at least two objective performance measures, thus diversifying the risk associated with any single indicator of performance.

•

For our variable cash compensation plans, we select performance measures that we believe are less susceptible to manipulation (for example, non-GAAP corporate operating margin) than other performance measures that we could select (for example, non-GAAP earnings per share).

•

All of our executive and corporate variable cash compensation plans are capped at 200% of payout awards so as to prevent award payments in excess of specific returns to the business and our shareholders, even if we dramatically exceed our performance or financial targets.

•

Payouts under our performance-based plans, if target performance metrics are not achieved, result in compensation at levels below full target payout, rather than an “all-or-nothing” approach, which could engender excessive risk taking.

•

We implemented a performance-based restricted stock unit program for 2019, which awards our executive officers with restricted stock units based on subscription bookings as a percentage of total product and subscription bookings during the relevant performance period, which we believe is an indicator of the success of our business transformation and a driver of value creation for our shareholders. This program has been capped at 200% of target awards to prevent excessive compensation even if we dramatically outperform our goals.

•	Our base salary component of compensation does not encourage risk taking because it is a fixed amount.

•	No opportunities for non-qualified deferrals of compensation were offered to our executive officers in 2019, and none will be offered in 2020.

•

The Compensation Committee, or in the case of our President and Chief Executive Officer, the entire Board of Directors, determines achievement levels under our variable cash compensation plan and performance-based restricted stock unit awards vesting after reviewing the company’s performance.

•	Our executive stock ownership policy requires executives to hold significant levels of stock, which aligns an appropriate portion of their personal wealth to our long-term performance.

•

Our executive officers are subject to a formal executive compensation recovery policy, or “clawback” policy, which allows us to recoup from our executive officers excess proceeds from certain incentive compensation received by such executive due to a material restatement of Citrix’s financial results due to an executive officer engaging in an act of embezzlement, fraud, willful misconduct or breach of fiduciary duty.

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Corporate Social Responsibility

At Citrix, we are committed to improving the lives of our employees, customers, partners, shareholders, and the communities in which we live and work. We believe that a strong focus on corporate social responsibility and conducting our business in an ethical, transparent and accountable way generates value for all our stakeholders.

Please refer to our Annual Report under the heading Citrix – Part of the Solution available at https://investors.citrix.com/financials/annual-reports, which describes our commitment to sustainability and corporate social responsibility efforts.

Policy Governing Shareholder Communications with our Board

Our Board of Directors provides to every security holder the ability to communicate with the Board of Directors as a whole and with individual directors on the Board of Directors through an established process for security holder communication as follows:

•

For communications directed to our Board of Directors as a whole, security holders may send such communications to the attention of the Chairperson of the Board of Directors by one of the two methods listed below:

By U.S. mail (including courier or expedited delivery service) to:

Citrix Systems, Inc.

851 West Cypress Creek Road

Fort Lauderdale, FL 33309

Attn: Chairperson of the Board of Directors, c/o Secretary

By facsimile to: (954) 337-4607

Attn: Chairperson of the Board of Directors, c/o Secretary

•

For security holder communications directed to an individual director in his or her capacity as a member of our Board of Directors, security holders may send such communications to the attention of the individual director by one of the two methods listed below:

By U.S. mail (including courier or expedited delivery service) to:

Citrix Systems, Inc.

851 West Cypress Creek Road

Fort Lauderdale, FL 33309

Attn: Secretary of Citrix Systems, Inc.

By facsimile to: (954) 337-4607

Attn: Secretary of Citrix Systems, Inc.

We will forward any such security holder communication to the Chairperson of the Board of Directors, as a representative of the Board of Directors, or to the director to whom the communication is addressed, on a periodic basis. We will forward such communications by certified U.S. mail to an address specified by each director and the Chairperson of the Board of Directors for such purposes or by secure electronic transmission.

2020 Proxy Statement	17

Part 2 Board of Directors

Our Directors

The following table sets forth our current directors, ten of whom are being nominated for re-election at the 2020 Annual Meeting. Our Board of Directors has nominated all directors other than Jesse A. Cohn for re-election to one-year terms at the 2020 Annual Meeting.

The biographical description below for each director includes the specific experience, qualifications, attributes and skills that led to the conclusion by our Board of Directors that such person should serve as a director of Citrix.

Name	Position(s) with Citrix

Robert M. Calderoni	Chairman of the Board of Directors

Nanci E. Caldwell	Lead Independent Director

Jesse A. Cohn	Director

Robert D. Daleo	Director

Murray J. Demo	Director

Ajei S. Gopal	Director

David J. Henshall	Director, President and Chief Executive Officer

Thomas E. Hogan	Director

Moira A. Kilcoyne	Director

Peter J. Sacripanti	Director

J. Donald Sherman	Director

Director Nominees

Robert M. Calderoni
Chairman of Citrix; Former Executive Chairman of Citrix; Former Interim Chief Executive Officer and President of Citrix; Former Chairman and Chief Executive Officer of Ariba, Sunnyvale, CA (Software and IT services company)
Age: 60
Director Since: June 2014
Chairman Since: July 2015

Other Boards: Since 2007, Mr. Calderoni has served on the Board of Directors of KLA-Tencor, a publicly-traded semiconductor equipment company; and since January 2017, he has served on the Board of Directors, and is currently Chairman, of LogMeIn, Inc., a publicly-traded remote access and remote software company. In March 2020, Mr. Calderoni joined the Board of Directors of ANSYS, Inc., a publicly-traded engineering simulation software provider.

Key Director Qualifications: Mr. Calderoni served as Chairman and Chief Executive Officer of Ariba, Inc., a cloud applications and business network company, from October 2001 until it was acquired by SAP, a publicly-traded software and IT services company, in October 2012, and then continued as Chief Executive Officer of Ariba following the acquisition until January 2014. Mr. Calderoni also served as a member of the global managing board at SAP AG between November 2012 and January 2014 and as President SAP Cloud at SAP AG from June 2013 to January 2014. Mr. Calderoni has also held senior finance roles at Apple and IBM and served as Chief Financial Officer of Avery Dennison Corporation. From October 2015 to January 2016, Mr. Calderoni served as the Interim Chief Executive Officer and President of Citrix. Mr. Calderoni served as Executive Chairman of Citrix from July 2015 through December 2018. Mr. Calderoni currently serves as Chairman of the Board of Citrix. Mr. Calderoni previously served on the Board of Directors of Juniper Networks, Inc., a publicly-traded networking company from 2003 to 2019.

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The Board believes Mr. Calderoni’s qualifications to sit on our Board of Directors include his extensive leadership and business development experience as the leader of a publicly-traded software-as-a-service company and his deep financial, accounting, corporate finance and operations expertise, including business transition situations, gleaned through his experience in managing large-scale global enterprises.

Nanci E. Caldwell
Lead Independent Director, Citrix; former Executive Vice President and Chief Marketing Officer, PeopleSoft, Inc., Pleasanton, CA (Human resources management software company)
Age: 62
Director Since: July 2008
Committees: Compensation, Nominating and Corporate Governance (Chair)

Other Boards: Since December 2015, Ms. Caldwell has served on the Board of Directors of Equinix, Inc., a publicly-traded IT data center company, and on the Board of Directors of Canadian Imperial Bank of Commerce, a publicly-traded financial institution. Since November 2016, Ms. Caldwell has served on the Board of Directors of Donnelley Financial Solutions, Inc., a publicly-traded financial communications and data services company.

Key Director Qualifications: Since 2005, Ms. Caldwell has served as a member of a number of Boards of both public and private technology companies, including Talend SA, a publicly-traded data integration company from 2017 to 2020; Deltek, Inc., a publicly-traded enterprise management software company from 2005 to 2012; Network General, now NetScout Inc., a publicly-traded provider of integrated network performance management solutions from 2005 to 2007; and Hyperion Solutions Corporation, a publicly-traded provider of performance management software acquired by Oracle in 2007, from 2006 to 2007. From April 2001 until it was acquired by Oracle in December 2004, Ms. Caldwell served as Executive Vice President and Chief Marketing Officer for PeopleSoft, Inc., a publicly-traded human resources management software company. In addition, from June 2009 to December 2014, Ms. Caldwell served as a member of the Board of Tibco Software Inc., a publicly-traded business integration and process management software company.

The Board believes Ms. Caldwell’s qualifications to sit on our Board of Directors include her extensive experience with technology and software companies in the areas of sales and marketing, and her executive leadership and management expertise with publicly-traded companies.

Jesse A. Cohn
Partner and Head of U.S. Equity Activism, Elliott Management Corporation, New York, NY (Hedge fund manager)
Age: 39
Director Since: July 2015
Committees: Nominating and Corporate Governance

Other Boards: Since April 2020, Mr. Cohn has served on the Board of Directors of Twitter, Inc., a publicly-traded global platform for public self-expression and conversation in real time.

Key Director Qualifications: Mr. Cohn is a partner and head of U.S. equity activism at Elliott Management Corporation, a $32 billion investment firm. Mr. Cohn joined Elliott in 2004 and manages both public and private investments for the firm. Mr. Cohn also serves on the Board of Directors of several private companies. Mr. Cohn initially joined the Board in connection with our entry into a cooperation agreement with affiliates of Mr. Cohn’s employer, Elliott Management.

2020 Proxy Statement	19

Robert D. Daleo
Retired Vice Chairman, Thomson Reuters, New York, NY (Integrated information solutions provider)
Age: 70
Director Since: May 2013
Committees: Audit (Chair), Technology, Data and Information Security

Key Director Qualifications: Prior to his retirement in December 2012, Mr. Daleo served as Vice Chairman of Thomson Reuters, a publicly-traded global provider of integrated information solutions to business and professional customers. Mr. Daleo previously served as Executive Vice President and Chief Financial Officer of Thomson Reuters or its predecessors from 1998 through 2011, and was a member of The Thomson Corporation Board from 2001 to April 2008. Prior to joining The Thomson Corporation, he held various financial and operational leadership positions with The McGraw-Hill Companies, Inc., a publicly-traded content and analytics provider, and Automatic Data Processing, Inc., a publicly-traded provider of business outsourcing solutions.

The Board believes Mr. Daleo’s qualifications to sit on our Board of Directors include his experience in managing a large-scale global enterprise, extensive financial accounting, corporate finance, operations and business development expertise through his experience as Chief Financial Officer of a large multinational company, as well as his prior board-level experience with Thomson Reuters and Equifax Inc.

Murray J. Demo
Executive Vice President and Chief Financial Officer, Rubrik, Inc., Palo Alto, CA (Cloud data management company)
Age: 58
Director Since: February 2005
Committees: Audit

Key Director Qualifications: Mr. Demo currently serves as Executive Vice President and Chief Financial Officer of Rubrik, Inc., a privately-held cloud data management company. From October 2015 to January 2018, Mr. Demo served as Chief Financial Officer of Atlassian Corporation, a publicly-traded enterprise software company. Previously, Mr. Demo served as Executive Vice President and Chief Financial Officer of Dolby Laboratories, a publicly-traded global leader in entertainment technologies, from May 2009 until June 2012. Mr. Demo has also served as Executive Vice President and Chief Financial Officer of LiveOps, a privately-held virtual call center company, and as Executive Vice President and Chief Financial Officer of Postini, Inc., a security software company, which was acquired by Google in September 2007. Mr. Demo also held various executive-level finance roles at Adobe Systems, including Executive Vice President and Chief Financial Officer. Mr. Demo previously served on the Board of Xoom Corporation, a formerly publicly-traded global online money transfer provider that was acquired by PayPal in November 2015, from May 2012 to November 2015; and from December 2011 to December 2015, Mr. Demo served on the Board of Directors of Atlassian Corporation.

The Board believes Mr. Demo’s qualifications to sit on our Board of Directors include his extensive experience with finance and accounting matters for global organizations in the technology industry, including the experience that he has gained in his roles as Chief Financial Officer of publicly-traded companies.

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Ajei S. Gopal
President and Chief Executive Officer, ANSYS, Inc., Canonsburg, PA (Engineering simulation software provider)
Age: 58
Director Since: September 2017
Committees: Compensation, Technology, Data and Information Security

Other Boards: Since February 2011, Dr. Gopal has served on the Board of Directors of ANSYS, Inc., a publicly-traded provider of engineering simulation software.

Key Director Qualifications: Since January 2017, Dr. Gopal has served as President and Chief Executive Officer of ANSYS, Inc., a publicly-traded provider of engineering simulation software. Dr. Gopal served as President and Chief Operating Officer of ANSYS from August 2016 through December 2016. Prior to joining ANSYS, Dr. Gopal served as an Operating Partner at Silver Lake Partners, a technology investment equity firm, from April 2013 to August 2016, including a secondment to serve as Interim President and Chief Operating Officer of Symantec Corporation from April 2016 to August 2016. Dr. Gopal has also served as Senior Vice President at Hewlett-Packard Company, a publicly-traded hardware, software and IT services company, from May 2011 to April 2013. Dr. Gopal has also served as Executive Vice President at CA Technologies, a publicly-traded business software company, from July 2006 to May 2011 and as Executive Vice President and Chief Technology Officer at Symantec Corporation, a publicly-traded cybersecurity software and services organization, from September 2004 to July 2006.

The Board believes Dr. Gopal’s qualifications to sit on our Board of Directors include his experience in global operations, business growth strategies and investment discipline, as well as product development and innovation in large software and technology companies.

David J. Henshall
President and Chief Executive Officer, Citrix
Age: 51
Director Since: July 2017

Other Boards: Since January 2017, Mr. Henshall has served on the Board of Directors of LogMeIn, Inc., a publicly-traded remote access and remote software company.

Key Director Qualifications: Mr. Henshall has served as our President and Chief Executive Officer and as a member of our Board of Directors since July 2017. Mr. Henshall served as our Executive Vice President and Chief Financial Officer beginning in September 2011 and as our Chief Operating Officer beginning in February 2014. Mr. Henshall was appointed Acting Chief Executive Officer and President from October 2013 to February 2014. From January 2006 to September 2011, Mr. Henshall served as our Senior Vice President and Chief Financial Officer, and from April 2003 to January 2006, he served as our Vice President and Chief Financial Officer.

The Board believes Mr. Henshall’s qualifications to sit on our Board of Directors include his decades of experience in the software industry, including his 17 years as an executive at Citrix, and his deep understanding of our historical and current business strategies, objectives, markets and products.

2020 Proxy Statement	21

Thomas E. Hogan
Former Chairman and Chief Executive Officer, Kony, Inc., Austin, TX (Digital strategy company)
Age: 60
Director Since: December 2018
Committees: Audit

Key Director Qualifications: From September 2019 through February 2020, Mr. Hogan served as President of North America and a Member of the Executive Committee of Temenos AG, a publicly-traded banking solutions software company. Prior to the acquisition of Kony, Inc., in September 2019 by Temenos, Mr. Hogan served as Chief Executive Officer of Kony, Inc., a privately-held digital strategy company since 2014. He served as Chairman of the Board of Kony, Inc. from 2017 through its acquisition in 2019. Prior to joining Kony, Mr. Hogan served as Senior Vice President of Software at Hewlett Packard, a publicly-traded hardware, software and IT services company, from January 2006 to November 2009 and as Executive Vice President of Sales, Marketing, and Strategy from November 2009 to March 2011. Mr. Hogan has also served as President and Chief Executive Officer of Vignette, a publicly-traded enterprise content management company, from 2002 to 2006 and as Senior Vice President of Global Sales and Operations at Siebel Software, a publicly-traded customer relationship management application software company from January 1999 to January 2001. Mr. Hogan began his career at IBM in January 1982, where he held a variety of executive positions.

The Board believes Mr. Hogan’s qualifications to sit on our Board of Directors include his decades of executive and operational experience with technology and software companies.

Moira A. Kilcoyne
Founder MAK Management Consulting, New York, NY (Private strategic management consulting company) and Retired Managing Director/Chief Information Officer, Morgan Stanley, New York, NY (American multinational investment bank and financial services company)
Age: 58
Director Since: June 2018
Committees: Technology, Data and Information Security (Chair)

Other Boards: Since December 2016, Ms. Kilcoyne has served on the Board of Directors of Quilter plc, a publicly-traded advice, investments and wealth management provider. Since November 2019, Ms. Kilcoyne has served on the Board of Directors of Arch Capital Group Ltd., a publicly-traded insurance, reinsurance and mortgage insurance writer.

Key Director Qualifications: Ms. Kilcoyne held various senior management roles at Morgan Stanley between 1989 and 2016, including most recently serving as Global Co-Chief Information Officer and Managing Director and Co-Head of Global Technology and Data from 2013 until 2016, and as the Chief Information Officer of Brokerage Venture, Wealth and Investment Management and as a Managing Director from 2010 until 2013. During 2007, Ms. Kilcoyne served as Managing Director and Head of Corporate Systems at Merrill Lynch before returning to Morgan Stanley. Ms. Kilcoyne began her career at IBM, where she served in multiple technical roles before moving on to Morgan Stanley.

The Board believes Ms. Kilcoyne’s qualifications to sit on our Board of Directors include her extensive global technology and operations experience, especially related to the financial industry.

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Peter J. Sacripanti
Chairman Emeritus and Partner, McDermott Will & Emery, New York, NY (International law firm)
Age: 64
Director Since: December 2015
Committees: Compensation (Chair), Nominating and Corporate Governance

Other Boards: Since January 2017, Mr. Sacripanti has served on the Board of Directors of LogMeIn, Inc., a publicly-traded remote access and remote software company.

Key Director Qualifications: Since 1996, Mr. Sacripanti has served as a Partner at McDermott Will & Emery, an international law firm with 2,000 full-time employees in North America, Europe and Asia. In this position, he represents and defends major corporations and industry groups, including Fortune 500 companies. From 2009 to 2016, Mr. Sacripanti served as co-chairman of the firm’s Executive Committee.

The Board believes Mr. Sacripanti’s qualifications to sit on our Board of Directors include his management of an international business organization and his years of experience representing large corporations on a variety of legal matters.

J. Donald Sherman
President and Chief Operating Officer, HubSpot, Inc., Cambridge, MA (Developer and marketer of software products for inbound marketing and sales)
Age: 54
Director Since: March 2020
Committees: Audit

Key Director Qualifications: Since March 2014, Mr. Sherman has served as President and Chief Operating Officer of HubSpot, Inc., a publicly-traded developer and marketer of software products for inbound marketing and sales. Mr. Sherman has served as Chief Operating Officer of HubSpot, Inc. since March 2012. Prior to joining HubSpot, Mr. Sherman served as Chief Financial Officer of Akamai Technologies, a publicly-traded intelligent edge platform for securing and delivering digital experiences from 2005 to 2012. From 1990 to 2005, Mr. Sherman served in various positions at IBM including as Vice President of Financial Planning and Assistant Controller of Corporate Financial Strategy and Budgets. Mr. Sherman previously served on the Board of Fiserv, Inc., a publicly-traded global provider of financial services technology from November 2015 to August 2019.

The Board believes Mr. Sherman’s qualifications to sit on our Board of Directors include his extensive experience with finance and operational matters for global organizations in the technology industry, including the experience that he has gained in his roles as Chief Operating Officer and Chief Financial Officer of publicly-traded companies.

2020 Proxy Statement	23

Meetings and Meeting Attendance

Our Board of Directors met seventeen times during the year ended December 31, 2019. Each of the directors attended at least 75% of the aggregate of the total number of meetings of our Board of Directors and the total number of meetings of all committees of our Board of Directors on which he or she served during fiscal 2019.

Our Board Committees

Our Board of Directors has standing Audit, Compensation, Nominating and Corporate Governance, and Technology, Data and Information Security Committees. Each of the Audit, Compensation, Nominating and Corporate Governance, and Technology, Data and Information Security Committees has a written charter that has been approved by the Board of Directors. Each committee reviews the appropriateness of its charter at least annually. The table below provides current membership for each standing Board committee.

Name	Audit	Compensation	Nominating and Corporate Governance	Technology, Data and Information Security

Robert M. Calderoni

Nanci E. Caldwell		🌑	🌑

Jesse A. Cohn			🌑

Robert D. Daleo	🌑			🌑

Murray J. Demo	🌑

Ajei S. Gopal		🌑		🌑

David J. Henshall

Thomas E. Hogan	🌑

Moira A. Kilcoyne				🌑

Peter J. Sacripanti		🌑	🌑

J. Donald Sherman	🌑

🌑 Chair         🌑 Member

From time to time, our Board of Directors may form committees in addition to our standing committees.

Audit Committee

Our Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. In addition, our Board of Directors has determined that each member of the Audit Committee is financially literate and that Messrs. Daleo, Demo and Sherman each qualify as an “audit committee financial expert” under the rules of the SEC. The Audit Committee met nine times during the year ended December 31, 2019. The Audit Committee operates under a written charter adopted by our Board of Directors, a current copy of which is available in the Corporate Governance section of our website at https://www.citrix.com/about/governance.html.

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As described more fully in its charter, the Audit Committee oversees our accounting and financial reporting processes, internal controls and audit functions. In fulfilling its role, the Audit Committee:

•	reviews the financial reports and related disclosure provided by us to the SEC, our shareholders or the general public;

•	reviews our internal financial and accounting controls;

•	oversees the appointment, compensation, retention and work performed by any independent registered public accounting firms we engage;

•	oversees procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations;

•	oversees our internal audit function;

•	serves as the Qualified Legal Compliance Committee of Citrix in accordance with Section 307 of the Sarbanes-Oxley Act of 2002, and the related rules and regulations promulgated by the SEC;

•

recommends, establishes and monitors procedures designed to facilitate (1) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters, and (2) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

•	advises the Board of Directors on matters relating to our investment policies, financing activities and worldwide insurance program;

•	engages advisers as necessary; and

•	determines the funding from us that is necessary or appropriate to carry out the Audit Committee’s duties.

Compensation Committee

Our Board of Directors has determined that each of the members of the Compensation Committee is independent as defined by the Nasdaq rules. In addition, each member of the Compensation Committee is a “non-employee” director as defined under Section 16 of the Securities Exchange Act of 1934, as amended. The Compensation Committee met ten times during the year ended December 31, 2019. The Compensation Committee operates under a written charter adopted by our Board of Directors, a current copy of which is available in the Corporate Governance section of our website at https://www.citrix.com/about/governance.html.

As described more fully in its charter, the Compensation Committee is responsible for determining and making recommendations with respect to all forms of compensation to be granted to our executive officers and preparing an annual report on executive compensation for inclusion in the Proxy Statement for our annual meeting of shareholders in accordance with applicable rules and regulations.

In fulfilling its role, the Compensation Committee also:

•	reviews and makes recommendations to our management on company-wide compensation programs and practices;

•	approves the salary, variable cash compensation, equity-based and other compensation arrangements of our executive officers reporting directly to our President and Chief Executive Officer;

•	recommends, subject to approval by the entire Board of Directors, the salary, variable cash compensation, equity-based and other compensation arrangements of our President and Chief Executive Officer;

•	selects a peer group to conduct a competitive analysis of the compensation paid to our executive officers and considers the composition of such peer group on an annual basis;

•

appoints, retains, compensates, terminates and oversees the work of any independent experts, consultants and other advisers, reviews and approves the fees and retention terms for such experts, consultants and other advisers and considers at least annually the independence of such consultants;

•

considers the independence of and potential conflicts of interests with compensation consultants, legal counsel or other advisers, including based on factors required to be considered by the SEC or Nasdaq;

2020 Proxy Statement	25

•	evaluates director compensation and recommends to the full Board of Directors appropriate levels of director compensation;

•	establishes policies and procedures for the grant of equity-based awards and periodically reviews our equity award grant policy;

•	recommends, subject to approval by the entire Board of Directors, any equity-based plans and any material amendments to those plans;

•	evaluates whether our compensation plans encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on Citrix;

•	evaluates our compensation philosophy and reviews actual compensation for consistency with our compensation philosophy;

•	reviews and recommends for inclusion in our annual Proxy Statement the Compensation Discussion and Analysis section; and

•

reviews and evaluates, on a periodic basis, our stock ownership guidelines for directors and executive officers and recommends any modifications to such guidelines to the Board of Directors for its approval.

The Compensation Committee has the authority to engage its own outside advisers, including experts in particular areas of compensation, as it determines appropriate, apart from counsel or advisers hired by management. In December 2016, the Compensation Committee retained Frederic W. Cook & Co., Inc., which we refer to as FW Cook, as its independent compensation consultant to assist the Compensation Committee in evaluating the compensation of our executive officers and directors and continued to work with FW Cook through June 2019. In July 2019, the Compensation Committee retained Semler Brossy Consulting Group, LLC, which we refer to as Semler Brossy, as its independent compensation consultant.

Our Corporate Governance Guidelines and the charter of the Compensation Committee provide that any independent compensation consultant, such as Semler Brossy, engaged by the Compensation Committee works for the Compensation Committee, not our management, with respect to executive officer and director compensation matters. Please read the Compensation Discussion and Analysis included in this Proxy Statement for additional information on the role of FW Cook and Semler Brossy in the compensation review process for 2019.

Nominating and Corporate Governance Committee

Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements promulgated by Nasdaq. The Nominating and Corporate Governance Committee met three times during the year ended December 31, 2019. The Nominating and Corporate Governance Committee operates under a written charter adopted by our Board of Directors, a current copy of which is available at the Corporate Governance section of our website at https://www.citrix.com/about/governance.html.

As described more fully in its charter, the Nominating and Corporate Governance Committee:

•	reviews and makes recommendations to our Board of Directors regarding the Board’s composition and structure;

•	establishes criteria for membership on the Board of Directors and evaluates corporate policies relating to the recruitment of members of the Board of Directors;

•	recommends to our Board of Directors the nominees for election or re-election as directors at our annual meeting of shareholders;

•	reviews policies and procedures with respect to transactions between Citrix and our officers, directors, affiliates of officers and directors, or other related parties; and

•

establishes, implements and monitors policies and processes regarding principles of corporate governance in order to assist the Board of Directors in complying with its fiduciary duties to us and our shareholders. As described above in the section entitled Procedures for Recommendation of Director Nominees by Shareholders, the Nominating and Corporate Governance Committee will consider nominees recommended by shareholders.

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Technology, Data and Information Security Committee

In September 2019, our Board of Directors formed the Technology, Data and Information Security Committee. The Technology, Data and Information Security Committee met two times during the year ended December 31, 2019. The Technology, Data and Information Security Committee operates under a written charter adopted by our Board of Directors, a current copy of which is available at the Corporate Governance section of our website at https://www.citrix.com/about/governance.html.

As described more fully in its charter, the Technology, Data and Information Security Committee:

•

oversees and assesses the quality and effectiveness of our cybersecurity team, technology, policies and procedures protecting our information technology systems, data, products and services across all business functions;

•

oversees and reviews periodically our controls to prevent, detect and respond to cyber-attacks or data breaches involving our information technology systems, data, products and services, taking into account the potential for external and internal threats to the company and its customers, partners, vendors and employees;

•

reviews and approves our incident response plans, policies and frameworks, including policies for the escalation and reporting of significant security incidents to our Board of Directors, regulatory agencies and law enforcement, as appropriate;

•

oversees our compliance with global data privacy and security regulations and requirements applicable to the data we receive, collect, create, use, process and maintain (including personal information and information regarding customers, partners and vendors) and assesses the effectiveness of the systems, controls and procedures used to ensure compliance with applicable global data privacy and security regulations and requirements;

•	reviews with management our business continuity and disaster recovery capabilities, our business continuity and disaster recovery plans, policies and frameworks;

•

in coordination with the Audit Committee, oversees the company’s management of risks related to its information technology systems and processes, including privacy, network security and data security, and any audits of such systems and processes;

•

reviews our strategies and operational plans relating to the development, deployment, integration and servicing of products, services, applications and systems (including policies, procedures and controls related thereto) to identify and mitigate data security and privacy risks in such strategies and programs;

•	oversees the company’s funding and resourcing of its information technology and security functions; and

•	monitors and discusses, with management, emerging security, data protection and privacy trends in the technology landscape.

Cybersecurity Committee

In March 2019, our Board of Directors formed a Cybersecurity Committee to oversee management’s investigation of and response to the cyber incident we disclosed on March 8, 2019. The Cybersecurity Committee consisted of Ms. Kilcoyne (Chair) and Messrs. Daleo and Calderoni, each of whom served on the Cybersecurity Committee from its formation until its dissolution in September 2019. The Cybersecurity Committee met eleven times during the year ended December 31, 2019.

In fulfilling its role, the Cybersecurity Committee:

•

oversaw management’s investigation of and response to the cyber incident we disclosed on March 8, 2019, including the investigation and remediation of any vulnerabilities identified as part of management’s investigation; and

•	oversaw management’s work to implement policies, procedures, IT systems and other technical measures to improve the quality of, reliability of and security of the company’s systems and networks.

The Cybersecurity Committee was supported by external forensic experts, legal counsel, and strategic communications advisers.

The Cybersecurity Committee was disbanded in September 2019 following formation of the Technology, Data and Information Security Committee.

2020 Proxy Statement	27

Director Compensation

Non-employee Director Cash Compensation

It is our policy that any employee directors do not receive cash or equity compensation for their service as members of our Board of Directors.

The Compensation Committee, with assistance from its independent compensation consultant, FW Cook through June 2019 and Semler Brossy as of July 2019, oversees director compensation and reviews the appropriateness of our non-employee directors’ compensation on a regular basis. Most recently, in December 2019, Semler Brossy prepared a comprehensive benchmarking of our non-employee director cash compensation program against the compensation programs offered by our peer companies and reviewed this benchmarking in detail with the Compensation Committee.

Under our non-employee director cash compensation program, non-employee members of our Board of Directors receive retainer fees, which are paid in cash in semi-annual installments (pro-rated if a director joins mid-year). Each non-employee director was entitled to receive the retainers detailed in the tables below (provided that committee Chairpersons were only entitled to receive a retainer as committee chair and were not entitled to the non-chair membership retainer for the committee(s) he or she chairs). In addition, non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors or any of its committees that are conducted in person. In January 2020, after review and discussion of the updated benchmarking of our non-employee director cash compensation program by the Compensation Committee’s independent compensation consultant and the amount of work required by such applicable committee members, our Compensation Committee approved, effective January 1, 2020, an increase in the annual retainer to be paid to each director from $60,000 to $70,000, an increase in the annual retainer to be paid to the Chairperson of the Technology, Data and Information Security Committee from $32,500 to $42,500 and an increase in the annual retainer to be paid to each member of the Technology, Data and Information Security Committee from $15,000 to $17,500.

The following table summarizes our 2019 non-employee director cash compensation program:

Board Retainers

Compensation Element	2019 Annual Cash Compensation

Annual Board Member Retainer	$60,000(1)

Annual Retainer for Chairman of the Board	$100,000 (in addition to Annual Board Member Retainer)

Annual Retainer for Lead Independent Director	$40,000 (in addition to Annual Board Member Retainer)

Committee Retainers

Committee	2019 Cash Compensation
	Chair	Member

Audit Committee	Annual: $42,500	Annual: $17,500

Compensation Committee	Annual: $32,500	Annual: $15,000

Nominating and Corporate Governance Committee	Annual: $25,000	Annual: $10,000

Technology, Data and Information Security Committee(2)	Annual: $32,500(3)	Annual: $15,000(4)

Cybersecurity Committee(5)	One-time: $30,000 Monthly: $15,000	One-time: $15,000 Monthly: $7,500

(1)	Annual retainer for board members was increased to $70,000 effective January 1, 2020.
(2)	The Technology, Data and Information Security Committee was formed in September 2019.
(3)	Annual retainer for the Chairperson of the Technology, Data and Information Security Committee was increased to $42,500, effective January 1, 2020.
(4)	Annual retainer for members of the Technology, Data and Information Security Committee was increased to $17,500, effective January 1, 2020.
(5)	The Cybersecurity Committee was formed in March 2019 and was disbanded in September 2019 following formation of the Technology, Data and Information Security Committee.

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In connection with ad hoc committees that may be formed from time to time, committee fees, if any, are determined by the Board of Directors upon the recommendation of the Compensation Committee with advice from its independent compensation consultant.

Non-employee Director Equity-based Compensation

Equity Awards to our Non-employee Directors

The Compensation Committee, with assistance from its independent compensation consultant, reviews the appropriateness of equity awards granted to our non-employee directors under the company’s Amended and Restated 2014 Equity Incentive Plan (as amended), which we refer to as the Amended and Restated 2014 Plan, on a regular basis. In December 2019, Semler Brossy prepared a comprehensive benchmarking of our non-employee director equity awards against the equity awards offered by our peer companies and reviewed this benchmarking in detail with the Compensation Committee.

For 2019, each non-employee director was eligible to receive an annual grant on the first business day of the month following our annual shareholders’ meeting consisting of restricted stock units valued at $250,000 that vest in equal monthly installments over a one-year period, which we refer to as an annual vesting period. The number of restricted stock units issued is calculated based on the closing price per share as reported by Nasdaq of our common stock on the date of grant. During 2019, newly appointed directors (i.e., directors appointed prior to the annual shareholders’ meeting) were entitled to a pro-rated annual grant upon election to the Board of Directors. Such grant is an award valued at $250,000 and pro-rated based on the director’s date of appointment and the current annual vesting period. Such pro-rated grant vests monthly over the remaining portion of the current annual vesting period.

In January 2020, upon further benchmarking by the Compensation Committee’s independent compensation consultant, and the Compensation Committee’s recommendation, the Board of Directors approved that, for annual grants made on or after January 1, 2020, rather than vesting on a monthly basis, each annual grant will vest annually on the earlier of the first anniversary of the award date or the day immediately prior to the company’s next regular meeting of shareholders following the award date and each newly appointed director’s pro-rated grant will vest at the conclusion of the current annual vesting period.

Outside Directors’ Deferred Compensation Program for Non-Employee Directors

We offer our non-employee directors an outside directors’ deferred compensation program to defer restricted stock units awarded to them under the Amended and Restated 2014 Plan and cash compensation. In advance of payment of cash compensation or a restricted stock unit award and in compliance with the program’s requirements, a non-employee director may elect to defer the receipt of all of his or her cash compensation and/or restricted stock units until ninety days after such director’s separation from service from us or upon a change in control. Deferred cash compensation is converted into a number of deferred stock units on the date that the cash compensation would otherwise be paid and upon the vesting of deferred awards of restricted stock units, any amounts that would otherwise have been paid in shares of common stock are converted to deferred stock units on a one-to-one basis. In each case, the deferred stock units are credited to the director’s deferred account.

Matching Gifts Program

Our non-employee directors are eligible to participate in the company’s charitable matching gifts program pursuant to which we match donations made to qualifying tax-exempt 501(c)(3) charitable and non-governmental organizations on a one-for-one basis. We match up to $15,000 USD per year for executives and non-employee directors under this program.

Director Stock Ownership Guidelines

To further align the interests of members of our Board of Directors with our shareholders, our Board of Directors adopted stock ownership guidelines for our non-employee directors. Pursuant to these guidelines, each non-employee director is required to own shares of our common stock (which includes vested but deferred restricted stock units) equal in value to at least five times the Board member annual cash retainer. New directors are expected to meet the standards set forth in the guidelines within five years after the date of his or her election to our Board of Directors. Shares owned by directors are valued at the current market value.

2020 Proxy Statement	29

Director Compensation Limits

The Amended and Restated 2014 Plan and our proposed Second Amended and Restated 2014 Equity Incentive Plan, if approved by our shareholders, provides for a limitation of $795,000 with respect to the value of the annual equity compensation grant that may be awarded to any non-employee director and a limitation of $500,000 with respect to the value of any annual cash compensation that may be paid to any non-employee director.

The following table sets forth a summary of the compensation earned by, or paid to, our non-employee directors in 2019:

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2019

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)(2)(3)		All Other Compensation ($)(4)	Total ($)

Robert M. Calderoni	227,500		249,984		40,237	517,721

Nanci E. Caldwell	140,000		249,984		60,660	450,644

Jesse A. Cohn	70,000	(5)	249,984		35,060	355,044

Robert D. Daleo	173,750	(6)	249,984		69,368	493,102

Murray J. Demo	77,500		249,984		1,604	329,088

Ajei S. Gopal	78,750		249,984		14,281	343,015

Thomas E. Hogan	77,500		390,318	(7)	1,615	469,433

Moira A. Kilcoyne	220,625		249,984		1,604	472,213

Peter J. Sacripanti	102,500		249,984		33,249	385,733

J. Donald Sherman(8)	—		—		—	—

(1)

These amounts represent the aggregate grant date fair value of the stock awards in the year in which the grant was made. The assumptions we used for calculating the grant date fair value are set forth in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on February 14, 2020. These amounts do not represent the actual amounts paid to or realized by our directors for these awards during fiscal year 2019.

(2)

Consists solely of restricted stock units. During 2019, each continuing non-employee director was entitled to an annual grant consisting of a number of restricted stock units equaling $250,000 in value vesting in equal monthly installments over a 12 month period. Pursuant to our outside directors’ deferred compensation program for non-employee directors, each of Messrs. Cohn and Daleo, and Dr. Gopal elected to defer settlement of his 2019 annual restricted stock unit award. Please see the discussion above under the heading Outside Directors’ Deferred Compensation Program for Non-Employee Directors for additional details on our deferral program.

(3)

As of December 31, 2019, our non-employee directors held the following number of unvested restricted stock units: Mr. Calderoni, 1,491.326 restricted stock units; Ms. Caldwell, 1,491.326 restricted stock units; Mr. Cohn, 1,491.028 restricted stock units; Mr. Daleo, 1,491.028 restricted stock units; Mr. Demo, 1,491.326 restricted stock units; Dr. Gopal, 3,697.650 restricted stock units; Mr. Hogan, 1,491.326 restricted stock units; Ms. Kilcoyne, 1,491.326 restricted stock units; and Mr. Sacripanti, 1,491.326 restricted stock units. As of December 31, 2019, our non-employee directors held the following number of vested deferred restricted stock units: Mr. Calderoni, 17,271.461 restricted stock units; Ms. Caldwell, 31,736.068 restricted stock units; Mr. Cohn, 25,431.482 restricted stock units; Mr. Daleo, 39,652.955 restricted stock units; Dr. Gopal, 8,077.494 restricted stock units; and Mr. Sacripanti, 11,990.424 restricted stock units.

(4)

Reflects the value of restricted stock units issued as a result of the quarterly dividends paid on March 22, 2019, June 21, 2019, September 20, 2019 and December 20, 2019 ($25,237 for Mr. Calderoni; $45,660 for Ms. Caldwell; $35,060 for Mr. Cohn; $54,368 for Mr. Daleo; $1,604 for Mr. Demo; $14,281 for Dr. Gopal; $1,615 for Mr. Hogan; $1,604 for Ms. Kilcoyne; and $18,249 for Mr. Sacripanti) and the company’s 2019 matching charitable donations made under our matching charitable gift program that is available to our employees, executives and directors ($15,000 for Mr. Calderoni, $15,000 for Ms. Caldwell; $15,000 for Mr. Daleo; and $15,000 for Mr. Sacripanti).

(5)

Pursuant to our outside directors’ deferred compensation program for non-employee directors, Mr. Cohn elected to defer his cash fees in 2019. Mr. Cohn received 671 deferred stock units based on fees of $70,000 foregone, with no matching or premium given in calculating the number of stock units awarded and an amount of $128.65 is held in a deferred cash account in lieu of fractional shares.

(6)

Pursuant to our outside directors’ deferred compensation program for non-employee directors, Mr. Daleo elected to defer his cash fees in 2019. Mr. Daleo received 1,678 deferred stock units based on fees of $173,750 foregone, with no matching or premium given in calculating the number of stock units awarded and an amount of $164.60 is held in a deferred cash account in lieu of fractional shares.

(7)

Mr. Hogan was elected to the Board on December 10, 2018. He did not receive an equity grant in 2018. In connection with his appointment, on January 2, 2019, Mr. Hogan received a pro-rated annual grant of restricted stock units valued at $140,334. Mr. Hogan also received an annual grant on July 1, 2019.

(8)	Mr. Sherman was elected to the Board on March 4, 2020.

30

Part 3 Executive Management

Our Leadership Team

The following table sets forth our executive officers and the positions currently held by each such person with Citrix. The biographical descriptions below outline the relevant experience, qualifications, attributes and skills of each executive officer.

Name	Position

David J. Henshall	President, Chief Executive Officer and Director

Arlen R. Shenkman	Executive Vice President and Chief Financial Officer

Mark J. Ferrer	Executive Vice President and Chief Revenue Officer

Antonio G. Gomes	Executive Vice President, Chief Legal Officer and Secretary

Paul J. Hough	Executive Vice President and Chief Product Officer

Donna N. Kimmel	Executive Vice President and Chief People Officer

Timothy A. Minahan	Executive Vice President, Business Strategy and Chief Marketing Officer

Mark J. Schmitz	Executive Vice President and Chief Operating Officer

Jeroen M. van Rotterdam	Executive Vice President of Engineering

David J. Henshall
Age: 51
Mr. Henshall has served as our President and Chief Executive Officer and as a member of our Board of Directors since July 2017. Mr. Henshall served as our Executive Vice President and Chief Financial Officer from September 2011 until July 2017 and as our Chief Operating Officer from February 2014 until July 2017. Mr. Henshall was appointed Acting Chief Executive Officer and President from October 2013 to February 2014. From January 2006 to September 2011, Mr. Henshall served as our Senior Vice President and Chief Financial Officer, and from April 2003 to January 2006, he served as our Vice President and Chief Financial Officer.

Arlen R. Shenkman
Age: 49

Mr. Shenkman has served as our Executive Vice President and Chief Financial Officer since September 2019. Prior to joining Citrix, Mr. Shenkman served as Executive Vice President and Global Head of Business Development and Ecosystems of SAP from May 2017 to August 2019, where he was responsible for driving business development by building new ecosystems, fostering strategic partnerships, incubating new business models, and overseeing investments and mergers and acquisitions. Prior to that role from January 2015 to May 2017, Mr. Shenkman served as Chief Financial Officer of SAP North America, SAP’s largest business unit, responsible for all finance functions in North America, including forecasting and planning, identifying efficiencies, and ensuring the region’s overall financial health. Mr. Shenkman previously served as SAP’s Global Head of Corporate Development from January 2012 to January 2015 and was a principal architect of SAP’s rapid transformation into a cloud company.

2020 Proxy Statement	31

Mark J. Ferrer
Age: 60
Mr. Ferrer has served as our Executive Vice President and Chief Revenue Officer since October 2017. Prior to joining Citrix, Mr. Ferrer served as Chief Operating Officer and Executive Vice President of Global Customer Operations of SAP from August 2011 to September 2017, where he led the go-to market and customer engagement initiatives for one of the largest sales forces in the technology industry.

Antonio G. Gomes
Age: 54

Mr. Gomes has served as our Executive Vice President, Chief Legal Officer and Secretary since October 2019. Mr. Gomes served as our Executive Vice President, General Counsel, Secretary and Chief Legal Compliance Officer from April 2015 to September 2019, and as our Vice President and Deputy General Counsel, Secretary and Chief Legal Compliance Officer from February 2008 to March 2015. Prior to joining Citrix, Mr. Gomes was a Partner in the corporate practice of Goodwin Procter LLP, an international law firm, from February 2005 to January 2008.

Paul J. Hough
Age: 55
Mr. Hough has served as our Executive Vice President and Chief Product Officer since October 2016. Prior to joining Citrix, Mr. Hough served as Corporate Vice President, Developer Division at Microsoft from September 2012 to August 2015. Prior to that, Mr. Hough served in a variety of roles in the Microsoft Office Division driving vision and execution for the program management of Office suite culminating with the introduction of Office365. Mr. Hough holds 11 patents.

Donna N. Kimmel
Age: 57
Ms. Kimmel has served as our Executive Vice President and Chief People Officer since November 2015. Prior to joining Citrix, Ms. Kimmel served as Senior Vice President, Human Resources at GTECH and IGT from February 2014 to November 2015. Prior to that, Ms. Kimmel served as Senior Vice President and Chief Human Resources Officer of Sensata Technologies, a private-to-public spinoff from Texas Instruments from April 2006 to December 2012.

Timothy A. Minahan
Age: 50
Mr. Minahan has served as our Executive Vice President, Business Strategy and Chief Marketing Officer since July 2017. Mr. Minahan served as our Senior Vice President and Chief Marketing Officer from November 2015 to July 2017. Prior to joining Citrix, Mr. Minahan served as Senior Vice President and Chief Marketing Officer of SAP from June 2013 to July 2015, where he led their effort to transition to the cloud.

32

Mark J. Schmitz
Age: 45
Mr. Schmitz has served as our Executive Vice President and Chief Operating Officer since July 2019. Mr. Schmitz served as our Senior Vice President of Business Operations from September 2016 to July 2019. Prior to joining Citrix, from January 2015 to September 2016, Mr. Schmitz served as Chief Operating Officer for SAP SucessFactors, and from January 2014 to January 2015, Mr. Schmitz served as Chief Operating Officer, SAP Cloud, where he led business operations and was responsible for the deployment of SAP’s cloud vision. From October 2012 to December 2013, Mr. Schmitz served as Senior Vice President and Chief Operating Officer, SAP Ariba.

Jeroen M. van Rotterdam
Age: 55

Mr. van Rotterdam has served as Executive Vice President of Engineering since September 2016. Prior to joining Citrix, Mr. van Rotterdam served as Chief Technology Officer, Vice President and Distinguished Engineer for DELL EMC’s Enterprise Content Division from July 2007 to September 2016. Mr. van Rotterdam is the (co)author of 50+ patents in various stages with the US Patent Office.

Our executive officers are appointed by the Board of Directors on an annual basis.

2020 Proxy Statement	33

Part 4 Executive Compensation

Compensation Discussion and Analysis

Purpose of Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides comprehensive information about the 2019 compensation for the following executive officers (who we refer to as our Named Executive Officers):

•	David J. Henshall, President and Chief Executive Officer

•	Arlen R. Shenkman, Executive Vice President and Chief Financial Officer, who joined Citrix on September 9, 2019

•	Andrew H. Del Matto, former Executive Vice President and Chief Financial Officer. As announced on April 24, 2019, Mr. Del Matto’s employment with Citrix ended on April 26, 2019

•	Jessica Soisson, our Vice President, Corporate Controller and Chief Accounting Officer, who served as Interim Chief Financial Officer from April 24, 2019 through September 8, 2019

•	Mark J. Ferrer, Executive Vice President and Chief Revenue Officer

•	Antonio G. Gomes, Executive Vice President, Chief Legal Officer and Secretary

•	Paul J. Hough, Executive Vice President and Chief Product Officer

NAVIGATING THE COMPENSATION DISCUSSION AND ANALYSIS

2019 Highlights

Accelerating our Transformation

Citrix is an enterprise software company focused on helping customers improve the productivity and user experience of their most valuable assets, their employees. We do this by creating a digital workspace that provides unified, secure, and reliable access to all applications and content employees need to be productive—anytime, anywhere, on any device. Our Networking solutions, which can be consumed via hardware or software, complement our Workspace solutions by delivering the applications and data employees need across any network with security, reliability and speed.

As our customers manage the complexity created by the proliferation of Software-as-a-Service (SaaS)-based applications and the emergence of hybrid multi-cloud environments, our solutions are designed to provide end-users with the simplicity of a common user experience while ensuring IT administrators are able to deliver applications and data with the security and controls necessary to protect the enterprise and its customers.

As an organization, we continue to accelerate our transformation, evolving our business in three primary ways:

•

On-Premise to Cloud: As the share of applications and data continues to move rapidly from on-premise data centers to the cloud, our product development and engineering resources have increasingly focused on delivering cloud-based solutions;

•

Perpetual to Subscription: Our business model is shifting away from selling perpetual licenses towards subscription, or recurring contracts in the form of SaaS, on-premise term, and consumption-based agreements; and

34

•

Point Products to Platform: Our offerings and our go-to-market activities are shifting away from selling individual point products towards our platform solution, in a tiered offering that provides us the ability to deliver a variety of value-enhancing modules to our customers in the future.

We believe execution of our strategic priorities will continue to drive results for our stakeholders. Exiting 2019, progress in our business transformation to a cloud-based subscription business was evidenced by:

•	Subscription bookings as a percent of total product bookings increased to 62% in 2019, up from 42% in 2018;

•	Subscription ARR(1) accelerated to $743 million at the end of 2019, a 41% year-over-year increase, with SaaS ARR of $520 million accounting for 70% of total subscription ARR as of the end of 2019; and

•	Subscription revenue grew 43% year-over-year in 2019.

2019 Highlights:

As illustrated in the graph below, our total shareholder return (assuming reinvestment of dividends)(2)(3), or TSR, over the five-year period ended on December 31, 2019 was approximately 123%, outpacing the S&P 500 and Nasdaq indices.

(1)

Annualized Recurring Revenue, or ARR, is an operating metric that represents the contracted recurring value of all termed subscriptions normalized to a one-year period. It is calculated at the end of a reporting period by taking each contract’s recurring total contract value and dividing by the length of the contract. ARR includes only active contractually committed, fixed subscription fees. All contracts are annualized, including 30 day offerings where we take monthly recurring revenue multiplied by 12 to annualize. ARR should be viewed independently of U.S. GAAP revenue, deferred revenue and unbilled revenue and is not intended to be combined with or to replace those items. ARR is not a forecast of future revenue.

2020 Proxy Statement	35

(2)

For purposes of this graph, the reinvestment of Citrix’s $0.35 per share cash dividend paid during the fourth quarter of 2018 and each quarter during 2019 was calculated using the closing price on Nasdaq on each quarterly dividend payment date.

(3)

In January 2017, we completed the separation of our GoTo business and its subsequent merger with LogMeIn, Inc. For the purpose of this graph, the distribution of LogMeIn common stock to our shareholders in connection with such separation and merger is treated as a non-taxable cash dividend of $18.59 (equal to the opening price of LogMeIn common stock on February 1, 2017 multiplied by .1718 of a share of LogMeIn common stock). Such amount was deemed reinvested in Citrix common stock at the closing price on February 1, 2017 using the daily dividend reinvestment methodology. Other financial data providers may use different methodologies to adjust for the GoTo separation, which may produce different results.

Shareholder Engagement

Our executives regularly engage with shareholders to better understand their perspectives on a wide range of strategy, business and governance issues. Our Board of Directors and senior management team welcomes and values the views and insights of our shareholders and conducts an annual outreach effort to connect with our larger shareholders in order to ensure open lines of communication.

In 2019, we reached out to our largest shareholders and proxy advisory firms to understand their perspectives and discuss our business strategy, governance, sustainability and executive compensation policies with a goal of using feedback received during these meetings to inform our policies and practices. Over the course of the year, we held meetings with institutional shareholders representing over 32% of Citrix’s outstanding common stock as well as proxy advisory firms.

These shareholder meetings covered a wide range of topics, including: our business model transition and strategy; corporate governance practices such as board composition; our diversity and inclusion programs; cybersecurity and data privacy; succession planning; shareholder views regarding equity plan preferences and administration; and other matters of shareholder interest. Peter J. Sacripanti, the Chairperson of our Compensation Committee and a member of our Nominating and Corporate Governance Committee, and David J. Henshall, our President and Chief Executive Officer, participated in the majority of meetings along with other senior executives of the company.

Members of the leadership team, the Chairperson of our Compensation Committee, and other members of our Board of Directors who participate in shareholder engagement meetings regularly discuss shareholder feedback with relevant Board committees and the full Board of Directors. In general, feedback from our shareholders regarding our compensation programs and corporate governance practices has been positive. The Board of Directors carefully considers the feedback from shareholders in assessing and updating our executive compensation and corporate governance profile. Examples of how this feedback has informed our governance practices is shown below.

What We Heard	How We Responded
Investors shared their feedback on preferences with respect to burn rate, dilution and plan duration and design as well as their desire to see robust disclosure of the company’s overall equity compensation philosophy, including the impact of share repurchases and buybacks in prior years	Thoughtfully addressed shareholder feedback when considering and approving the Second Amended and Restated 2014 Equity Incentive Plan, which will continue to permit Citrix to use equity compensation to recruit and retain talent which we believe will continue to accelerate our business transition
Investors wanted to ensure that our executive compensation metrics closely align with long-term shareholder interests and business transition goals	Incorporated an Annualized Recurring Revenue (ARR) metric for our performance-based restricted stock awards in 2020, aligning long-term executive compensation with a key indicator of the overall health and trajectory of our subscription business transition
Investors were interested in understanding the Board of Director’s and management’s approach to oversight of cybersecurity risk	Enhanced Board oversight of cybersecurity through the Technology, Data and Information Security Committee to oversee policies, plans and programs relating to enterprise cybersecurity and data protection risks
Investors were interested in understanding Citrix’s ESG practices and how the Board exercises oversight of ESG topics including diversity, human capital management and corporate social responsibility	Increasing our focus on ESG initiatives and board-level of oversight of our diversity, inclusion and belonging efforts throughout the company by leveraging benchmarking and data to identify focus areas and improvement opportunities. Examples include the expansion of employee resource groups and community programs focused on diversity, inclusion and belonging

36

We believe it is important to continue to engage with our shareholders on a regular basis to understand their perspectives and to give them a voice in shaping our governance and executive compensation policies and practices. We also consider the shareholder advisory (say-on-pay) vote of our Named Executive Officer compensation when evaluating our compensation program. For more information, see Evaluation Process beginning on page 40.

Objectives and Elements of Our Executive Compensation Programs

The compensation that we offer our executive officers is designed to reflect our principles of integrity, fairness and transparency — concepts that have continually underscored the design and delivery of compensation opportunities at Citrix. We believe our compensation programs should emphasize sustainable corporate growth through a pay-for-performance orientation and a commitment to both operational and organizational effectiveness. We also believe that lavish perquisites, excessive severance and bonuses unrelated to performance are inconsistent with our executive compensation principles. Furthermore, while the establishment of variable cash compensation targets for our executive officers necessarily involves judgment, the actual payouts against those targets are based on pre-determined, objective financial criteria reflective of our corporate operating plan.

For more than a decade, the objectives of our executive compensation programs have been to:

•	provide competitive compensation that attracts, retains and engages high-performing talent; and

•	align the long-term interests of executive officers with those of our shareholders by linking a significant portion of total cash and equity compensation to company performance and value creation.

These objectives have guided the Compensation Committee’s decision-making around compensation decisions over the past several years. The Committee has taken a thoughtful approach to aligning the metrics of performance-based awards with those that have driven and will continue to drive our transformation. For example:

•

Beginning in 2018 and for 2019, the Compensation Committee linked performance-based equity awards with subscription bookings as a percentage of total subscription and product bookings to directly align performance-based awards to our multi-year strategic business transition to a cloud-based subscription business. During the second quarter of 2019, and as discussed in the company’s earnings announcement in July 2019, we gained significant momentum in our business transition to a subscription-based business.

•

Given this increased momentum, the Compensation Committee determined that the company had a unique opportunity to increase the acceleration of its transition, which, if successful, would advance long-term value creation for shareholders. Accordingly, beginning in 2020, the Committee decided to link performance-based equity awards with ARR(1) growth, which, as we have discussed on our earnings calls, is the metric best aligned with the company’s business transition and strategy. ARR, in short, is the best indicator of the overall health and trajectory of the business because it captures the pace of our transition and is a forward-looking indicator of top line trends.

(1)

Annualized Recurring Revenue, or ARR, is an operating metric that represents the contracted recurring value of all termed subscriptions normalized to a one-year period. It is calculated at the end of a reporting period by taking each contract’s recurring total contract value and dividing by the length of the contract. ARR includes only active contractually committed, fixed subscription fees. All contracts are annualized, including 30 day offerings where we take monthly recurring revenue multiplied by 12 to annualize. ARR should be viewed independently of U.S. GAAP revenue, deferred revenue and unbilled revenue and is not intended to be combined with or to replace those items. ARR is not a forecast of future revenue.

2020 Proxy Statement	37

The following table details the concepts guiding our compensation plan design and how we put them into practice, including actions taken by the Compensation Committee to reflect in our compensation plan design the company’s accelerated transformation this past year to a cloud-based subscription business:

Concept	Implementation
Link executive target compensation directly with company performance

•  To provide direct alignment with company performance and key drivers of shareholder value, target compensation(1) for our Named Executive Officers was(2):

•  52%, on average, performance-based(3)

•  89%, on average, at risk(4)

Payout opportunity levels for our executive variable cash compensation plan should motivate performance that meets or exceeds our financial plan objectives while mitigating undue exposure to under-performance of these objectives

•  In 2019, each executive officer’s variable cash compensation plan award was based 100% on the achievement of financial operating targets consistent with our corporate operating plan

•  Based on 2019 company performance, executive variable cash compensation plan awards for 2019 paid out at 98.3% of the target amount

•  Over the past eleven years, our variable cash compensation plan awards have paid out between 58.8% and 170.9% of target and paid above 100% less than half the time

Our executives should be incentivized to achieve financial goals that are directly tied to our multi-year business strategy and drivers of growth and value creation for our shareholders

•  At least 60% of annual equity awards to our Chief Executive Officer and at least 50% of annual equity awards to our other Named Executive Officers, other than Jessica Soisson who was not serving as an executive officer during compensation planning, are awarded as performance-based restricted stock units; and for 2019, these annual awards vest based on subscription bookings as a percentage of total product and subscription bookings, which we believe is an indicator of the success of our business transformation over the relevant performance period

•  In addition, in 2020, our Compensation Committee determined to tie the payout of performance-based restricted stock awards to ARR growth to further align executive compensation with what we believe is the best indicator of the overall health and trajectory of our subscription business transition because it captures the pace of our transition and is a forward-looking indicator of top line trends

Our compensation program should be flexible to account for the specific challenges facing the company and the company’s strategic initiatives at any given time while also maintaining a long-term focus on shareholder value and creation

•  Each year, the Compensation Committee reviews our variable cash compensation plan and performance-based equity awards granted to executive officers to ensure that they fit our strategic and operational initiatives and reflect feedback we receive from our shareholders

(1)

Includes 2019 base salary and target variable cash compensation, both in effect at the end of 2019, and the grant date fair value of equity compensation granted in 2019. Does not include the performance-based awards granted in February 2019 for retention purposes and that are included in the Summary Compensation Table, Grants of Plan-Based Awards Table and Outstanding Equity Awards at Year End Table as described herein. Such awards were forfeited in January 2020 by the executives. See Equity-Based Long-Term Incentives beginning on page 50.

(2)

Calculations exclude Arlen R. Shenkman, who joined Citrix as our Executive Vice President and Chief Financial Officer on September 9, 2019, Jessica Soisson, our former Interim Chief Financial Officer, who served in such role from April 24, 2019 through September 8, 2019, and Andrew H. Del Matto, our former Executive Vice President and Chief Financial Officer whose employment with our company ended on April 26, 2019.

(3)

Performance-based compensation includes target variable cash compensation and the grant date fair value of performance-based restricted stock units granted in 2019, other than the forfeited February 2019 awards. See Equity-Based Long-Term Incentives beginning on page 50.

(4)	At risk compensation includes target variable cash compensation and the grant date fair value of equity compensation that was granted in 2019, other than the forfeited February 2019 awards.

See Individual Executive Compensation Decisions beginning on page 54 for further details regarding our Named Executive Officers’ compensation.

38

Further, we engage in the following practices to ensure our executive compensation program achieves our objectives and is aligned with shareholders’ interests.

The elements of compensation that we use to accomplish our objectives, with the details of each for fiscal year 2019, are as follows:

Element	Component	Description
Base Salary	Cash	• Evaluated on an annual basis
Variable Cash Compensation	Cash	For 2019, variable cash compensation was based on: • 60% Product and Subscription Bookings • 30% Non-GAAP Corporate Operating Margin • 10% Cloud Renewal Rate
Long-Term Equity Incentives	Performance-Based Restricted Stock Units (PRSUs)

•  Based on subscription bookings as a percentage of total product and subscription bookings from January 1, 2019 to December 31, 2021

•  Cliff vest after a three-year period based on rigorous criteria

•  No vesting for performance below threshold and maximum vesting of 200%

	Time-Based Restricted Stock Units (TRSUs)	• Vests in three equal annual installments over a three-year period

We also provide benefits as part of our compensation program.

2020 Proxy Statement	39

How Executive Pay Decisions Are Made

Compensation Process and Criteria

Evaluation Process

The compensation packages for our executive officers are reviewed by our Compensation Committee and include an analysis of all elements of compensation separately and in the aggregate. In 2019, the Compensation Committee continued its engagement of FW Cook for the first half of 2019 as its independent compensation consultant to assist with its oversight of executive compensation during the annual executive compensation cycle. As discussed above and below, FW Cook was replaced by Semler Brossy as the Compensation Committee’s independent consultant in July 2019.

In addition, our legal, finance and human resources departments support the Compensation Committee in its work and act in accordance with the direction given to them to administer our compensation programs.

During early 2019, the Compensation Committee held meetings with management, our human resources department and representatives of FW Cook to:

•	review our compensation objectives;

•	evaluate and develop our executive compensation peer group;

•	review the actual and target compensation of our executive officers and compensation packages for new executive officers for consistency with our objectives;

•	analyze trends in executive compensation;

•

assess our variable cash compensation structure, as well as the plan components and mechanics, to ensure an appropriate correlation between pay and performance with resulting compensation opportunities that balance returns to the business and our shareholders (this included, among other things, modeling amounts payable under proposed plan structures against various scenarios);

•	assess our equity-based awards programs against our objectives of executive engagement, retention and alignment with shareholder interests;

•	benchmark our executive cash compensation and equity-based awards programs;

•	review recommendations for 2019 target direct compensation for appropriateness relative to our compensation objectives; and

•	review retention incentive levels for our executive officers to support our strategic and operational initiatives.

At several meetings throughout the first quarter of 2019, the Compensation Committee reviewed proposed compensation programs and packages for our executive officers for 2019, which were prepared by management working in conjunction with our human resources department and FW Cook and evaluated by our finance department for alignment with our corporate operating plan. In March 2019, the Compensation Committee approved the proposed 2019 executive variable cash compensation plan, which we refer to as the variable cash compensation plan. Also, in March 2019, the Compensation Committee approved individual compensation packages for our executive officers. In each case, the determinations of the Compensation Committee were reviewed with our full Board of Directors. Our Board of Directors approved the 2019 compensation of our President and Chief Executive Officer, upon the recommendation of the Compensation Committee.

In evaluating our 2019 executive compensation program in the first quarter of 2019, the Compensation Committee considered several factors as discussed elsewhere in the Compensation Discussion and Analysis section of this Proxy Statement, including the shareholder advisory (“say-on-pay”) vote on our named executive officer compensation for 2017, which was approved by over 93% of the votes cast at our Annual Meeting of Shareholders held in June 2018, which was the most recent shareholder advisory vote on executive compensation available to the Compensation Committee at the time.

40

Evaluation Criteria

In determining the amount and mix of the target compensation elements, the Compensation Committee relies upon its judgment regarding the scope and strategic impact of each individual executive officer’s role. In setting final compensation targets for our executive officers in 2019, the Compensation Committee considered many factors, including:

•	the performance and experience of each individual;

•	the scope and strategic impact of the executive officer’s role;

•	our past business and financial performance and future expectations;

•	our long-term goals and strategies;

•	difficulty in, and the cost of, replacing high performing leaders with in-demand skills;

•	past compensation levels of each individual and of our executive officers as a group;

•	relative levels of compensation among our executive officers;

•	the amount of each compensation component in the context of the executive officer’s total target compensation and other benefits;

•	the retention levels and holding power for each of our executive officers based on outstanding equity awards and recommended equity awards;

•	for each executive officer, other than our President and Chief Executive Officer, the evaluation and recommendation of our President and Chief Executive Officer;

•	for our President and Chief Executive Officer, the evaluation of our Board of Directors, a self-evaluation by our President and Chief Executive Officer and feedback from his direct reports; and

•	the competitiveness of the compensation packages relative to the selected benchmarks as highlighted by the independent compensation consultant’s analysis.

President and Chief Executive Officer Evaluation

As discussed above, one of the factors the Compensation Committee considers when determining compensation targets for our President and Chief Executive Officer is the performance evaluation of our President and Chief Executive Officer. Our President and Chief Executive Officer completes a self-evaluation, and our Board of Directors and each of our President and Chief Executive Officer’s direct reports provides written feedback assessing our President and Chief Executive Officer’s contributions to our company. Aligned with the objectives of our multi-year transition to a cloud-based subscription business and the importance of fostering an innovative, collaborative and inclusive culture, our President and Chief Executive Officer’s performance for 2018 was evaluated on the following:

•	drives and ensures financial results;

•	establishes near-term and long-term strategy with employee engagement that drives the needs of customers, partners and shareholders;

•	leads and inspires the organization, ensures Citrix employees live our core values, and drives a diverse and inclusive culture;

•	builds effective external stakeholder relationships; and

•	drives a collaborative relationship with our Board of Directors.

The Compensation Committee considered our President and Chief Executive Officer’s evaluation results for 2018 in a holistic manner, in addition to other factors, including those listed above under the section titled Evaluation Criteria, when setting our President and Chief Executive Officer’s amount and mix of target compensation for 2019.

2020 Proxy Statement	41

Role of the Independent Compensation Consultant

During the first half of 2019, FW Cook reported directly to the Compensation Committee for purposes of advising the Compensation Committee on executive compensation matters. The Compensation Committee provided FW Cook with preliminary instructions regarding the goals of our compensation program and the parameters of the competitive review of executive officer total direct compensation packages to be conducted by FW Cook. FW Cook was instructed to review and provide guidance on our peer group development. FW Cook was then instructed to benchmark all components of compensation for all executive officer positions, including base salary, total target cash (base salary plus target variable cash compensation) and equity-based long-term incentive awards. The Compensation Committee also instructed FW Cook to review the public disclosure by our peer companies concerning their executive compensation practices and to review our internal compensation model and guidelines and compare them to our peer companies and to our actual compensation practices.

During the first quarter of 2019, FW Cook attended meetings of the Compensation Committee, both with and without members of management present, and interacted with members of our human resources department with respect to its assessment of the compensation packages of our executive officers. Once FW Cook, working in conjunction with our human resources department, completed its preliminary analysis of our executive officer compensation, their analysis was presented to the Compensation Committee, which was discussed at the Compensation Committee’s March 2019 meeting.

In July 2019, the lead executive compensation consultant at FW Cook supporting the Compensation Committee transitioned to Semler Brossy. In connection with this transition, our Compensation Committee reviewed its executive compensation consulting needs and discussed these needs with Semler Brossy. This review enabled the Compensation Committee to re-evaluate its compensation consultant and take a fresh look at our compensation practices and policies. After evaluating Semler Brossy on its consulting competency, technical competency, industry knowledge, independence and fee structures, among other things, the Compensation Committee appointed Semler Brossy in July 2019 as its independent compensation consultant, replacing FW Cook.

Similar to the instructions that the Compensation Committee provided to FW Cook for the annual executive compensation review for 2019, the Compensation Committee provided Semler Brossy with instructions regarding compensation packages for new and promoted executive officers during the remainder of 2019, as well as retention and incentive programs to support our strategic and operational initiatives. Semler Brossy was instructed to benchmark the relevant compensation components for these items and also advise the Compensation Committee on market practices in similar circumstances. Semler Brossy attended meetings of the Compensation Committee, with executive sessions being held at most meetings, and interacted with members of our human resources, legal and finance departments with respect to certain of these matters.

Independence of Compensation Consultant

For the period of 2019 for which FW Cook was appointed as the Compensation Committee’s independent compensation consultant, the Compensation Committee determined FW Cook to be independent consistent with our Corporate Governance Guidelines and Compensation Committee Charter. In connection with Semler Brossy’s appointment in July 2019, the Compensation Committee evaluated Semler Brossy’s independence and considered our policy on independence of the Compensation Committee’s consultant and other advisers, contained in our Corporate Governance Guidelines and the Compensation Committee’s charter. The Compensation Committee also considered the six independence factors as required by Nasdaq and the SEC, which are specified in the following table. After analyzing each of these factors indicated in the following table and our policy on independence relative to Semler Brossy’s engagement, the Compensation Committee concluded that Semler Brossy is independent.

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Independence Factor	Information Considered

Other services provided to Citrix by Semler Brossy	None.

Citrix fees received by Semler Brossy, as a percentage of Semler Brossy’s total revenue	Modest and represents less than 1% of Semler Brossy’s total revenue.

Semler Brossy’s policies and procedures that are designed to prevent conflicts of interest	Semler Brossy maintains a number of internal mechanisms and policies designed to prevent conflicts of interest.

Business or personal relationships between the Compensation Committee’s individual compensation adviser and members of the Compensation Committee	The Compensation Committee’s individual compensation adviser has no direct business or personal relationships with any member of the Compensation Committee. Semler Brossy has provided consulting services to one company that is affiliated with members of the Compensation Committee.

Citrix stock owned by the Compensation Committee’s individual compensation adviser	The Compensation Committee’s individual compensation adviser does not directly own any Citrix stock, and the practice is prohibited under Semler Brossy’s policies.

Business or personal relationships between the Compensation Committee’s individual compensation adviser, or Semler Brossy, with a Citrix executive officer	No compensation adviser to Citrix has any other relationships to the Compensation Committee or Citrix executive officers.

Our Use of Benchmarks and Peer Group Analysis

Each year, we conduct a competitive analysis of the compensation paid to our executive officers and review the compensation practices of our peer group. As in prior years, the analysis for 2019 measured our compensation opportunities for executive officers against information from the following sources:

•

independent, commercially available surveys on executive compensation within the software industry, tailored to reflect our relative market capitalization and revenue, including the Radford Global Technology Survey and the Radford Global Sales Survey; and

•

benchmark analysis prepared by FW Cook using commercially available survey data and information from publicly filed reports from a group of peer technology companies, or the peer group, specifically identified by the Compensation Committee.

Each year, we evaluate the composition of our peer group and adjust the composition of our peer group for factors such as recent acquisitions of peer companies, new markets that we have entered or changes in the technology market landscape. For 2019, with assistance from FW Cook, we again focused on developing a peer group to address the dynamics in the markets for talent in which we compete. Based on this assessment, in the fourth quarter of 2018, our Compensation Committee revised our compensation peer group for 2019 to include Dropbox, Inc. and Workday, Inc. and remove Adobe and salesforce.com, inc. due to their large size relative to Citrix. Our peer group includes:

•	publicly-traded companies that represent an appropriate range from a size and scope perspective;

•	innovative companies that operate in virtualization, cloud, software-as-a-service and networking markets; and

•	companies with whom we compete for talent.

2020 Proxy Statement	43

We believe that our peer group continues to be aligned with our strategic vision and positions us to attract, retain and engage high performing leaders. Moreover, our peer group, with its inclusion of a full array of companies with whom we compete for talent, maintains Citrix’s position at approximately the group median across revenue and other key financial metrics we view as important in selecting a peer group. The table below lists the companies in our 2019 peer group indicating the peers with whom we regularly compete for executive, managerial and technical talent. We believe that our 2019 peer group is composed of innovative, software-focused businesses operating on a global scale, like Citrix, and are the companies with whom we look to align our executive compensation practices.

Trademarks are property of their respective owners.

(1)

Fiscal year end data presented in the table is for fiscal year ending in 2019, other than Autodesk, Inc., VMware, Inc, and Workday, Inc. each of whose fiscal year end data is for its fiscal year ended on January 31, 2020, and CA, Inc., whose fiscal year end data is for fiscal year ending in 2018 because it was acquired by Broadcom effective November 5, 2018.

We use peer group benchmarks as one of several factors that inform our judgment of appropriate compensation parameters for base salary, variable cash compensation and equity-based, long-term incentives. Our executive compensation decisions are made on a case-by-case basis, and benchmarks are just one consideration within our holistic approach to executive compensation. Based on a regular review of our peer group, in September 2019 in connection with discussions regarding 2020 compensation, our Compensation Committee, after consultation with Semler Brossy determined to remove CA, Inc. and Red Hat, due to acquisitions, and to replace them with Open Text Corporation and PTC, Inc., which each have an increased focus on subscription-based revenue and are appropriate from a size and scope perspective.

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Components of Compensation

Commitment to Performance-Based Cash and Equity Compensation

Our key executive compensation guiding principle continues to be closely aligning the compensation of our executive officers with the creation of long-term value for our shareholders by tying a significant portion of total target direct compensation opportunity to our performance. The following pie charts show the 2019 total target direct compensation mix for our President and Chief Executive Officer, Mr. Henshall, and the average total target direct compensation mix for our other Named Executive Officers, other than Mr. Shenkman, who joined Citrix as Executive Vice President and Chief Financial Officer on September 9, 2019, Ms. Soisson, our former Interim Chief Financial Officer, who served as Interim Chief Financial Officer from April 24, 2019 through September 8, 2019 and who was not included in the executive officer annual compensation planning process during 2019, and Mr. Del Matto, our former Executive Vice President and Chief Financial Officer, whose employment with Citrix ended on April 26, 2019. For 2019, our President and Chief Executive Officer’s total target direct compensation was 60% performance-based and 93% at risk as shown below. Also as shown below, approximately 49% of the total target direct compensation of our other Named Executive Officers, on average, was performance-based and 88% was at risk. We consider compensation to be “at risk” if vesting or payout is subject to achievement of performance targets or the value received is dependent on our stock price.

(1)

Total target direct compensation includes: (a) 2019 base salary in effect at the end of fiscal year 2019, (b) target 2019 annual variable cash compensation in effect at the end of fiscal year 2019, and (c) grant date fair value of TRSUs and PRSUs granted during fiscal year 2019. Does not include the performance-based awards granted in February 2019 for retention purposes that were forfeited by executives in January 2020 and that are included in the Summary Compensation Table, Grants of Plan-Based Awards Table and Outstanding Equity Awards at Year End Table as described herein.

(2)

Excludes Arlen R. Shenkman, who joined Citrix as Executive Vice President and Chief Financial Officer on September 9, 2019, Jessica Soisson, our former Interim Chief Financial Officer, who served in such role from April 24, 2019 through September 8, 2019 and Andrew H. Del Matto, our former Chief Financial Officer whose employment ended on April 26, 2019.

2020 Proxy Statement	45

Base Salary

Salary levels for our executive officers are based on several factors, including individual performance and experience, the scope of the role and competitive ranges informed by compensation data reported for similar roles at companies in our peer group.

In 2019, based on the objectives of our executive compensation program, our evaluation criteria for individual performance, Citrix’s overall performance and other factors described above, the base salaries of our Named Executive Officers as noted below became effective April 1, 2019, unless otherwise indicated:

	2018 Base Salary ($)	2019 Base Salary ($)	Increase/ Decrease (%)
David J. Henshall President and Chief Executive Officer	1,000,000	1,000,000	—
Arlen R. Shenkman(1) Executive Vice President and Chief Financial Officer	—	575,000	—
Andrew H. Del Matto(2) Former Executive Vice President and Chief Financial Officer	550,000	550,000	—
Jessica Soisson(3) Former Interim Chief Financial Officer, current Vice President, Corporate Controller and Chief Accounting Officer	330,000	350,130	6.1
Mark J. Ferrer Executive Vice President and Chief Revenue Officer	550,000	575,000	4.5
Antonio G. Gomes Executive Vice President, Chief Legal Officer and Secretary	500,000	500,000	—
Paul J. Hough Executive Vice President and Chief Product Officer	450,000	500,000	11.1

(1)	Mr. Shenkman joined Citrix effective September 9, 2019.
(2)	As announced on April 24, 2019, Mr. Del Matto’s employment with Citrix ended on April 26, 2019.
(3)

Ms. Soisson’s salary was increased to $350,130 on April 1, 2019 and was further increased to $530,000 upon her appointment as Interim Chief Financial Officer on April 24, 2019, and she received such base salary through September 15, 2019 at which time her salary was restored to $350,130.

Variable Cash Compensation

Our Compensation Committee oversees our variable cash compensation plan, with administrative tasks delegated to the leadership team. We believe that, for an annual cash compensation plan to be effective, it should be easy to understand. Accordingly, we use a limited number of financial targets that focus our executive officers on the key metrics underlying our strategic plan and align performance pay strictly with financial results.

Over the past eleven years, our variable cash compensation plan has paid between 58.8% and 170.9%, with an average payout of 100%, and has paid above 100% five times, as shown below:

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As discussed below, we tailor our variable cash compensation plan to our strategic and business objectives and our results vary based on achievement of those objectives. The Compensation Committee and our Board of Directors retain the discretion to decrease or increase payout of our variable cash compensation plan to account for extraordinary circumstances and to balance the interests of the plan participants with the interests of our shareholders. Over the eleven years summarized in the graph above, we did not apply discretion to increase or decrease plan payouts, and no bonuses or awards were granted to make-up for forfeited variable cash awards.

Total Target Cash Compensation

For 2019, our compensation evaluation processes during our annual cycle and in connection with any promotions or executive hires during the year resulted in target awards for our Named Executive Officers under our variable cash compensation plan that ranged from 50% to 150% of base salary, based on the factors discussed above.

Our Named Executive Officer compensation packages had the following target cash compensation in 2019, with the target variable cash portion expressed both as a percentage of base salary and in dollars. The base salaries and target variable cash percentage of our Named Executive Officers included in the table below reflect the increased base salaries and any increases in variable cash percentage, effective April 1, 2019, unless otherwise indicated below:

Name		Target Variable Cash
	Base Salary ($)	As a % of Base Salary	Target Variable Cash Amount ($)	Total ($)
David J. Henshall
President and Chief Executive Officer	1,000,000	150%	1,500,000	2,500,000
Arlen R. Shenkman
Executive Vice President and Chief Financial Officer	575,000	100%	575,000	1,150,000
Andrew H. Del Matto
Former Executive Vice President and Chief Financial Officer	550,000	90%	495,000	1,045,000
Jessica Soisson(1)
Former Interim Chief Financial Officer, current Vice President, Corporate Controller and Chief Accounting Officer	350,130	50%	175,065	525,195
Mark J. Ferrer
Executive Vice President and Chief Revenue Officer	575,000	100%	575,000	1,150,000
Antonio G. Gomes
Executive Vice President, Chief Legal Officer and Secretary	500,000	90%	450,000	950,000
Paul J. Hough
Executive Vice President and Chief Product Officer	500,000	90%	450,000	950,000

(1)

Ms. Soisson served as Interim Chief Financial Officer from April 24, 2019 through September 8, 2019. As a result, her base salary was adjusted from $350,130 to $530,000 from April 24, 2019 through September 15, 2019 and her variable cash compensation target increased from 50% to 90% of her base salary from April 24, 2019 through September 15, 2019. For the period commencing on September 16, 2019 through December 31, 2019, Ms. Soisson’s base salary was restored to $350,130 and her variable cash compensation target decreased from 90% to 50% of her base salary. As a result, her total target variable cash compensation for 2019 was $292,530.

2019 Variable Cash Compensation Plan

For 2019, each executive officer’s variable cash compensation plan award was based 100% on the achievement of financial targets established by the Compensation Committee. For 2019, as discussed below, our Compensation Committee determined to align achievement with product and subscription bookings, non-GAAP corporate operating margin and cloud renewal rate.

To ensure the integrity of our operating plan, and to safeguard shareholder value, the payout levels under our variable cash compensation plan are designed to motivate performance that meets or exceeds our financial plan objectives. Our program is designed to provide incentives to our executive officers aligned to our business strategy and our financial performance.

We rigorously test our plan design to ensure that the structure and possible outcomes do not incentivize our executive officers to take unnecessary or excessive risks that could negatively impact the company’s long-term value.

2020 Proxy Statement	47

Product and Subscription Bookings

During 2019, we focused heavily on new growth to drive long-term value creation. This is reflected in our 2019 executive variable cash compensation plan that applies a 60% weighting to product and subscription bookings (excluding transition and trade-up bookings and cloud renewals). Transitions and trade-up bookings are bookings for current customers that transition to a Citrix cloud-based solution. Cloud renewals are when a customer of our cloud-based solutions reaches the end of their contract term and elects to continue consuming the service of our cloud-based solutions by renewing their contract and are included in a separate metric, as discussed below.

The following chart shows the minimum, target, and maximum performance for product and subscription bookings, representing 60% of the 2019 variable cash compensation plan.

	Weighting	Minimum Performance (0% payout)	Target Performance (100% payout)	Maximum Performance (200% payout)

Product and Subscription Bookings	60%	$1,212 billion	$1.309 billion	$1.406 billion

Non-GAAP Corporate Operating Margin

We also focused on profitability, reflected by a 30% weighting on non-GAAP corporate operating margin.

The following chart shows the minimum, target, and maximum performance for non-GAAP corporate operating margin, representing 30% of the 2019 variable cash compensation plan.

	Weighting	Minimum Performance (0% payout)	Target Performance (100% payout)	Maximum Performance (200% payout)

Non-GAAP Corporate Operating Margin %	30%	30.0%	32.0%	34.0%

The 2019 non-GAAP corporate operating margin target of 32% represents an increase of 180 basis points from the operating margin target of 30.2% in our 2018 variable cash compensation plan and the maximum non-GAAP corporate operating margin threshold of 34.0% represents an increase of 110 basis points from the 32.9% maximum threshold set for fiscal year 2018.

Cloud Renewal Rate—A New Metric for 2019

For 2019, we introduced a new metric to our variable cash compensation, cloud renewal rate, with a 10% weighting. Cloud renewal rate is the percentage of contracts that are continued when a customer of our cloud-based solutions reaches the end of their initial contract term and elects to continue to consume the service of our cloud-based solutions by renewing their contract. This metric is still in its infancy as the population of customers reaching the renewal point in the contract for our cloud-based solutions was immaterial. Despite its lack of materiality to our financial metrics in 2019, representing only 1.27% of our bookings for fiscal year 2019, this operational metric was introduced by the Compensation Committee in response to our business model transition. The Compensation Committee continues to evaluate the operational metrics used in our executive variable cash compensation program and make changes as we advance through our business model transition.

The following chart shows the minimum, target and maximum performance ranges for cloud renewal rate, representing 10% of the 2019 variable cash compensation plan.

	Weighting	Minimum Performance (0% payout)	50% payout	75% payout	Target Performance (100% payout)	125% payout	Maximum Performance (150% payout)

Cloud Renewal Rate	10%	<60%	60-70%	70-80%	80-85%	85-90%	>90%

When actual performance falls between the minimum and the target performance levels or between the target and maximum performance levels, payouts are calculated using a graduated slope to provide for the fair distribution of compensation for overachievement and corresponding reductions for underachievement.

Determination of Awards

Early in the first quarter of 2020, our finance team reviewed and approved the calculations of financial target attainment levels, which were based on and consistent with our publicly reported financial results for 2019 and the 2019 award amounts payable to executive officers that were generated by members of our human resources department in accordance with the terms of our variable cash compensation plan. At meetings held in January 2020, our Compensation Committee approved (or, in the

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case of our President and Chief Executive Officer, recommended to the Board of Directors for approval) the payouts to our executive officers under our 2019 variable cash compensation plan. As in the past, we did not adjust the resulting payouts under our variable cash compensation plan for 2019.

The results of the 2019 variable cash compensation plan resulted in a payout of 98.3%, based on the achievement of the metrics as described below.

Product and Subscription Bookings

For fiscal year 2019, we achieved $1.363 billion product and subscription bookings, which was a 104.1% attainment of the product and subscription bookings target of $1.309 million. This resulted in a pre-weighted payout of 155.5% and a weighted payout of 93.3% of this metric based on the 60% weighting.

Non-GAAP Corporate Operating Margin

Our non-GAAP corporate operating margin was 30%, which did not exceed the minimum of 32%. As a result, no payout was associated with this performance objective.

Actual results for operating margin were below our minimum for 2019 as a result of our accelerated transition to a cloud-based subscription model during 2019. As announced in July 2019, our second quarter 2019 financial results reflected a faster than anticipated shift towards subscriptions, which negatively impacted revenue and in turn impacted operating margin for the quarter. This trend continued for the balance of the year.

Consistent with the way we calculate and publicly report our financial results, the financial targets and attainment levels for corporate operating margin are adjusted to exclude certain GAAP measurements in accordance with Citrix’s past practices, including amortization of intangible assets primarily related to business combinations, non-cash charges associated with the expensing of equity-based compensation, non-cash charges related to amortization of debt discount, charges related to restructuring programs, charges related to separation activities, the tax effects related to these items and any other items adjusted from our GAAP results in Citrix’s reported earnings as approved by our Audit Committee.

Cloud Renewal Rate

For fiscal year 2019, we achieved a 66% cloud renewal rate, which was an 83% attainment of the lower end of the target range for the cloud renewal rate of 80% to 85%. This resulted in a pre-weighted payout of 50% and a weighted payout of 5% of this metric based on the 10% weighting.

As discussed above, this metric is in its infancy as the population of customers reaching the renewal point in the contract for our cloud-based solutions was immaterial in 2019 representing only 1.27% of our 2019 bookings. Additionally, the company continues to make program changes as we advance through our business model transition, which may impact the actual renewal rate, as was the case in 2019. Accordingly, the Compensation Committee continues to evaluate the operational metrics used in our executive variable cash compensation program and make changes as we advance through our business model transition.

2020 Proxy Statement	49

The table below summarizes the payments approved by our Compensation Committee (or, in the case of our President and Chief Executive Officer, approved by the Board of Directors) under our variable cash compensation plan compared to each executive officer’s target award for 2019. Each Named Executive Officer listed below received 98.3% of his or her target award for 2019, except as noted.

	Target Variable Cash Compensation Award ($)(1)	Actual Variable Cash Compensation Award Paid ($)	Percentage of Target Award Paid (%)
David J. Henshall
President and Chief Executive Officer	1,500,000	1,474,500	98.30
Arlen R. Shenkman(2)
Executive Vice President and Chief Financial Officer	179,589	176,536	98.30
Andrew H. Del Matto(3)
Former Executive Vice President and Chief Financial Officer	—	—	—
Jessica Soisson(4)
Former Interim Chief Financial Officer and current Vice President, Corporate Controller and Chief Accounting Officer	292,530	287,995	98.30
Mark J. Ferrer
Executive Vice President and Chief Revenue Officer	568,836	559,165	98.30
Antonio G. Gomes
Executive Vice President, Chief Legal Officer and Secretary	450,000	442,350	98.30
Paul J. Hough
Executive Vice President and Chief Product Officer	438,904	431,443	98.30

(1)	All target variable cash compensation awards are pro-rated to reflect changes in compensation during 2019, and are based on the actual base salary paid to the Named Executive Officer in 2019.
(2)

Mr. Shenkman’s target variable cash compensation and his actual variable cash compensation award are pro-rated to reflect less than a full year of service. Mr. Shenkman joined Citrix as Executive Vice President and Chief Financial Officer on September 9, 2019.

(3)	Mr. Del Matto departed Citrix on April 26, 2019.
(4)

Ms. Soisson served as Interim Chief Financial Officer from April 24, 2019 through September 8, 2019, and her base salary was adjusted from $350,130 to $530,000 and her variable cash compensation target increased from 50% to 90% of her base salary from April 24, 2019 through September 15, 2019. For the period commencing on September 16, 2019 through December 31, 2019, Ms. Soisson’s base salary was restored to $350,130 and her variable cash compensation target decreased from 90% to 50%. As a result, her total target variable cash compensation for 2019 was $292,530.

Equity-Based Long-term Incentives

The purpose of our equity-based long-term incentives is to attract, retain and engage high performing leaders, further align employee and shareholder interests, and continue to closely link executive compensation with company performance. Our equity-based long-term incentive program is an essential component of the total compensation package offered to our executive officers, reflecting the importance that we place on motivating and rewarding superior results with long-term and performance-based incentives.

Approach to Equity-Based Awards

Since 2012, our annual equity grant program has consisted entirely of restricted stock units, except restricted stock awards granted to our former Executive Chairman in 2015 (who is now our Chairman of the Board of Directors) and our former President and Chief Executive Officer in 2016. Our portfolio of equity awards granted to executive officers on an annual basis has been a mix of just two equity elements, half of which have been tied to long-term performance.

Specifically, from 2012 to 2017, our equity-based long-term incentive program was targeted to consist of at least 50% performance-based restricted stock units tied to achievement of total shareholder return metrics. Beginning in 2018, based on a review of our equity compensation program and feedback from our shareholders over the past several years, and with the assistance and guidance of its independent compensation consultant, our Compensation Committee implemented an operating metric for our performance-based restricted stock units to incentivize our executives to achieve a financial goal that is directly tied to our multi-year business transition that is described further below.

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The exclusive use of restricted stock units granted to our executive officers furthers our goals of reducing dilution, burn rate and overhang by reducing the number of shares of our common stock subject to equity-based awards while continuing to provide incentive for our high performers to remain with us and continue to perform at a high level. Also, the inclusion of performance-based restricted stock units based on the achievement of an operational metric that is directly tied to our multi-year business transition is designed to drive success of our transition and be a driver of value creation for our shareholders.

Equity-Based Award Grant Levels

When establishing equity-based award grant levels for our executive officers, our Compensation Committee considers the existing value of vested and unvested equity-based awards held by the executive officers relative to each other and to our employees as a whole, previous grants of equity-based awards to our executive officers, our overhang of equity-based awards and targeted burn rates for equity-based awards and the vesting schedules of previously granted equity-based awards, as well as the various other factors described above. In addition, our Compensation Committee considers the market competitive value for an executive officer’s role, the relative level of impact the executive officer has or is expected to have on company performance, and the current and prospective performance of the executive officer in his or her role. For the equity-based award grant levels for promotion and new-hire awards, the Compensation Committee also considers market practices for such awards and the difficulty in recruiting high performing leaders with in-demand skills. While our Compensation Committee is aware of the accounting costs of equity-based awards, that is only one of several factors in determining individual equity-based awards.

Adjustments to Outstanding Equity Awards in Connection with our Quarterly Dividend

In connection with our payment of a cash dividend in each quarter of 2019, we adjusted the number of our outstanding restricted stock units to provide each holder thereof with additional restricted stock units reflecting the value of such dividend. These additional restricted stock units are subject to the same conditions regarding vesting and settlement as the underlying restricted stock units to which they relate. The value of these additional restricted stock units is reflected in the “All Other Compensation” column of the Summary Compensation Table, and the number of such additional restricted stock units is reflected in the Outstanding Equity Awards at Year End Table. Upon the final vesting date, any fractional unit will be rounded up to a whole share.

Restricted Stock Unit Awards

Pursuant to the Amended and Restated 2014 Plan, we may grant executive officers various types of awards, including market performance-based restricted stock units, performance-based restricted stock units, and time-based restricted stock units. Once vested, each restricted stock unit represents the right to receive one share of our common stock.

2019 Performance-Based Awards

When designing the 2019 performance-based awards to be granted to our executive officers in April 2019, our Compensation Committee considered the following objectives:

•	providing an incentive that has clear performance measures;

•	directly aligning performance-based awards to our multi-year business transition strategy to a cloud-based subscription business; and

•	responding to shareholder feedback.

To achieve the objectives described above, our Compensation Committee tied vesting of the 2019 performance-based restricted stock units awarded in April 2019 to subscription bookings as a percentage of total product and subscription bookings (excluding transition and trade-up bookings) measured as of the last fiscal year during the performance period of January 1, 2019 to December 31, 2021. Our Compensation Committee determined to award performance-based restricted stock units tied to this operational metric to further incentivize our executives to achieve this financial goal that is directly tied to the multi-year business transition strategy. At the beginning of 2019 when the Compensation Committee set the metrics for the 2019 performance-based restricted stock units, the acceleration of our new business mix significantly towards ratable subscriptions (that is, subscription bookings as a percentage of total product and subscription bookings) was an important metric for executive focus as we began to accelerate our transition.

2020 Proxy Statement	51

The payout curve for these performance-based awards that may be earned based on achievement of subscription bookings as a percentage of total product and subscription bookings is as follows (utilizing straight-line interpolation between percentages):

Subscription Bookings as a Percentage of
Total Product and Subscription Bookings(1)	Percentage of Target Award Vested

Threshold (70% of Target)	None

Target	100%

Maximum (138% of Target)	200%

(1)

Disclosing subscription bookings as a percentage of total product and subscription bookings (excluding transition and trade-up bookings) targets for future periods would cause competitive harm without adding meaningfully to the understanding of our business. This internal metric is primarily used to assess our transition to a cloud-based subscription business and excludes transitions and trade-up bookings, which is a different metric than what we publicly disclose. Further, disclosing such metrics would reveal specifics regarding our transition to a cloud-based subscription business that a competitor may use against us. However, like performance targets for all metrics, the Compensation Committee set performance goals at definitive, rigorous and objective levels so as to require significant effort and achievement by our executive team. Specifically, the Compensation Committee set the payout curve for these performance-based awards to provide a maximum payout for subscription bookings as a percentage of product and subscription bookings that would exceed our internal operating plan. The company intends to disclose such metrics at the end of the performance period once performance has been determined.

No restricted stock units will vest if subscription bookings as a percentage of total product and subscription bookings is less than the threshold. For this purpose, “subscription bookings as a percentage of total product and subscription bookings” is Citrix’s total on-premise term, Citrix cloud (SaaS), and Citrix Service Provider product subscription bookings or any other product bookings from subscription offerings, including subscription renewals, expansions, extensions, upgrades, updates, initial and add-on or multiple year terms of any of the foregoing, but excluding transition and trade-up bookings, over Citrix’s total product bookings excluding transition and trade-up bookings, in each case excluding ShareFile SMB bookings, measured as of the last fiscal year of the Performance Period (fiscal year 2021) on a Total Contract Value (TCV) basis.

These performance-based awards are intended to ensure that a meaningful share of our executives’ equity compensation is contingent upon a successful transition to a cloud-based subscription business. The restricted stock units underlying these awards cliff vest after a three-year period based on the performance of Citrix during the last year of such performance period.

Our executive officers received performance-based restricted stock units having this performance metric in April 2019 as part of our annual grant cycle.

Retention Performance-Based Awards Granted to Align with Accelerated Transformation

In February 2019, in addition to our annual equity grant program, Mr. Henshall and certain of our other executive officers were awarded performance-based restricted stock units to promote retention of our leadership team and drive the achievement of company operational goals. These performance-based restricted stock units were granted with a free cash flow per share year-over-year growth metric measured over a performance period ending on December 31, 2020. We refer to such awards as the “February 2019 Awards.”

The Compensation Committee carefully monitored the February 2019 Awards through the course of 2019. During the second quarter of 2019 and as discussed in our earnings announcement in July 2019, we gained significant momentum in our business transition to a cloud-based subscription business. Given this increased momentum, we had a unique opportunity to drive our transition at an accelerated pace, which would advance long-term value creation for shareholders. Since the announcement in July 2019 of our decision to accelerate our subscription transition, our stock price increased nearly 45% through April 7, 2020, which is our record date for the 2020 Annual Meeting.

Given this accelerated pace of the transition, in the third quarter of 2019, the Compensation Committee recognized that the February 2019 Awards were no longer aligned with our go-forward business strategy. At this point in our transition, free cash flow decreases in the short-term when subscription bookings accelerate. As a result, the free cash flow per share year-over-year growth metric that had been set in early 2019 no longer aligned our executive leadership with, nor incentivized execution of, the strategic business decisions made by our Board of Directors and management coming out of the second quarter of 2019.

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As a result, the Compensation Committee asked our executive officers to forfeit their February 2019 Awards so that a better aligned performance-based award could be put in place — one that would incentivize our executive officers to drive our strategy and the transition to a subscription-based business. The forfeiture of the February 2019 Awards occurred in January 2020 and totaled $12.2 million, including restricted stock units earned as a result of the payment of our quarterly cash dividend, at the time of forfeiture. While these awards are reflected in the Summary Compensation Table on page 60, the Outstanding Equity Awards at Year End Table on page 63 and the Grants of Plan-Based Awards Table on page 63 and the Potential Payments upon Termination or Change in Control table on page 71, all such February 2019 Awards were forfeited and are no longer outstanding.

In April 2020, Mr. Henshall and the executive officers who had previously received the February 2019 Awards were granted performance-based awards that the Compensation Committee viewed as aligned with the current pace of the business transition and strategy. We refer to these awards as the “April 2020 Awards.”

The Compensation Committee determined Annualized Recurring Revenue (ARR) growth to be the metric most aligned with our business transition and strategy at this time. As we have discussed in our earnings announcements beginning in the second quarter of 2019, we believe ARR is the best indicator of the overall health and trajectory of our business because it captures the pace of our transition and is a forward-looking indicator of top line trends.

To ensure that the performance period is aligned with our long-term strategy and to incentivize executives over a longer period, the Compensation Committee granted the April 2020 Awards with a performance period ending at the end of fiscal year 2021 rather than the original performance period of the February 2019 Awards, which had a performance period ending in 2020.

2020 Performance-Based Awards

As part of its annual review of the broader executive compensation program and to tailor performance-based equity awards to our strategic plan, similar to the April 2020 Awards discussed above, the Compensation Committee determined that adding an ARR growth metric to our equity-based long-term incentive program going forward starting in 2020 would ensure that our executive leadership is incentivized consistently and in alignment with our business transition.

Time-Based Awards

Consistent with our past practice, in April 2019, we also entered into restricted stock unit agreements with our executive officers with respect to time-based restricted stock unit awards that were not subject to performance criteria and that vest over three years, with one-third of the units vesting on the first, second and third anniversaries of the date of the award agreement. These restricted stock unit awards represented 50% of the equity grants under the annual equity grant program for our executive officers, other than our President and Chief Executive Officer.

Vesting of these time-based restricted stock units is subject to the continued employment of the executive officer with Citrix through the applicable vesting date.

The equity-based awards indicated in the table below reflect an equity portfolio mix with respect to our annual equity award grants that is, for our President and Chief Executive Officer, 60% performance-based and 40% time-based restricted stock units and for our other Named Executive Officers, 50% performance-based and 50% time-based restricted stock units. On May 1, 2019, Ms. Soisson also received a time-based restricted stock unit award in connection with her appointment as Interim Chief Financial Officer, which is reflected in the table below. Mr. Del Matto did not receive equity during 2019. Mr. Shenkman received a grant of time-based restricted stock units upon joining the company. The February 2019 Awards as previously discussed are forfeited and accordingly are not included in the table below. For further details regarding these equity awards, see Individual Executive Compensation Decisions beginning on page 54.

2020 Proxy Statement	53

The following table summarizes our annual 2019 equity-based awards to our Named Executive Officers:

	Target Performance- Based Restricted Stock Unit Awards (#)(1)	Time-Based Restricted Stock Unit Awards (#)
David J. Henshall President and Chief Executive Officer	60,223	40,149
Arlen R. Shenkman Executive Vice President and Chief Financial Officer	—	62,481	(2)
Andrew H. Del Matto(3) Former Executive Vice President and Chief Financial Officer	—	—
Jessica Soisson Former Interim Chief Financial Officer and current Vice President, Corporate Controller and Chief Accounting Officer	2,007	20,907	(4)
Mark J. Ferrer Executive Vice President and Chief Revenue Officer	18,820	18,820
Antonio G. Gomes Executive Vice President and Chief Legal Officer	15,307	15,307
Paul J. Hough Executive Vice President and Chief Product Officer	15,307	15,307

(1)

The above table does not include the performance-based restricted stock units that were granted in February 2019 to each of Messrs. Henshall, Gomes and Hough, all of which were subsequently forfeited in January 2020.

(2)	Consists of the equity award granted to Mr. Shenkman in connection with his appointment as Executive Vice President and Chief Financial Officer.
(3)	Mr. Del Matto departed Citrix on April 26, 2019.
(4)	Includes Ms. Soisson’s equity award in connection with her service as Interim Chief Financial Officer.

Benefits

Our executive officers participate in our broad-based employee benefit plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid by executive officers under these plans. We offer a stock purchase plan, under which our employees may purchase shares of our common stock at a 15% discount from the fair market value of our common stock on the first or last business day of the purchase period, whichever is lower (determined by reference to the closing price of our common stock on each such date). Further, we offer a 401(k) plan that includes a Roth feature. The 401(k) allows our employees to invest in a wide array of funds and provides for matching contributions by our company. We also maintain insurance and other benefit plans for our employees. Our executive officers receive higher life, accidental death and dismemberment and disability insurance benefits than other employees, which reflects industry standards and their relative base salary levels. Our executive officers also receive reimbursement for annual health physicals, are eligible for relocation assistance upon joining our company and have access to financial counseling and tax services benefits. Our executive officers are eligible to participate in our charitable matching gifts program pursuant to which we match donations made to qualifying tax-exempt 501(c)(3) charitable and non-governmental organizations on a one-for-one basis. We match up to 15,000 USD per year for executives under this program. During 2019, we did not offer any non-qualified deferred compensation plans or supplemental retirement plans to our executive officers. For more information, please refer to the Summary Compensation Table and the Nonqualified Deferred Compensation Table below. We have always limited the perquisites that are generally made available to our executive officers.

Individual Executive Compensation Decisions

Next, we discuss how we apply the policies and practices described above and the resulting compensation paid or awarded to each of our Named Executive Officers for the year ended December  31, 2019 as set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

President and Chief Executive Officer Compensation

Chief Executive Officer Compensation

Our President and Chief Executive Officer is responsible for overseeing all of our corporate functions, product strategy and development, go-to-market activities and the attainment of our strategic, operational and financial goals. Working in concert with the leadership team and our Board of Directors, our President and Chief Executive Officer formulates current and long-term strategic plans and objectives and is our chief spokesperson to our employees, customers, partners and shareholders.

54

Based on a recommendation of the Compensation Committee, our Board of Directors determines compensation for our President and Chief Executive Officer using the same factors it uses for other executive officers, placing less emphasis on base salary and, instead, driving greater performance-based alignment through equity-based long-term and variable cash compensation. In assessing the compensation paid to our President and Chief Executive Officer, the Compensation Committee relies on the advice of its independent compensation consultant, information from selected benchmarks and its judgment with respect to the factors described above and specific factors described below.

Mr. Henshall’s employment agreement provides for a minimum base salary of $1,000,000, which is subject to annual review and may be increased but not decreased. In addition, Mr. Henshall is entitled to participate in our executive variable cash compensation program at an annual target variable cash compensation payment of 150% of his base salary and a maximum variable cash compensation payment of 200% of his base salary, with the actual amount to be determined in the discretion of the Compensation Committee based on Citrix’s performance and the individual performance of Mr. Henshall.

In March 2019, as part of our annual compensation review process, our Board of Directors met in executive session to review Mr. Henshall’s annual compensation, including the minimum compensation provided for by his employment agreement, and to assess his performance for 2018. Our Board of Directors considered Mr. Henshall’s performance and the demands on, and responsibilities of, a leader of a global organization of the scale and complexity of Citrix, especially given that our company is going through a significant business transition. Further, our Compensation Committee, with assistance from its independent compensation consultant, conducted a comprehensive review of compensation for chief executive officers at our peer companies.

As a result of that review, our Board of Directors approved a 2019 direct target compensation package for Mr. Henshall that was approximately 60% performance-based. Target direct compensation includes base salary, target variable cash compensation and the grant date fair value of time-based restricted stock units and performance-based restricted stock units. This percentage of performance-based target direct compensation was consistent with the average pay mix for chief executive officers in our peer group.

Our Board of Directors maintained Mr. Henshall’s base salary of $1,000,000 for 2019 (as a result, Mr. Henshall received base salary compensation of $1,000,000 in 2019). Mr. Henshall’s target variable cash compensation award as a percentage of base salary was set at 150% of his base salary, consistent with the rate in effect at the end of 2018. For 2019, Mr. Henshall was awarded variable cash compensation of $1,474,500, in accordance with our 2019 executive variable cash compensation plan.

For 2019, the Compensation Committee determined to shift Mr. Henshall’s equity compensation to 60% performance-based and 40% service based from the 50% performance-based and 50% service-based from prior years, to focus more of Mr. Henshall’s compensation on performance-based compensation. As a result, Mr. Henshall was granted 40,149 time-based restricted stock units and 60,223 performance-based restricted stock units. Also, Mr. Henshall was granted 23,500 performance-based restricted stock units in February 2019 for retention purposes, all of which were subsequently forfeited in January 2020 to further align such retention grants with our accelerated transition as discussed beginning on page 52.

Our Board of Directors approved Mr. Henshall’s 2019 compensation package, including his equity awards as described above, upon the recommendation of the Compensation Committee.

Other Named Executive Officers Cash Compensation – Base Salary and Variable Cash Compensation

Executive Vice President and Chief Financial Officer

Mr. Shenkman joined Citrix on September 9, 2019 as our Executive Vice President and Chief Financial Officer. As Chief Financial Officer, Mr. Shenkman is responsible for all of our financial and capital management strategies, budgeting and planning, financial accounting, tax and treasury, and investor relations, as well as our strategic alliances and mergers and acquisitions functions.

Mr. Shenkman’s initial annual base salary was set at $575,000, and he received base salary compensation of $179,688 in 2019. Mr. Shenkman’s 2019 target variable cash compensation award as a percentage of base salary was set at 100% of his base salary. For 2019, Mr. Shenkman was awarded variable cash compensation of $176,536 in accordance with our 2019 executive variable cash compensation plan and pro-rated for his start date on September 9, 2019.

In connection with joining our company, Mr. Shenkman was awarded a sign-on bonus of $500,000 to be paid 180 days following the commencement of his employment as Executive Vice President and Chief Financial Officer. The sign-on bonus was paid on March 13, 2020.

2020 Proxy Statement	55

Mr. Shenkman maintains his primary residence in the state of Pennsylvania. As part of his annual compensation, we therefore pay costs associated with Mr. Shenkman’s travel between his residence in Pennsylvania and our headquarters in Florida, and we also leased an apartment for Mr. Shenkman’s use in Florida. See Summary Compensation Table for more information. We do not believe that Mr. Shenkman’s Pennsylvania residency has a negative impact on the quality of his service to us or on his ability to meet his obligations as Executive Vice President and Chief Financial Officer.

Former Executive Vice President and Chief Financial Officer

As announced on April 24, 2019, Mr. Del Matto’s employment with Citrix ended on April 26, 2019. While serving as our Chief Financial Officer, Mr. Del Matto was responsible for all of our financial and capital management strategies, budgeting and planning, financial accounting, tax and treasury, and investor relations, as well as our information technology function.

For 2019, Mr. Del Matto’s annual base salary was set at $550,000, and he received base salary compensation of $179,167 in 2019 for the period of time during 2019 that Mr. Del Matto served as Chief Financial Officer. Mr. Del Matto’s 2019 target variable cash compensation award as a percentage of base salary was set at 90% of his base salary. As a result of Mr. Del Matto’s departure during 2019, Mr. Del Matto did not receive variable cash compensation for 2019.

In connection with Mr. Del Matto’s departure and in order to provide an orderly transition, we entered into a letter agreement with Mr. Del Matto, pursuant to which the vesting of 10,038 time-based restricted stock units previously granted to Mr. Del Matto accelerated, subject to Mr. Del Matto’s agreeing to provide consulting and transitional support for a one-month period following the date of termination of his employment and signing a separation and release agreement. Mr. Del Matto forfeited all of his other unvested equity awards upon his departure from Citrix.

Former Interim Chief Financial Officer

In April 2019, our Board of Directors appointed Ms. Soisson, our Vice President, Corporate Controller and Chief Accounting Officer, as Interim Chief Financial Officer. In connection with her appointment as Interim Chief Financial Officer, the Compensation Committee approved an increase in Ms. Soisson’s annual base salary from $350,130 to $530,000. Ms. Soisson served as Interim Chief Financial Officer through September 8, 2019, and her annual base salary returned to $350,130 on September 16, 2019. As a result, Ms. Soisson received base salary compensation of $415,956 in 2019.

Our Compensation Committee also approved an increase in Ms. Soisson’s target annual variable cash compensation opportunity from 50% to 90% of her annual base salary during the period of time she served as Interim Chief Financial Officer. On September 16, 2019, Ms. Soisson’s target annual variable cash compensation opportunity returned to 50% of her base salary. For 2019, Ms. Soisson was awarded variable cash compensation of $287,995 in accordance with our 2019 executive variable cash compensation plan.

Executive Vice President and Chief Revenue Officer

As Executive Vice President and Chief Revenue Officer, Mr. Ferrer is responsible for leading our global sales and services organization.

Effective April 1, 2019, Mr. Ferrer’s annual base salary was increased from $550,000 to $575,000. As a result, Mr. Ferrer received base salary compensation of $568,750 in 2019. Mr. Ferrer’s 2019 target variable cash compensation award as a percentage of base salary was set at 100% of his base salary. For 2019, Mr. Ferrer was awarded variable cash compensation of $559,165 in accordance with our 2019 executive variable cash compensation plan.

Executive Vice President, Chief Legal Officer and Secretary

As our Executive Vice President, Chief Legal Officer and Secretary, Mr. Gomes is responsible for leading a multidisciplinary team and oversees our global legal, compliance, digital risk, and internal audit functions to advance our objectives while managing risk.

For 2019, Mr. Gomes’ annual base salary was $500,000. As a result, Mr. Gomes received base salary compensation of $500,000 in 2019. For 2019, Mr. Gomes’ target variable cash compensation opportunity was 90% of his base salary. For 2019, Mr. Gomes was awarded variable cash compensation of $442,350 in accordance with our 2019 executive variable cash compensation plan.

Executive Vice President and Chief Product Officer

As Executive Vice President and Chief Product Officer, Mr. Hough is responsible for providing direction for the company’s current and future technology, including driving product alignment, innovation and growth across our product portfolio.

56

Effective April 1, 2019, Mr. Hough’s annual base salary was increased from $450,000 to $500,000. As a result, Mr. Hough received base salary compensation of $487,500 in 2019. Mr. Hough’s target variable cash compensation award as a percentage of base salary was set at 90% of his base salary. For 2019, Mr. Hough was awarded variable cash compensation of $431,443, in accordance with our 2019 executive variable cash compensation plan. In July 2017, the Compensation Committee approved a $15,000 per month stipend for up to three years to cover Mr. Hough’s housing, commuting and other related costs. For 2019, Mr. Hough received a monthly stipend totaling $180,000.

Named Executive Officers Equity – Long-term Incentive Compensation

In April 2019, as part of our annual equity grant program, certain of our Named Executive Officers were awarded grants of performance-based restricted stock units at the following target award levels. Attainment levels will be determined within 60 days of the end of the performance period (i.e., within 60 days of December 31, 2021):

Name and Principal Position	Target Performance- Based Restricted Stock Unit Awards
Arlen R. Shenkman Executive Vice President and Chief Financial Officer	—
Andrew H. Del Matto Former Executive Vice President and Chief Financial Officer	—
Jessica Soisson Former Interim Chief Financial Officer and current Vice President, Corporate Controller and Chief Accounting Officer	2,007
Mark J. Ferrer Executive Vice President and Chief Revenue Officer	18,820
Antonio G. Gomes Executive Vice President, Chief Legal Officer and Secretary	15,307
Paul J. Hough Executive Vice President and Chief Product Officer	15,307

Also, in April 2019 (and in the case of Ms. Soisson, in both April 2019 and May 2019), certain of our Named Executive Officers were awarded time-based restricted stock units as part of our annual equity grant program, which vest in three equal annual installments, as follows:

Name and Principal Position	Time- Based Restricted Stock Unit Awards
Arlen R. Shenkman(1) Executive Vice President and Chief Financial Officer	62,481
Andrew H. Del Matto Former Executive Vice President and Chief Financial Officer	—
Jessica Soisson(2) Former Interim Chief Financial Officer and current Vice President, Corporate Controller and Chief Accounting Officer	20,907
Mark J. Ferrer Executive Vice President and Chief Revenue Officer	18,820
Antonio G. Gomes Executive Vice President, Chief Legal Officer and Secretary	15,307
Paul J. Hough Executive Vice President and Chief Product Officer	15,307

(1)

In connection with joining Citrix on September 9, 2019, Mr. Shenkman was granted a new-hire equity award on October 1, 2019 with a value of $6,000,000 consisting of 62,481 time-based restricted stock units that vest over three years, with one-third of the units vesting on the first, second and third anniversaries of the date of the award agreement.

(2)

In April 2019, Ms. Soisson received an annual grant of 6,023 time-based restricted stock units. In connection with her role as Interim Chief Financial Officer, Ms. Soisson received time-based restricted stock units on May 1, 2019 with a value of $1,500,000 consisting of 14,884 time-based restricted stock units that vest annually over three years.

As discussed above, in February 2019, certain of our Named Executive Officers were awarded grants of performance-based restricted stock units having a free cash flow per share growth metric. The February 2019 awards were forfeited by such Named Executive Officers in their entirety in January 2020 and are no longer outstanding. The February 2019 Awards had a two-year performance period ending December 31, 2021. Each of Antonio G. Gomes and Paul J. Hough received 14,000 target performance-based restricted stock units, all of which were subsequently forfeited.

2020 Proxy Statement	57

Other Compensation Policies and Information

Executive Agreements

We have entered into executive agreements with certain members of our senior leadership team, including the Named Executive Officers (other than Mr. Henshall). The Compensation Committee believes that it is in the best interests of our shareholders to extend these severance benefits to our executives to reinforce and encourage retention and focus of shareholder value creation without distraction. Mr. Henshall has an individual employment agreement with Citrix that provides for similar benefits in the event of the termination of his employment under certain circumstances. See Potential Payments upon Termination or Change in Control beginning on page 67 for further information.

Equity Award Grant Policy

In 2007, the Compensation Committee adopted the Citrix Equity Award Grant Policy, or the Awards Policy. The Awards Policy enhances our controls with respect to grants of equity awards by establishing procedures for approving and pre-determining the dates on which awards will be made. Pursuant to the Awards Policy, unless a different date is set by our Board of Directors or the Compensation Committee, annual grants will be made on or about April 1 or the first trading day thereafter. The Awards Policy also establishes guidelines for grant dates for new hire and performance grants. Such new hire and performance grants will be made on the first trading day of the month following the month in which all processing and approvals for such equity awards are timely completed in accordance with the stock grant processing timeline as set by our Chief People Officer. A copy of our Awards Policy is available on the Corporate Governance section of our website at https://www.citrix.com/about/governance.html under Governance Documents.

Executive Stock Ownership Guidelines

To align the interests of our executive officers with the interests of our shareholders, our Board of Directors has established stock ownership guidelines for our executive officers. Under our current guidelines, our executive officers are expected to own shares of our common stock equal in value to a multiple of base salary as indicated in the table below.

Position	Stock Ownership Value (Multiple of Base Salary)
President and Chief Executive Officer	6 times
Other Executive Officers who report to the President and Chief Executive Officer	4 times

To comply with these guidelines, each executive officer is required to retain an amount equal to one-third (1/3) of the net shares (those shares remaining after shares are deducted or withheld to cover any exercise price or tax obligations arising in connection with the exercise, vesting or payment of an equity award) received as a result of the exercise, vesting or payment of any equity-based award granted to the executive officer by the company unless such executive officer holds the applicable guideline value of shares. Each of our executive officers is expected to hold such shares for so long as he or she is one of our executive officers. Failure to satisfy the stock ownership guidelines when required to do so will result in suspension of an executive officer’s ability to sell shares of our common stock until the requisite ownership levels are reached. Our executive officers may accumulate shares of our common stock through stock option exercises, settlement of restricted stock units or other awards and open market purchases made in compliance with applicable securities laws, our policies or any other equity plans we may adopt from time to time. Shares of our common stock beneficially owned (unless the executive officer disclaims beneficial ownership of the shares) and vested restricted stock (including vested but deferred restricted stock units) count towards the satisfaction of the stock ownership guidelines.

Policy Concerning Hedging And Pledging Transactions

Certain transactions in Citrix securities (such as buying or selling puts, calls or other derivative securities of Citrix securities, or any derivative securities that provide the economic equivalent of ownership of any Citrix securities or an opportunity, direct or indirect, to profit from any change in the value of Citrix securities, or engaging in any other hedging transactions with respect to Citrix securities) create a heightened compliance risk or could create the appearance of misalignment between management and shareholders. As a result, our insider trading policy prohibits our employees, including our executive officers and directors, from engaging in hedging transactions, such as short sales and/or other derivative transactions, purchasing Citrix securities on margin, holding Citrix securities in an account that is, or is linked to, a margin account, and pledging Citrix securities as collateral for a loan.

58

Policy Regarding Change In Control Arrangements

It is our policy that we will not enter into any agreements with our executive officers that provide the executive officer with payments following a change in control unless such agreements provide for a double-trigger termination event (that is, upon the termination of the executive officer’s employment without cause or for good reason following a change in control).

Policy Regarding Recovery of Executive Compensation

Citrix executive officers are subject to a formal executive compensation recovery policy, or “clawback” policy, which allows Citrix to recoup from its executive officers excess proceeds from certain incentive compensation received by such executive due to a material restatement of Citrix’s financial results due to an executive officer engaging in an act of embezzlement, fraud, willful misconduct or breach of fiduciary duty. Excess compensation includes any cash or equity-based compensation if the payment, grant or vesting of such compensation is predicated on the achievement of financial performance goals or financial metrics (excluding any incentive-based compensation based on total shareholder return or any similar stock price-based metric). The Compensation Committee intends to periodically review this policy and, as appropriate, conform it to any applicable final rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.

2020 Proxy Statement	59

Summary of Executive Compensation

The following table sets forth certain information with respect to compensation for the years ended December 31, 2019, 2018 and 2017 earned by or paid to our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, former Executive Vice President and Chief Financial Officer, former Interim Chief Financial Officer, and our three other most highly-compensated executive officers, collectively referred to as our Named Executive Officers, as determined in accordance with applicable SEC rules.

SUMMARY COMPENSATION TABLE

FOR THE 2019, 2018 AND 2017 FISCAL YEARS

Name and Principal Position	Year	Salary ($)*	Bonus ($)	Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
David J. Henshall	2019	1,000,000	—	11,482,590	(2)	1,474,500		556,766	(3)	14,513,856
President and Chief	2018	1,000,000	—	15,648,049		2,458,726		151,327		19,258,102
Executive Officer	2017	860,834	—	8,637,185		791,081		32,189		10,321,289
Arlen R. Shenkman(4)	2019	179,688	—	6,000,050		176,536	(5)	78,773	(6)	6,435,047
Executive Vice President and
Chief Financial Officer
Andrew H. Del Matto(7)	2019	179,167	—	1,012,633	(8)	—		57,561	(9)	1,249,361
Former Chief Financial Officer	2018	478,704	—	6,974,974		732,560		383,270		8,569,508
Jessica Soisson(10)	2019	415,956	—	2,300,521		287,995		59,666	(11)	3,064,138
Former Interim Chief Financial Officer, current Vice President, Corporate Controller and Chief Accounting Officer
Mark J. Ferrer	2019	568,750	—	3,752,332		559,165		206,518	(12)	5,086,765
Executive Vice President and	2018	550,000	—	4,331,244		940,170		23,371		5,844,785
Chief Revenue Officer	2017	137,500	200,000	3,999,963		110,755		6,375		4,454,593
Antonio G. Gomes(13)	2019	500,000	—	3,909,690	(14)	442,350		194,487	(15)	5,046,527
Executive Vice President,	2018	492,500	—	4,865,259		728,134		73,062		6,158,955
Chief Legal Officer and Secretary
Paul J. Hough(16)	2019	487,500	—	3,909,690	(17)	431,443		368,720	(18)	5,197,353
Executive Vice President and	2018	445,000	—	4,865,259		684,720		237,050		6,232,029
Chief Product Officer

*

Each year, our salary levels are determined during our first fiscal quarter and become effective April 1, except in connection with promotions and new hires. The amounts represented in this table reflect salary actually paid during the fiscal year.

(1)

These amounts represent the aggregate grant date fair value of restricted stock unit awards in the year in which the grant was made. The assumptions we used for calculating the grant date fair value are set forth in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on February 14, 2020. These amounts do not represent the actual amounts paid to or realized by the executive officer for these awards during fiscal years 2019, 2018 or 2017. The value as of the grant date for restricted stock unit awards is recognized over the number of days of service required for the grant to become vested. In the case of performance-based restricted stock units, the fair value is reported for the probable outcome, which for this purpose is estimated using the company’s financial projections as of the grant date. The fair value of awards at the maximum level of achievement for performance-based restricted stock units included in this table for 2019 (which include the performance-based restricted stock units granted in February 2019 as previously described and which were subsequently forfeited) is as follows: Mr. Henshall, $14,960,272; Ms. Soisson, $400,156; Mr. Ferrer, $3,752,332; Mr. Gomes $4,767,470; and Mr. Hough, $4,767,470.

(2)

Includes performance-based restricted stock units granted in February 2019 having a grant date fair value of $1,476,505, which were forfeited in January 2020. For more information, see Retention Performance-Based Awards Granted to Align with Accelerated Transformation.

(3)

Includes restricted stock units issued as a result of the quarterly dividends paid during fiscal year 2019 ($483,919), the value of company-covered financial services available to each executive officer ($16,000), 401(k) matching contributions made by our company ($8,400), the value of a company-covered physical examination available to each executive officer ($5,000), premiums for split-dollar life insurance and disability policies ($33,685), and travel and other expenses associated with Mr. Henshall’s spouse’s attendance with him at certain business events ($9,762). In connection with Mr. Henshall’s forfeiture of his performance-based restricted stock units granted in February 2019, $33,074 of the restricted stock units issued as a result of the quarterly dividends paid during fiscal year 2019 was also forfeited.

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(4)	Mr. Shenkman joined Citrix in September 2019.
(5)	Mr. Shenkman’s non-equity incentive award was pro-rated to reflect less than one year of service as Executive Vice President and Chief Financial Officer in 2019.
(6)

Includes restricted stock units issued as a result of the quarterly dividends paid during fiscal year 2019 ($21,868), the value of company-covered financial services available to each executive officer ($4,033), the value of a company-covered physical examination available to each executive officer ($5,000), premiums for split-dollar life insurance and disability policies ($3,281), housing costs for the rental of an apartment in Florida ($28,431), and other expenses, including airfare, ground transportation and meals, in connection with travel to our headquarters in Florida ($16,160).

(7)	As announced on April 24, 2019, Mr. Del Matto’s employment with Citrix ended on April 26, 2019.
(8)

Represents incremental fair value of $1,012,633 as a result of a modification to the time-based restricted stock unit award granted to Mr. Del Matto on March 30, 2018 in connection with Mr. Del Matto’s departure from Citrix.

(9)

Includes restricted stock units issued as a result of the quarterly dividends paid in fiscal year 2019 ($19,408), the value of company-covered financial services available to each executive officer ($5,085), 401(k) matching contributions made by our company ($7,667), the value of a company-covered physical examination available to each executive officer ($5,000), premiums for split-dollar life insurance and disability policies ($10,269), and paid time-off payout ($10,132).

(10)	Ms. Soisson was not a Named Executive Officer for the fiscal years ended December 31, 2017 and 2018.
(11)

Includes restricted stock units issued as a result of the quarterly dividends paid in fiscal year 2019 ($41,729), the value of company-covered financial services available to each executive officer ($4,537), 401(k) matching contributions made by our company ($8,400), and the value of a company-covered physical examination available to each executive officer ($5,000).

(12)

Includes restricted stock units issued as a result of the quarterly dividends paid in fiscal year 2019 ($129,125), the value of company-covered financial services available to each executive officer ($16,000), 401(k) matching contributions made by our company ($8,400), the value of a company-covered physical examination available to each executive officer ($5,000), premiums for split-dollar life insurance and disability policies ($22,457), charitable donations made under the company’s matching gift program ($15,000) and travel and other expenses associated with Mr. Ferrer’s spouse’s attendance with him at certain business events ($10,536).

(13)	Mr. Gomes was not a Named Executive Officer for the fiscal year ended December 31, 2017.
(14)

Includes performance-based restricted stock units granted in February 2019 having a grant date fair value of $857,780, which were forfeited in January 2020. For more information, see Retention Performance-Based Awards Granted to Align with Accelerated Transformation.

(15)

Includes restricted stock units issued as a result of the quarterly dividends paid in fiscal year 2019 ($135,001), the value of company-covered financial services available to each executive officer ($16,000), 401(k) matching contributions made by our company ($8,400), the value of a company-covered physical examination available to each executive officer ($5,000), premiums for split-dollar life insurance and disability policies ($15,086), and charitable donations made under the company’s matching gift program ($15,000). In connection with Mr. Gomes’ forfeiture of his performance-based restricted stock units granted in February 2019, $19,704 of the restricted stock units issued with respect to such award as a result of the quarterly dividends paid during fiscal year 2019 was also forfeited.

(16)	Mr. Hough was not a Named Executive Officer for the fiscal year ended December 31, 2017.
(17)

Includes performance-based restricted stock units granted in February 2019 having a grant date fair value of $857,780, which were forfeited in January 2020. For more information see Retention Performance-Based Awards Granted to Align with Accelerated Transformation.

(18)

Includes restricted stock units issued as a result of the quarterly dividends paid in fiscal year 2019 ($141,292), a $15,000 per month stipend to cover commuter expenses in 2019 ($180,000), the value of company-covered financial services available to each executive officer ($14,948), 401(k) matching contributions made by our company ($2,000), the value of a company-covered physical examination available to each executive officer ($5,000), premiums for split-dollar life insurance and disability policies ($10,480), and charitable donations made under the company’s matching gift program ($15,000). ). In connection with Mr. Hough’s forfeiture of his performance-based restricted stock units granted in February 2019, $19,704 of the restricted stock units issued with respect to such award as a result of the quarterly dividends paid during fiscal year 2019 was also forfeited.

2020 Proxy Statement	61

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2019 to the Named Executive Officers. Grants of equity awards to each Named Executive Officer were made pursuant to our Amended and Restated 2014 Plan. There can be no assurance that the Grant Date Fair Value of the Stock Awards listed below will ever be realized.

GRANTS OF PLAN-BASED AWARDS TABLE

FOR THE 2019 FISCAL YEAR

										Awards	Grant Date Fair Value of Stock Awards ($)(3)
										All
										Other
										Stock
										Number
			Estimated Future Payouts			Estimated Future Payouts				Of
		Comp.	Under Non-Equity			Under Equity Incentive				Shares
		Comm.	Incentive Plan Awards			Plan Awards				Of Stock
Name	Grant Date	Action Date	Threshold ($)	Target ($)(1)	Maximum ($)	Threshold (#)	Target (#)(2)		Maximum (#)	Units (#)
David J. Henshall	2/15/19	2/14/19	—	—	—	11,750	23,500	(4)	47,000	—	1,476,505
	4/1/19	3/11/19	—	—	—	—	—		—	40,149	4,002,454
	4/1/19	3/11/19	—	—	—	0	60,223(5)		120,446	—	6,003,631
	—	3/11/19	0	1,500,000	3,000,000	—	—		—	—	—
Arlen R. Shenkman	10/1/19	7/24/19				—	—		—	62,481	6,000,050
	—	7/24/19	0	—	—	—	—		—	—	—
Andrew H. Del Matto	—	—	—	—	—	—	—		—	—	—
Jessica Soisson	4/1/19	3/11/19	—	—	—	—	—		—	6,023	600,433
	4/1/19	3/11/19	—	—	—	0	2,007(5)		4,014	—	200,078
	5/1/19	4/23/19	—	—	—	—	—		—	14,884	1,500,010
	—	3/11/19	0	175,075	350,150	—	—		—	—	—
Mark J. Ferrer	4/1/19	3/11/19	—	—	—	—	—		—	18,820	1,876,166
	4/1/19	3/11/19	—	—	—	0	18,820(5)		37,640	—	1,876,166
	—	3/11/19	0	575,000	1,150,000	—	—		—	—	—
Antonio G. Gomes	2/15/19	1/23/19	—	—	—	7,000	14,000	(4)	28,000	—	857,780
	4/1/19	3/11/19	—	—	—	—	—		—	15,307	1,525,955
	4/1/19	3/11/19	—	—	—	0	15,307(5)		30,614	—	1,525,955
	—	3/11/19	0	450,000	900,000	—	—		—	—	—
Paul J. Hough	2/15/19	1/23/19	—	—	—	7,000	14,000	(4)	28,000	—	857,780
	4/1/19	3/11/19	—	—	—	—	—		—	15,307	1,525,955
	4/1/19	3/11/19	—	—	—	0	15,307(5)		30,614	—	1,525,955
	—	3/11/19	0	450,000	900,000	—	—		—	—	—

(1)

Reflects target variable cash compensation awards in effect at December 31, 2019. On January 23, 2020, the Compensation Committee determined that the reported product and subscription bookings (excluding transition and trade-up bookings and cloud extensions) target was 93.3% attained, the non-GAAP corporate operating margin target was 0% attained, and the cloud renewal target was 5% attained, resulting in a payout of 98.3% and in the following variable cash compensation awards: Mr. Henshall received $1,474,500; Mr. Shenkman received $176,536; Ms. Soisson received $287,995; Mr. Ferrer received $559,165; Mr. Gomes received $442,350; and Mr. Hough received $431,443. See the column labelled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table included in this Proxy Statement. Mr. Shenkman’s variable cash compensation was pro-rated based on the date he began service as Executive Vice President and Chief Financial Officer. Ms. Soisson’s variable cash compensation award was pro-rated to reflect the increase in her base salary and variable cash compensation effective April 24, 2019, the restoration of her base salary and the decrease in her variable cash compensation effective September 16, 2019 when she ceased to serve as Interim Chief Financial Officer. The variable cash compensation award of each of Mr. Ferrer and Mr. Hough was pro-rated to reflect the increase in his base salary effective April 1, 2019 through December 31, 2019.

(2)

The “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the minimum, target, and maximum number of restricted stock units that may vest pursuant to the applicable performance-based restricted stock unit agreements.

(3)

The grant date fair value of awards in this column reflects the fair value of such awards, excluding estimated forfeitures. The assumptions we used for calculating the grant date fair value are set forth in Note 8 to the financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 14, 2020. In the case of performance-based restricted stock units, the fair value is reported for the probable outcome after the three-year performance period, which for this purpose is based on the company’s financial projections as of the grant date.

(4)

The full award was forfeited in January 2020. The number of restricted stock units vested as a percentage of the target award would have been determined based on free cash flow per share year-over-year growth over the two-year performance period ending on December 31, 2020.

(5)

The number of restricted stock units vested as a percentage of the target award shall be determined based on subscription bookings as a percentage of total product and subscription bookings for the last year of the performance period ending on December 31, 2021.

62

Outstanding Equity Awards

The following table sets forth certain information with respect to the outstanding equity awards at December 31, 2019 for each of the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2019 TABLE

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards; Market or Payout Value of Unearned or Other Rights That Have Not Vested ($)(2)
David J. Henshall	9,834.035	(3)	1,090,594
	10,529.186	(4)	1,167,687
	37,679.471	(5)	4,178,653
	40,562.668	(6)	4,498,400
				16,965.000	(7)	1,881,419
				23,667.000	(8)	2,624,670
				13,741.000	(9)	1,523,877
				56,518.590	(10)	6,267,912
				23,824.844	(11)	2,642,175
				60,843.496	(12)	6,747,544
Arlen R. Shenkman	62,677.906	(13)	6,950,980
Andrew H. Del Matto	—	(14)
Jessica Soisson	1,018.324	(3)	112,932
	2,826.872	(5)	313,500
	1,356.560	(15)	150,443
	6,085.057	(6)	674,833
	15,037.355	(16)	1,667,643
				1,767.000	(17)	195,960
				2,625.000	(18)	291,113
				1,861.000	(19)	206,385
				1,413.092	(10)	156,712
				2,027.678	(12)	224,869
Mark J. Ferrer	17,062.180	(20)	1,892,196
	13,188.019	(5)	1,462,551
	19,013.908	(6)	2,180,642
				19,781.254	(10)	2,193,741
				19,013.908	(12)	2,108,642
Antonio G. Gomes	3,730.150	(3)	413,674
	10,362.158	(5)	1,149,163
	15,464.712	(6)	1,715,037
				6,435.000	(7)	713,642
				8,941.000	(18)	991,557
				6,338.000	(19)	702,884
				15,542.994	(10)	1,723,718
				14,193.525	(11)	1,574,062
				15,464.712	(12)	1,715,037
Paul J. Hough	3,730.150	(3)	413,674
	10,362.158	(5)	1,149,163
	15,464.712	(6)	1,715,037
				6,435.000	(7)	713,642
				8,941.000	(18)	991,557
				6,338.000	(19)	702,884
				15,542.994	(10)	1,723,718
				14,193.525	(11)	1,574,062
				15,464.712	(12)	1,715,037

(1)

Includes restricted stock units issued as a result of the quarterly dividends paid in the fourth quarter of 2018 and fiscal year 2019, as applicable. The shares reported in this table are reported on a post-adjusted basis as of December 31, 2019. Upon final vesting, any fractional unit will be rounded to a whole share.

2020 Proxy Statement	63

(2)

Based on a per share price of $110.90, which was the closing price per share of our common stock on the last business day of the 2019 fiscal year (December 31, 2019). Values have been rounded to the nearest whole dollar.

(3)	Restricted stock units that vest in three annual installments, with 33.4% having vested on March 30, 2018, 33.3% having vested on March 30, 2019, and 33.3% having vested on March 30, 2020.
(4)	Restricted stock units that vest in three annual installments, with 33.4% having vested on August 1, 2018, 33.3% having vested on August 1, 2019, and 33.3% vesting on August 1, 2020.
(5)	Restricted stock units that vest in three annual installments, with 33.4% having vested on March 29, 2019, 33.3% having vested on March 29, 2020, and 33.3% vesting on March 29, 2021.
(6)	Restricted stock units that vest in three annual installments, with 33.4% having vested on April 1, 2020, 33.3% vesting on April 1, 2021, and 33.3% vesting on April 1, 2022.
(7)

Represents the actual number of restricted stock units that vested on December 31, 2019 based on our relative total shareholder return percentile compared to the selected custom index companies. On January 23, 2020, it was determined that 57.50% payout was achieved.

(8)

Represents the actual number of restricted stock units that vested on December 31, 2019 based on the company’s subscription bookings as a percentage of total product and subscription bookings. On January 23, 2020, it was determined that 149.85% payout was achieved.

(9)

Represents the actual number of restricted stock units that vested on December 31, 2019 based on the company’s 2019 non-GAAP corporate operating margin. On January 23, 2020, it was determined that 87% payout was achieved.

(10)	Represents the target number of restricted stock units that will vest on December 31, 2020 based on the company’s subscription bookings as a percentage of total product and subscription bookings.
(11)

Represents the target number of restricted stock units that would have vested based on free cash flow per share year-over-year growth over the two-year performance period ending on December 31, 2020. The full award was forfeited in January 2020.

(12)

Represents the target number of restricted stock units that will vest based on subscription bookings as a percentage of total product and subscription bookings for the last year of the performance period ending on December 31, 2021.

(13)	Restricted stock units that vest in three annual installments, with 33.4% vesting on October 1, 2020, 33.3% vesting on October 1, 2021, and 33.3% vesting on October 1, 2022.
(14)	Mr. Del Matto departed our company on April 26, 2019.
(15)	Restricted stock units that vest in three annual installments, with 33.4% having vested on December 3, 2019, 33.3% vesting on December 3, 2020, and 33.3% vesting on December 3, 2021.
(16)	Restricted stock units that vest in three annual installments, with 33.4% vesting on May 1, 2020, 33.3% vesting on May 1, 2021, and 33.3% vesting on May 1, 2022.
(17)

Represents the actual number of restricted stock units that vested on December 31, 2019 based on our relative shareholder return percentile compared to the company’s included in the Nasdaq Composite Return Index as of January 2, 2019. On January 23, 2020, it was determined that 173.68% payout was achieved.

(18)

Represents the actual number of restricted stock units that vested on December 31, 2019 based on the company’s subscription bookings as a percentage of total product and subscription bookings. On January 23, 2020, it was determined that 174.93% payout was achieved.

(19)

Represents the actual number of restricted stock units that vested on December 31, 2019 based on the company’s 2019 non-GAAP corporate operating margin. On January 23, 2020, it was determined that 124% payout was achieved.

(20)	Restricted stock units that vest in three annual installments, with 33.4% having vested on October 2, 2018, 33.3% having vested on October 2, 2019, and 33.3% vesting on October 2, 2020.

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Stock Vested

The following table sets forth certain information regarding restricted stock unit vesting, during the year ended December 31, 2019 under our equity incentive plans for our Named Executive Officers.

STOCK VESTED TABLE

FOR THE 2019 FISCAL YEAR

	Stock Awards
	Number of Shares	Value
	Acquired on	Realized on
	Vesting	Vesting
Name	(#)(1)	($)(2)
David J. Henshall	102,821	10,257,090
Arlen R. Shenkman	—	—
Andrew H. Del Matto(3)	30,342	3,104,838
Jessica Soisson	5,934	593,193
Mark J. Ferrer	23,535	2,269,302
Antonio G. Gomes	34,549	3,453,477
Paul J. Hough	23,580	2,495,812

(1)

Includes additional restricted stock units vested during 2019 that were acquired in connection with the company’s quarterly cash dividends. See Adjustments to Outstanding Equity Awards in Connection with our Quarterly Dividends on page 51 for more information.

(2)

Based on the closing price per share of our common stock on the date upon which the restricted stock units vested or, if the vesting date is not a trading day, based on the closing price on the last trading day immediately preceding the vesting date.

(3)

In connection with Mr. Del Matto’s departure and in order to provide an orderly transition, we entered into a letter agreement with Mr. Del Matto, pursuant to which the vesting of 10,038 time-based restricted stock units previously granted to Mr. Del Matto accelerated. See Other Named Executive Officers Cash Compensation – Base Salary and Variable Cash Compensation for more information.

2020 Proxy Statement	65

Nonqualified Deferred Compensation

The following table sets forth certain information regarding non-tax qualified compensation deferred during the year ended December 31, 2019, under our equity incentive plans for our Named Executive Officers. The deferred compensation consists of shares of our common stock that will be issued with respect to vested restricted stock units under a long-term incentive program, or LTIP, that we instituted in 2009.

The LTIP’s design and structure were intended to, and ultimately did, reward executive officers for generating both relative and absolute shareholder returns. The number of vested restricted stock units was determined after the conclusion of a three-year period ending December 31, 2011, subject to employment of the executive officer by us throughout the three-year period. The number of shares of common stock issuable upon settlement of the LTIP restricted stock units was determined by comparing the performance of our common stock to the performance of the specified market indices over the same three-year period. Although the LTIP stock units have vested, the units will not be settled in shares of our common stock until the earliest of six months and one day following termination of the executive officer’s employment for any reason other than cause, the executive officer’s death, or the effective date of a change in control of our company.

NONQUALIFIED DEFERRED COMPENSATION TABLE

FOR THE 2019 FISCAL YEAR

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
David J. Henshall	—	—	—	—	5,422,412	(1)
Arlen R. Shenkman	—	—	—	—	—
Andrew H. Del Matto	—	—	—	—	—
Jessica Soisson	—	—	—	—	—
Mark J. Ferrer	—	—	—	—	—
Antonio G. Gomes	—	—	—	—	—
Paul J. Hough	—	—	—	—	—

(1)

Based on a per share price of $110.90, which was the closing price per share of our common stock on December 31, 2019, the last business day of the 2019 fiscal year, and reflects the balance of restricted stock units currently outstanding that were issued under the LTIP that vested on December 31, 2011, net of any underlying shares that were withheld to satisfy minimum tax withholding obligations that arose upon vesting. The number of restricted stock units on a net basis for each of the Named Executive Officers is as follows: Mr. Henshall, 48,894.608 units which includes additional restricted stock units received as a result of adjustments made to outstanding equity awards in connection with our quarterly cash dividends paid in the fourth quarter of 2018 and fiscal year 2019. None of Messrs. Shenkman, Del Matto, Ferrer, Gomes, Hough, or Ms. Soisson participated in the LTIP program. The grant date fair value of the LTIP awards was included in the “Stock Awards” column of the Summary Compensation Table for 2009.

66

Potential Payments upon Termination or Change in Control

We have change in control and severance arrangements with our Named Executive Officers that provide severance and other benefits to our Named Executive Officers in the event of the termination of their employment under certain circumstances. Set forth below is a summary of these arrangements.

President and Chief Executive Officer

In July 2017, we entered into an employment agreement with Mr. Henshall in connection with his appointment as our President and Chief Executive Officer. The employment agreement has a term of three years, with one-year extensions thereafter unless written notice of non-renewal is given by either party not less than 180 days prior to the end of the then current term.

Mr. Henshall’s employment agreement provides for a minimum base salary of $1,000,000, which is subject to annual review and may be increased but not decreased. In addition, Mr. Henshall is entitled to participate in our executive variable cash compensation program at an annual target variable cash compensation payment of 125% of his base salary and a maximum variable cash compensation payment of 200% of his base salary, with the actual amount to be determined in the discretion of the Compensation Committee based on Citrix’s performance and the individual performance of Mr. Henshall. Mr. Henshall also is eligible to receive annual equity awards with a minimum target value of $8,000,000, and to participate in all of our employee benefit plans and programs that are generally available to our senior executive employees.

Upon a termination of Mr. Henshall’s employment without cause or for good reason before a change in control, Mr. Henshall will be entitled to severance pay and benefits as follows:

•	salary continuation in an amount equal to two times the sum of (a) Mr. Henshall’s base salary and (b) his target variable cash compensation;

•	continued health insurance coverage for 18 months; and

•	acceleration of unvested equity awards with time-based vesting then scheduled to vest over 24 months.

In such event, his performance-based equity awards will remain outstanding and may be earned on a pro-rata basis at the end of the relevant performance period based on actual performance.

The definitions of “cause”, “good reason” and “change in control” included in Mr. Henshall’s employment agreement are substantially the same as the definitions included in the executive agreements for the other Named Executive Officers described below, except that it will be considered a substantial reduction in Mr. Henshall’s duties or responsibilities for purposes of the definition of “good reason” if he is not nominated for re-election to the Board or, in the event of a change in control, if he is no longer serving as President and Chief Executive Officer for the ultimate parent of the resulting company or such parent is not a publicly-traded company.

In the event Mr. Henshall’s employment is terminated without cause or if he resigns his position for good reason in the 18-month period following a change in control, he will be entitled to receive:

•	a lump sum payment equal to 300% of the sum of (a) his annual base salary and (b) his target variable cash compensation;

•	continued health insurance coverage for 18 months; and

•	accelerated vesting of all unvested equity awards with time-based vesting.

Mr. Henshall’s currently outstanding equity awards with performance-based vesting provide that they will be deemed earned at the time of a change in control based on maximum achievement of 200%, subject to time-based vesting over the remaining measurement period, with full vesting if Mr. Henshall is terminated without cause or resigns for good reason following a change in control.

Upon Mr. Henshall’s death or disability, all unvested equity awards with time-based vesting held by Mr. Henshall will immediately vest, and any equity awards with performance-based vesting will remain outstanding and may be earned on a pro-rata basis at the end of the relevant performance period based on actual performance. Mr. Henshall (or his estate, if

2020 Proxy Statement	67

applicable) also will be entitled to receive his target variable cash compensation on a pro-rata basis for such year. For purposes of his employment agreement, “disability” means that he is unable to perform the essential functions of his then existing position or positions under the agreement (or is expected, based on a reasonable degree of medical certainty, to be unable to perform such functions) with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period.

All severance payments and benefits under Mr. Henshall’s employment agreement are subject to the execution of a separation and release agreement by Mr. Henshall containing, among other provisions, a general release of claims in favor of Citrix.

In the event that any payments made to Mr. Henshall in connection with a change in control or termination would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, the payments to Mr. Henshall would be reduced to the maximum amount that can be paid without the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, but only if such reduction provides a higher benefit on an after-tax basis to Mr. Henshall. The employment agreement does not provide for any tax gross-up payments.

Other Named Executive Officers

We have entered into executive agreements with the members of our senior leadership team, including Messrs. Shenkman, Ferrer, Gomes and Hough and Ms. Soisson. The executive agreements have a term of three years and automatically renew for one-year periods, unless written notice of non-renewal is given by either party at least 180 days prior to the end of the term. In the event of a change in control, the term will be automatically extended until 12 months after the change in control.

Under the executive agreements, if an executive’s employment is terminated by Citrix without cause or by the executive for good reason, in either case before a change in control, he or she will be entitled to receive:

•

a lump sum payment equal to the sum of his or her then-current annual base salary plus the higher of (a) a designated percentage of his or her then-current annual base salary (100% for each of Mr. Shenkman and Mr. Ferrer, 90% for Mr. Hough, 75% for Mr. Gomes, and 50% for Ms. Soisson) or (b) the amount of variable cash compensation paid to him or her for the fiscal year prior to termination;

•	continued health insurance coverage for 12 months;

•	accelerated vesting of the unvested portion of his or her equity awards with time-based vesting that would have vested within the 12-month period following his or her date of termination; and

•	12 months of executive-level outplacement services.

In addition, the executive agreements provide for certain benefits in the event that the executive’s employment is terminated following a change in control of Citrix. In the event that an executive’s employment is terminated without “cause” or if he or she resigns his or her position for “good reason”, in either case, within the 12-month period following a “change in control”, he or she will be entitled to receive:

•	a lump sum payment equal to 150% of the sum of (a) his or her annual base salary and (b) his or her variable cash compensation target for the then-current fiscal year;

•	continued health insurance coverage for 18 months;

•	accelerated vesting of the unvested portion of any equity awards with time-based vesting; and

•	18 months of executive-level outplacement services.

The company’s currently outstanding equity awards with performance-based vesting provide that they will be deemed earned at the time of a change in control based on maximum achievement of 200%, subject to time-based vesting over the remaining measurement period, with full vesting if the executive is terminated without cause or resigns for good reason following the change in control as described above.

Under the executive agreements, a “change in control” would include any of the following events:

•	any “person,” as defined in the Securities Exchange Act of 1934, as amended, acquires 30% or more of our voting securities;

68

•

the consummation of a consolidation, merger or sale or other disposition of all or substantially all of our assets in which our shareholders would beneficially own less than 50% of the voting securities of the resulting entity or its ultimate parent after such transaction;

•	our incumbent directors cease to constitute a majority of our Board of Directors;

•	any other acquisition of the business of Citrix in which a majority of our Board of Directors votes in favor of a decision that a change in control has occurred; or

•	our shareholders approve a plan or proposal for our liquidation or dissolution.

Termination of the executive’s employment by Citrix for “cause” includes a termination of the executive’s employment as a result of:

•

an indictment for the commission of any felony or a misdemeanor involving deceit, material dishonesty or fraud, or any willful conduct that would reasonably be expected to result in material injury or reputational harm to Citrix if the executive were retained in his or her position;

•	willful disclosure of material trade secrets or other material confidential information related to our business;

•

willful and continued failure substantially to perform the executive’s duties with Citrix, other than any such failure resulting from the executive’s incapacity due to physical or mental illness (subject to notice and a period for the executive to cure such failure);

•	willful and knowing participation in releasing false or materially misleading financial statements or submission of a false certification to the Securities and Exchange Commission; or

•	failure to cooperate with a bona fide internal investigation by regulatory or law enforcement authorities.

Termination of the executive’s employment by the executive for “good reason” includes a termination of the executive’s employment as a result of:

•	a substantial reduction, not consented to by the executive, in the nature or scope of the executive’s responsibilities, authorities, powers, functions or duties;

•	a reduction in the executive’s annual base salary or target variable cash compensation;

•	failure to provide the executive with any payments, rights and other entitlements under the applicable agreement, including upon a change in control;

•	following a change in control, a material breach by Citrix of any agreements, plans, policies and practices relating to the executive’s employment with Citrix;

•	the relocation of our offices at which the executive is principally employed by more than 35 miles; or

•	Citrix’s issuance to the executive of a notice of non-renewal of the agreement (as applicable).

In addition, it will be considered a substantial reduction in Mr. Shenkman’s or Mr. Gomes’ duties or responsibilities for purposes of the definition of “good reason” if, in the event of a change in control, he is no longer serving as Chief Financial Officer or General Counsel, respectively, for the ultimate parent of the resulting company or such parent is not a publicly-traded company.

The severance payments and benefits described above are subject to the execution of a separation and release agreement containing, among other provisions, a general release of claims in favor of Citrix.

In the event that any payments made in connection with a change in control or termination would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (or, the Code), the payments to these executives would be reduced to the maximum amount that can be paid without the imposition of an excise tax under Section 4999 of the Code, but only if such reduction provides a higher benefit on an after-tax basis to the executives. The executive agreements do not provide any “gross-up” payments in connection with a change in control.

2020 Proxy Statement	69

With respect to the performance-based equity awards granted to these Named Executive Officers, the award agreements provide that if the executive’s employment with our company terminates as a result of the executive’s death, disability (defined under our long-term disability plan) or retirement (defined as termination of employment after attainment of age 65 and provided that the executive officer has at least four years of service with our company), the executive will remain eligible to earn such performance-based awards on a pro-rata basis at the end of the performance period based on our achievement of the applicable performance metrics. As of December 31, 2019, none of our Named Executive Officers were eligible for retirement under our policy. In addition, our Compensation Committee adopted a policy applicable to these Named Executive Officers providing for the acceleration of vesting of outstanding time-based restricted stock units upon death or disability.

Each of our Named Executive Officers is also subject to the terms of a non-solicitation, non-compete and confidentiality and employee non-disclosure agreement with us. The non-solicitation and non-compete obligations, where enforceable, survive the termination of the executive’s employment for a period of one year.

Former Chief Financial Officer

In February 2018, we entered into an executive agreement with Mr. Del Matto in connection with his appointment as our Executive Vice President and Chief Financial Officer, on substantially the same terms as the executive agreements described above. Mr. Del Matto resigned from these roles, effective April 26, 2019. In connection with his departure from our company, Mr. Del Matto received no severance or other separation benefits pursuant to his executive agreement, but in order to provide an orderly transition, we entered into a letter agreement with Mr. Del Matto. Pursuant to the letter agreement, subject to Mr. Del Matto’s agreement to provide consulting and transitional support for a one-month period following the date of termination of his employment and to sign a separation and release agreement in favor of Citrix, 10,038 time-based restricted stock units previously granted to Mr. Del Matto (valued at approximately $1,013,637 on April 26, 2019) immediately accelerated and became nonforfeitable upon his separation and release agreement becoming effective. Mr. Del Matto forfeited all of his other unvested equity awards upon his departure from Citrix.

Potential Payments

The following table shows potential payments and benefits that would have been provided to each of Messrs. Henshall, Shenkman, Ferrer, Gomes and Hough and Ms. Soisson upon the occurrence of a change in control and/or certain termination triggering events, assuming such change in control and/or termination event occurred on December 31, 2019. Mr. Del Matto is not included in the table below as his employment with Citrix terminated during 2019.

The amounts shown in this table do not include payments and benefits to the extent they have been earned prior to the termination of employment or are provided on a non-discriminatory basis to employees upon termination of employment. These include:

•	accrued salary and vacation pay;

•

distribution of plan balances under our 401(k) plan and the non-qualified deferred compensation plan (see Nonqualified Deferred Compensation on page 66 for the balances, if any, of each Named Executive Officer); and

•	life insurance proceeds in the event of death.

70

The closing market price of our common stock on December 31, 2019 was $110.90 per share.

Benefit	Involuntary Not for Cause Termination / Good Reason Termination ($)		Involuntary Not for Cause Termination / Good Reason Termination Following Change in Control ($)(1)		Death or Disability ($)(2)
David J. Henshall
Severance	4,500,000		6,750,000		1,250,000	(3)
Unvested Equity Awards	23,215,159	(2)	55,800,777	(4)	24,714,638	(4)
Benefits Continuation	23,834		23,834		—
Outplacement Services	—		—		—
Total	27,738,993		62,574,611		25,964,638
Arlen R. Shenkman
Severance	1,150,000		1,725,000		—
Unvested Equity Awards	2,317,034		6,950,990		6,950,990
Benefits Continuation	23,544		35,317		—
Outplacement Services	21,250		21,250		—
Total	3,511,828		8,732,557		6,950,990
Jessica Soisson
Severance	599,946		787,500		—
Unvested Equity Awards	1,125,413		4,574,736		3,793,187
Benefits Continuation	25,215		37,823		—
Outplacement Services	21,250		21,250		—
Total	1,771,824		5,421,309		3,793,187
Mark J. Ferrer
Severance	1,515,170		1,725,000		—
Unvested Equity Awards	3,326,556		14,068,441		7,629,033
Benefits Continuation	23,544		35,317		—
Outplacement Services	21,250		21,250		—
Total	4,886,520		15,850,008		7,629,033
Antonio G. Gomes
Severance	1,228,134		1,425,000		—
Unvested Equity Awards	1,560,141		18,053,522	(4)	8,194,401	(4)
Benefits Continuation	22,508		33,762		—
Outplacement Services	21,250		21,250		—
Total	2,832,033		19,533,534		8,194,401
Paul J. Hough
Severance	1,184,720		1,425,000		—
Unvested Equity Awards	1,560,141		18,053,522	(4)	8,194,401	(4)
Benefits Continuation	22,508		33,762		—
Outplacement Services	21,250		21,250		—
Total	2,788,619		19,533,534		8,194,401

(1)	The value of any performance-based awards included in this column was calculated using maximum achievement of 200%.
(2)

The value of any performance-based awards was calculated using the target award level except for performance awards where the performance period ended December 31, 2019, in which case the value was calculated using actual performance achieved. For each performance-based award for which the performance period is not complete as of termination, the number of shares earned will be calculated based on actual performance during the performance period and pro-rated for the number of months that elapsed in the performance period prior to such termination.

(3)	Mr. Henshall (or his estate, if applicable) would be entitled to receive his target variable cash compensation on a pro-rata basis for such year.
(4)	Includes February 2019 PRSUs, all of which were forfeited in January 2020.

2020 Proxy Statement	71

Report of the Compensation Committee of the Board of Directors

This report is submitted by the Compensation Committee of the Board of Directors. The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Proxy Statement and discussed it with management. Based on its review of the Compensation Discussion and Analysis and its discussions with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that Citrix specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Respectfully submitted by the Compensation Committee,

Nanci E. Caldwell

Ajei S. Gopal

Peter J. Sacripanti

Compensation Committee Interlocks and Insider Participation

From January through December 2019, Ms. Caldwell, Dr. Gopal and Mr. Sacripanti served as members of the Compensation Committee. No member of our Compensation Committee was an employee or former employee of our company or any of our subsidiaries. During the past year, none of our executive officers served as: (1) a member of the Compensation Committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) a director of another entity, one of whose executive officers served on our Compensation Committee; or (3) a member of the Compensation Committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director on our Board of Directors.

Pay Ratio Disclosure

Pay Ratio Disclosure

We strive to provide competitive benefits and compensation programs that meet the diverse needs of our employees. Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure that the pay of every Citrix employee reflects the level of their job responsibilities and is competitive with our peer group. Our team is global, with over half our workforce located outside of the United States, and we believe it is important to be consistent in how employees are rewarded. We have differences in our programs to meet competitive needs and comply with local customs and laws, and strive to provide offerings that reflect local market practices. Compensation rates are benchmarked and set to be market-competitive in the country in which the jobs are performed.

Each part of our compensation program encourages and rewards both individual performance and the company’s results and can include base salary, variable cash compensation, commissions, equity awards and other benefits.

Under the rules adopted pursuant to the Dodd-Frank Act of 2010, Citrix is required to calculate and disclose the total compensation paid to its median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to Citrix’s Chief Executive Officer. We describe our methodology and the resulting CEO pay ratio below.

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The SEC rules for identifying the median paid employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to our Chief Executive Officer pay ratio, as other companies have offices in different countries, have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their CEO pay ratios.

Pay Ratio Methodology

Median Employee Determination

We first determined our “median employee” during 2017 for purposes of determining our CEO pay ratio as disclosed in our 2018 Proxy Statement. The applicable SEC rules require us to identify a “median employee” only once every three years, as long as there have been no material changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our CEO pay ratio disclosure. Because there have been no material changes in our employee population or employee compensation arrangements that we believe would significantly impact the company’s CEO pay ratio disclosure, we are using the same “median employee” for our 2019 CEO pay ratio that we used for our 2017 and 2018 CEO pay ratio, although we have updated the calculation of the total compensation earned by that employee for 2019.

The methodology and the material assumptions and estimates that we used to identify our “median employee” during 2017 were as described below.

We determined that as of December 31, 2017, we had approximately 7,500 employees at Citrix. We used this employee population to determine the median employee.

Under the relevant rules, we are required to identify the median employee using a “consistently applied compensation measure” (“CACM”). We chose a CACM that closely approximates the annual total direct compensation of our employees. Specifically, we identified the median employee using all elements of cash compensation. We excluded the value of benefits that were not paid in cash and equity. We did not adjust the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis. We, however, annualized the compensation of all permanent full-time employees who were hired in 2017 but did not work for Citrix for the full year. We did not make any cost-of-living adjustments in identifying the median employee. For purposes of this calculation, we converted all local currency to USD based on the average exchange rates over the twelve months ended December 31, 2017.

Using this methodology, we determined that the median employee was a full-time salaried employee located in the United States who was awarded variable cash compensation and equity awards during 2017. Similarly, for 2018 and again for 2019, the median employee was awarded variable cash compensation and equity awards during 2019.

Calculating the Total Annual Compensation of the Median Employee and the Pay Ratio for 2019

Using the 2017 median employee, we calculated that employee’s total annual compensation in the same manner we calculate our President and Chief Executive Officer’s total annual compensation in the 2019 Summary Compensation Table on page 60. We determined that the median employee’s 2019 annual total compensation was $181,769. Our President and Chief Executive Officer’s annual total compensation as reported in the 2019 Summary Compensation Table was $14,513,856. As a result, the ratio of the annual total compensation of our Chief Executive Officer and President, to the annual total compensation of the median employee was 80 to 1.

Neither the Compensation Committee nor Citrix management used this pay ratio measure in making compensation decisions. Given the differences in calculation methodology, our pay ratio should not be used as a basis for comparison across companies.

2020 Proxy Statement	73

Related Party Transactions Policies and Procedures and Transactions with Related Persons

In accordance with its charter, the Nominating and Corporate Governance Committee reviews, approves and ratifies any related person transaction. The term “related person transaction” refers to any transaction required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K.

In considering any related person transaction, the Nominating and Corporate Governance Committee considers the facts and circumstances regarding such transaction, including, among other things, the amounts involved, the relationship of the related person (including those persons identified in the instructions to Item 404(a) of Regulation S-K) with our company and the terms that would be available in a similar transaction with an unaffiliated third-party. The Nominating and Corporate Governance Committee also considers its fiduciary duties, our obligations under applicable securities law, including disclosure obligations and director independence rules, and other applicable law in evaluating any related person transaction. The Nominating and Corporate Governance Committee reports its determination regarding any related person transaction to our full Board of Directors.

Since the beginning of 2019, there were no related person transactions, and there are not currently any proposed related person transactions, that would require disclosure under SEC rules.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our common stock as of February 29, 2020:

•	by each person who is known by Citrix to beneficially own more than 5% of our outstanding shares of common stock;

•	by each of our directors and director nominees;

•	by each of our Named Executive Officers; and

•	by all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)(3)	Percentage of Shares Beneficially Owned(4)
BlackRock, Inc.(5) 55 East 52nd Street New York, NY 10055	15,550,788	12.7%
The Vanguard Group(6) 100 Vanguard Boulevard Malvern, PA 19355	14,276,672	11.7%
David J. Henshall(7)	255,278	*
Antonio G. Gomes(8)	118,430	*
Robert M. Calderoni(9)	59,669	*
Paul J. Hough(10)	51,413	*
Mark J. Ferrer(11)	22,427	*
Jessica Soisson(12)	15,715	*
Andrew H. Del Matto	14,512	*
Murray J. Demo(13)	10,696	*
Moira A. Kilcoyne(14)	4,268	*
Thomas E. Hogan(15)	3,294	*
Nanci E. Caldwell(16)	854	*
Peter J. Sacripanti(17)	438	*
Robert D. Daleo(18)	181	*
Jesse A. Cohn(19)	—	*
Ajei S. Gopal(20)	—	*
Arlen R. Shenkman(21)	—	*
J. Donald Sherman(22)	—	*
All executive officers, directors and nominees as a group (21 persons)(23)	747,250*

*	Represents less than 1% of the outstanding common stock.
(1)	The address of each of the directors and executive officers is 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309.
(2)

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons listed in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes shares issuable upon settlement of restricted stock units held by the respective person or group that will vest within 60 days of February 29, 2020 and pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of February 29, 2020. Pursuant to our outside directors’ deferred compensation program for non-employee directors, our non-employee directors may elect to defer their annual equity awards and cash fees and as a result, this table reflects no beneficial ownership for certain non-employee directors who have elected deferral. Please see the discussion above under the heading Outside Directors’ Deferred Compensation Program for Non-Employee Directors for additional details on our deferral program.

(3)

Shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 29, 2020 as detailed in the footnotes to this table may vary slightly as a result of rounding of fractional shares upon vesting.

(4)	Applicable percentage of ownership is based upon 122,361,840 shares of common stock outstanding as of February 29, 2020.
(5)

With respect to information relating to BlackRock, Inc., we have relied solely on information supplied by such entity on a Schedule 13G/A filed with the SEC on February 4, 2020. Per the Schedule 13G/A, BlackRock held sole voting power over 13,949,402 shares and sole dispositive power over 15,550,788 shares.

(6)

With respect to information relating to The Vanguard Group, we have relied solely on information supplied by such entity on a Schedule 13G/A filed with the SEC on February 12, 2020. Per the Schedule 13G/A, Vanguard held sole voting power over 191,794 shares, shared voting power over 76,078 shares, sole dispositive power over 14,276,672 shares, and shared dispositive power over 256,441 shares.

2020 Proxy Statement	75

(7)	Includes 42,319 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 29, 2020.
(8)	Includes 14,109 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 29, 2020.
(9)

Includes 428 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 29, 2020. In addition, as of February 29, 2020, Mr. Calderoni holds 17,271.461 vested restricted stock units pursuant to our outside directors’ deferred compensation program for non-employee directors.

(10)	Includes 14,109 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 29, 2020.
(11)	Includes 12,971 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 29, 2020.
(12)	Includes 4,474 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 29, 2020.
(13)	Includes 428 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 29, 2020.
(14)	Includes 428 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 29, 2020.
(15)	Includes 428 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 29, 2020.
(16)

Includes 428 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 29, 2020. In addition, as of February 29, 2020, Ms. Caldwell holds 31,736.068 vested deferred restricted stock units pursuant to our outside directors’ deferred compensation program for non-employee directors.

(17)

Includes 428 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 29, 2020. In addition, as of February 29, 2020, Mr. Sacripanti holds 11,990.424 vested deferred restricted stock units pursuant to our outside directors’ deferred compensation program for non-employee directors.

(18)	In addition, as of February 29, 2020, Mr. Daleo holds 40,564.391 vested deferred restricted stock units pursuant to our outside directors’ deferred compensation program for non-employee directors.
(19)	As of February 29, 2020, Mr. Cohn holds 25,959.918 deferred vested restricted stock units pursuant to our outside directors’ deferred compensation program for non-employee directors.
(20)	As of February 29, 2020, Dr. Gopal holds 8,290.930 deferred vested restricted stock units pursuant to our outside directors’ deferred compensation program for non-employee directors.
(21)	Mr. Shenkman joined the company on September 9, 2019 and does not own any company securities or have any restricted stock units vesting within 60 days of February 29, 2020.
(22)	Mr. Sherman was elected as a director of the company on March 4, 2020. He did not own any company securities as of February 29, 2020 or as of the date of his election.
(23)	Includes 144,192 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 29, 2020.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq Stock Market. Our officers and directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations from our executive officers and directors that no other reports were required during the fiscal year ended December 31, 2019, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were satisfied on a timely basis, with the exception of one Form 4 filed by Andrew H. Del Matto on April 16, 2019 to report one transaction related to Mr. Del Matto’s shares withheld to cover taxes on March 1, 2019. The due date for this Form 4 filing was March 5, 2019, and it was filed on April 16, 2019.

Tax Deductibility of Executive Compensation

Section 162(m) of the Code generally places a $1 million limit on the amount of compensation a company can deduct in any one year for certain executive officers. While the Compensation Committee considers tax deductibility as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our

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executive compensation program even if the awards are not deductible by us for tax purposes. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our Named Executive Officers and certain other individuals in excess of $1 million will not be deductible unless it qualifies for the limited transition relief applicable to certain arrangements in place as of November 2, 2017.

Despite the Compensation Committee’s efforts to structure certain performance-based awards in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing the performance-based compensation exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with our business needs. The Compensation Committee believes that shareholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2019, with respect to the securities authorized for issuance to our employees and directors under our equity compensation plans, consisting of:

•	Amended and Restated 2005 Equity Incentive Plan (which we refer to as the 2005 Stock Plan);

•	Amended and Restated 2014 Plan; and

•	2015 Employee Stock Purchase Plan.

EQUITY COMPENSATION PLAN INFORMATION TABLE

Plan category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted- average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders(1)	5,738,441	$—	19,963,991
Equity compensation plans not approved by security holders	—	$—	—
Total	5,738,441	$—	19,963,991

(1)

Includes securities issuable upon rights that were granted pursuant to our 2005 Stock Plan. No additional awards will be granted under this plan. Additionally, balance includes securities issuable upon rights that have been issued pursuant to the Amended and Restated 2014 Plan, which is currently available for future grants. Also includes securities remaining available for future issuance under our 2015 Employee Stock Purchase Plan.

Equity Compensation Plans

We are currently granting stock-based awards from our Amended and Restated 2014 Plan and our 2015 Employee Stock Purchase Plan, which are overseen by the Compensation Committee of our Board of Directors.

2020 Proxy Statement	77

Part 5 Audit Committee Matters

Report of the Audit Committee

The Audit Committee oversees the accounting and financial reporting processes of Citrix and the audits of the consolidated financial statements of Citrix on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements in Citrix’s Annual Report on Form 10-K for the year ended December 31, 2019, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and accounting estimates resulting from the application of these policies, and the substance and clarity of disclosures in the financial statements, and reviewed Citrix’s disclosure controls and procedures and internal control over financial reporting.

The Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. Messrs. Daleo, Demo and Sherman (who was elected to our Board of Directors on March 4, 2020) each qualify as an “audit committee financial expert” under the rules of the SEC.

The Audit Committee has reviewed Citrix’s audited consolidated financial statements at December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019 and has discussed them with both management and Ernst & Young. The Audit Committee also discussed with Ernst & Young the overall scope and plan for their annual audit for 2019. The Audit Committee met separately with Ernst & Young in its capacity as Citrix’s independent registered public accountants, with and without management present, to discuss the results of Ernst & Young’s procedures, its evaluations of Citrix’s internal control over financial reporting, and the overall quality of its financial reporting, as applicable.

The Audit Committee reviewed and discussed with Ernst & Young the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB. In addition, the Audit Committee has reviewed the services provided by Ernst & Young and discussed with Ernst & Young its independence from management and Citrix, including the matters in the written disclosures and letter from independent accountants required by PCAOB Rule 3526 and considered the compatibility of non-audit services with the registered public accountants’ independence.

Based on the Audit Committee’s review of the financial statements and the reviews and discussions referred to above, it concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in Citrix’s Annual Report on Form 10-K for the year ended December 31, 2019.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that Citrix specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Respectfully submitted by the Audit Committee,

Robert D. Daleo

Murray J. Demo

Thomas E. Hogan

Moira A. Kilcoyne (served on Audit Committee until March 2020)

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Fees Paid to Ernst & Young

The following table shows the aggregate fees for professional services rendered to us by Ernst & Young during the fiscal years ended December 31, 2019 and December 31, 2018.

	2019	2018
Audit Fees	$5,914,360	$5,886,726
Audit-Related Fees	$50,500	$48,500
Tax Fees	$2,949,710	$3,688,054
All Other Fees	$10,000	$2,500
Total	$8,924,570	$9,625,780

Audit Fees

Audit fees consist of fees for professional services associated with the annual consolidated financial statements audit, review of the interim financial statements included in our quarterly reports on Form 10-Q, and services in connection with international statutory audits, regulatory filings, and accounting consultations. Audit Fees for both years also include fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting as promulgated by Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees

Audit-Related Fees for 2019 and 2018 consist of fees for services for the annual audits of employee benefit plans. Audit-Related Fees for 2018 also include fees for professional services rendered for potential business combinations and internal control reviews.

Tax Fees

Tax Fees consist of fees for professional services rendered for assistance with federal, state, local and international tax compliance and consulting. Tax compliance fees were $833,230 for 2019 and $854,514 for 2018. Tax Fees also include fees of $2,116,480 for 2019 and $2,833,540 for 2018 for services rendered for tax examination assistance, tax research and tax planning services in the countries in which we do business.

Other Fees

Other Fees for 2019 and 2018 consist of fees for publications and on-line subscriptions and materials.

Audit Partner Rotation

In accordance with SEC rules and Ernst & Young policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to Citrix. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy involves meetings among the Chair of the Audit Committee, our Chief Financial Officer and the candidate for the role, as well as discussion by the full Audit Committee and with other members of management.

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Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee has implemented procedures under our Audit Committee Pre-Approval Policy for Audit and Non-Audit Services, which we refer to as the Pre-Approval Policy, to ensure that all audit and permitted non-audit services to be provided to Citrix have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of our independent registered public accounting firm for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before the service may be provided by our independent registered public accounting firm. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. All of the audit-related, tax and all other services provided to us by Ernst & Young in 2019 and 2018 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Pre-Approval Policy. All non-audit services provided in 2019 and 2018 were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. For additional information concerning the Audit Committee and its activities with Ernst & Young, see Our Board Committees beginning on page 24.

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Part 6 Proposals to be Voted on at the Meeting

Proposal 1

Election of Director Nominees

Our Board of Directors currently consists of eleven members. The table below sets forth the ten nominees for directors at the 2020 Annual Meeting. Mr. Cohn has not been nominated for re-election at the 2020 Annual Meeting. As a result, the size of the Board of Directors will decrease to ten members following the 2020 Annual Meeting.

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the ten Board members, listed in the chart below, for re-election and has recommended that each be elected to the Board of Directors, each to hold office until the annual meeting of shareholders to be held in the year 2021 and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal. All of the nominees are current directors whose terms expire at the 2020 Annual Meeting. The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

This proposal for the election of directors relates solely to the election of ten directors nominated by our Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any of our shareholders.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE FOLLOWING NOMINEES:

Nominee’s or Director’s Name	Director Since	Position(s) with Citrix

Robert M. Calderoni	2014	Chairman

Nanci E. Caldwell	2008	Lead Independent Director

Robert D. Daleo	2013	Director

Murray J. Demo	2005	Director

Ajei S. Gopal	2017	Director

David J. Henshall	2017	President, Chief Executive Officer and Director

Thomas E. Hogan	2018	Director

Moira A. Kilcoyne	2018	Director

Peter J. Sacripanti	2015	Director

J. Donald Sherman	2020	Director

2020 Proxy Statement	81

Proposal 2

Approval of the

Citrix Systems, Inc.

Second Amended and Restated 2014 Equity Incentive Plan

Our Board of Directors believes that equity-based incentive awards play an important role in our success by motivating and enabling our employees, officers and non-employee directors, upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business, to acquire a proprietary interest in Citrix. Our Board of Directors anticipates that providing such persons with a direct stake in Citrix will more closely align the interests of such individuals with those of Citrix and our shareholders, thereby encouraging their efforts on our behalf and strengthening their desire to remain with us.

On April 6, 2020, our Board of Directors, upon the recommendation of the Compensation Committee, adopted and approved the Second Amended and Restated 2014 Equity Incentive Plan (which we refer to herein as the Amended Plan), and is seeking shareholder approval of the Amended Plan. A copy of the Amended Plan is attached as Exhibit A to this Proxy Statement and is incorporated by reference. The Amended Plan will replace our Amended and Restated 2014 Equity Incentive Plan, as amended, or the Original Plan. The key differences between the Original Plan and the Amended Plan are that the Amended Plan:

•	increases the total number of shares authorized for issuance under the Amended Plan by 7,900,000 shares, from 43,400,000 to 51,300,000 shares;

•	extends the term of the Original Plan for ten years, until 2030;

•	updates the vesting provisions from monthly to annual vesting for our annual director awards, consistent with our current compensation program for non-employee directors;

•	removes provisions related to Code Section 162(m) that are no longer applicable in light of the Tax Cut and Jobs Act of 2017 and subsequent guidance from the Internal Revenue Service; and

•	incorporates certain other stylistic updates.

Summary

Increase in shares request. Based on current projections, in the next year we will have substantially exhausted our equity plan and are seeking shareholder approval of the Amended Plan to increase the number of shares under our plan by 7.9 million shares, which will allow us to continue to drive our business and position Citrix for long-term sustainable growth.

•

Equity-based compensation allows us to attract, retain and motivate talent during our business transition and beyond. We believe that our prudent use of equity compensation has driven our strong results and is a vital element of our future success as we accelerate our transformation to a cloud-based subscription business. While our headquarters are not located in Silicon Valley, we compete for talent with top Silicon Valley technology companies. Equity-based compensation is a key component of being able to bring top-tier talent to Citrix who can help drive our business transformation. Approval of the Amended Plan is necessary in order for us to continue our practice of granting equity-based compensation to employees throughout the organization.

Key components of our approach to equity-based compensation include:

o

Our ability to award a broad base of employees with equity has helped us to accelerate our transformation to a cloud-based subscription business. We believe that continuing to accelerate this transformation will drive long-term, sustainable growth. Equity-based compensation is a key component of attracting, retaining and motivating our employees during this transformation period and beyond. We grant equity-based compensation in two forms — performance-based restricted stock units and time-based restricted stock units. Performance-based restricted stock units are granted with operational metrics that are tied to driving our transformation and comprise a significant portion of compensation for our senior leaders. Time-based restricted stock units are a key component to attract, retain and effectively motivate the most qualified employees, officers and non-employee directors.

o

Equity-based compensation aligns employee and shareholder interests and is a key part of our company-wide culture. For 2019, over 85% of total employee equity was granted to employees below the executive

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leadership team, which helps align our talent to the same goals as the broader organization and shareholders. We are proud that we have built a holistic culture of ownership that extends deep into our organization. Over the past 5 years, the percentage of our employees who receive equity grants has increased 3.5x.
o

Equity-based compensation is crucial to our recruitment and retention strategy. Our ability to attract and retain top tier talent is contingent on our ability to offer compensation packages that compete with our Silicon Valley technology company peers. The percentage of our employees who receive equity grants has increased more than 3.5x over the past five years, which has contributed to our strong employee retention rate over the past few years and allowed us to attract the best talent in the market.

o

A reduction in our use of equity-based compensation could require a corresponding increase in our use of alternate compensation programs, including cash compensation. The reduction in equity-based compensation awards would necessitate a corresponding increase in our use of alternative compensation programs. This is inclusive of, but not limited to, additional cash compensation, which could adversely impact our operating cash flow and non-GAAP results of operations, and put Citrix at risk of using cash for current employee compensation that would otherwise be allocated toward investments that drive sustainable company growth.

•	We have had a robust stock repurchase program.
o

During the 20-year period ended December 31, 2019, we repurchased approximately 185 million shares under a stock repurchase program. From the end of 2019 through April 2020, we have repurchased approximately $1.2 billion worth of shares under this program. We believe stock repurchases are a valuable use of our free cash flow that has delivered significant value to our shareholders. However, this program has led to a higher burn rate and negatively impacts commonly used calculations of dilution.

•	Traditional burn rate and dilution calculations do not take into account our repurchase practices.
o

Our total dilution and burn rate have been impacted by an active stock repurchase program, which was initiated in July 2000. Commonly used outside calculations of total dilution and burn rate generally do not take into account how the dilutive effect of equity compensation grants is offset through stock repurchases. Without taking repurchases (a corporate action our shareholders have overwhelmingly supported) into account in determining the dilutive effect of our equity grants, the calculations overstate our burn rate and dilution because, for purposes of the calculations, the total shares outstanding are reduced by stock buybacks, but the shares granted are not. The effect of our stock repurchase program has been to increase our dilution by more than 130%. Specifically, if we had not repurchased approximately 185 million shares under the repurchase program, dilution as of December 31, 2019 would have been 3.6% instead of 8.3%.

•	The Amended Plan continues to reflect responsible equity compensation practices.
o

Shares tendered or held back for taxes will not be added back to the reserved pool under the Amended Plan. Upon the exercise of a stock appreciation right, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares that we reacquire on the open market will not be added to the reserved pool.

o	Stock options and stock appreciation rights may not be granted below fair market value and will not be repriced in any manner without shareholder approval.
o	No reload grants are permitted.
o	No “evergreen” provision is included (i.e., no automatic annual share reserve increase).
o	The number of shares that may be issued in any year to an individual in the form of certain awards is limited.
o	Awards granted under the Amended Plan are subject to our executive compensation recovery (or clawback) policy.
o	The term of the Amended Plan is fixed and will expire on June 3, 2030.

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•	We manage our equity incentive program thoughtfully.
o

We manage our long-term shareholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution, and equity expense in order to maximize shareholder value by granting only the appropriate number of equity incentive awards that it believes are necessary to attract, reward, and retain employees, officers, and non-employee directors.

The following table shows our historical dilution and burn rate percentages.

As of and for the year-ended December 31	2019	2018	2017
Full Dilution(1)	8.3%	13.7%	16.4%
Gross Burn Rate(2)	2.6%	2.9%	2.1%

(1)

Full Dilution is calculated as (shares available for grant under our equity incentive plans + shares subject to outstanding equity incentive awards)/(common stock outstanding + shares available for grant under our equity incentive plans + shares subject to outstanding equity incentive awards).

(2)	Gross Burn Rate is calculated as (shares subject to equity incentive awards granted / weighted average common shares outstanding).

Background of Proposal

We operate in a challenging and competitive environment and our success depends, to a great extent, on our ability to attract, retain and effectively motivate the most qualified employees, officers and non-employee directors. Our Compensation Committee and Board of Directors believe we must continue to offer a competitive equity-based compensation program in order to meet those objectives and, as such, our equity-based compensation program constitutes a significant part of our overall compensation framework at Citrix.

While our headquarters are not located in Silicon Valley, we are competing for the same talent as many companies located there and in other high-tech hubs. Each year, we seek to grant equity-based compensation to a significant percentage of our employee population. As a result, in recent years, we have increased that percentage in order to be competitive with our peers and industry practice.

Further, the granting of equity-based compensation is part of a broader, holistic culture of ownership that Citrix has sought to extend throughout our organization. We believe that we derive significant benefits as a company from the alignment of our employees, from the executive leadership team throughout the organization, through ownership in the company. We demonstrate our commitment to this through our compensation granting practices—for 2019 over 85% of equity-based compensation was granted to individuals outside of the executive leadership team. Further, over the past five years, the percentage of our employees who receive equity grants has increased 3.5x.

Ensuring that our equity-based compensation program is appropriately tailored requires continuous reevaluation and careful management. Our Compensation Committee is committed to thoughtful, regular reviews of our equity-compensation granting practices, policies and plans to ensure we are aligning our goals with those of our shareholders. This past fall, our Compensation Committee Chair, CEO and members of our executive leadership team conducted proactive outreach to our top shareholders, and met with shareholders representing approximately 32% of our shares outstanding to seek their views on best practices in equity-based compensation, among other topics. The conversations this team had were informative and instructive and the feedback from these meetings was shared with the full Board of Directors and incorporated into the plan design for the Amended Plan.

Our Board of Directors approved the Amended Plan, subject to approval by our shareholders, following the recommendations of our Compensation Committee and in consideration of various sources of information and relevant factors including review and discussion of our historical and anticipated equity grant practices and requirements, the dilutive impact of the alternatives available to address anticipated equity incentive needs, feedback gained through proactive engagement with our largest shareholders and the advice of the Compensation Committee’s independent compensation consultant. The Board of Directors believes it is in the best interests of Citrix and its shareholders to approve the Amended Plan and recommends that shareholders vote in favor of this Proposal 2. Our carefully-considered reasoning, as well as a summary of the Amended Plan, is provided below.

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Rationale for Amended Plan and Share Increase

As we have discussed previously in the Compensation Discussion and Analysis section of this Proxy Statement, we believe that equity-based compensation plays an important role in our success by motivating and enabling our employees, officers and non-employee directors, upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business, to acquire a proprietary interest in Citrix. Further, we believe that continuing to motivate and retain such individuals who we expect to make important contributions to our business will impact the speed and success of our transition to a cloud-based subscription business.

Recruitment and retention of talent has helped us accelerate our transformation to a cloud-based subscription business, and we believe continuing to accelerate this transformation will drive long-term sustainable growth.

As an organization, we are evolving our business in three primary ways:

•

On-Premise to Cloud: As the share of applications and data continues to move rapidly from on-premise data centers to the cloud, our product development and engineering resources have increasingly focused on delivering cloud-based solutions.

•

Perpetual to Subscription: Our business model is shifting away from selling perpetual licenses towards subscription, or recurring contracts in the form of SaaS, on-premise term, and consumption-based agreements.

•

Point Products to Platform: Our offerings and our go-to-market activities are shifting away from selling individual point products towards our platform solution in a tiered offering that provides us the ability to deliver a variety of value-enhancing modules to our customers in the future.

Executing three simultaneous but interrelated transformations has required a heightened level of coordination and alignment across the organization. Retaining and motivating our senior leaders and broader employee base has been and will continue to be crucial in executing on our transformation.

Our fourth quarter and full year 2019 performance reflected the positive results of our acceleration of this transformation:

•	Subscription bookings as a percent of total product bookings increased to 62% in 2019, up from 42% in 2018
•	Subscription ARR of $743 million accelerated, up 41% year-over-year, with SaaS ARR of $520 million accounting for 70% of total subscription ARR
•	Subscription revenue grew 43% year-over-year in 2019

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, beginning on page 34, over the past few years, our Compensation Committee has taken a thoughtful approach to aligning the metrics of performance-based awards with those that have driven and will continue to drive our transformation. For example:

•

Beginning in 2018 and for 2019, the Compensation Committee linked performance-based equity awards with subscription bookings as a percentage of total subscription and product bookings to directly align performance-based awards to our multi-year strategic business transition to a cloud-based subscription business. During the second quarter of 2019, and as discussed in the company’s earnings announcement in July 2019, Citrix gained significant momentum in its business transition to a subscription-based business.

•

Given this increased momentum, the Compensation Committee determined that the company had a unique opportunity to increase the acceleration of its transition, which, if successful, would advance long-term value creation for shareholders. Accordingly, beginning in 2020, the Compensation Committee decided to link performance-based equity awards with ARR growth, which as previously discussed, was determined to be the metric best aligned with the company’s business transition and strategy. The Compensation Committee believes ARR, as has been discussed in company earnings announcements beginning in the second quarter of 2019, is the best indicator of the overall health and trajectory of the business because it captures the pace of our transition and is a forward-looking indicator of top line trends.

Motivating our senior leaders and other employees during this transformation is a key component to the success of our transformation and is essential to drive long-term sustainable growth of our business.

Equity-based compensation is crucial to our recruitment and retention strategy.

Equity-based compensation helps us recruit top talent. Our recruitment, retention and motivation of employees is dependent upon our ability to pay appropriate levels of compensation in the form of equity incentives. We believe that grants of equity

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allow us to remain competitive in the marketplace, enabling us to continue recruiting, retaining and motivating high-caliber talent dedicated to our long-term growth and success.

To remain successful, we must be able to compete for top talent. The equity awards that we grant to new hires are generally sized to take into account the amount of equity awards forfeited by the employee upon departure from his or her prior employer as well as an appropriately sized new hire award to incentivize the employee to join and remain with Citrix. These awards vest over three years, with one-third of the units vesting on the first, second and third anniversaries of the date of the award agreement and are expected by candidates and are therefore necessary elements of attracting and retaining talent.

Equity-based compensation aligns employee and shareholder interests.

Equity compensation is critical to aligning the interests of our employees with those of our shareholders. By making equity a significant portion of our employees’ compensation, we are linking our employees’ compensation to the performance of Citrix and the interests of our shareholders. We grant equity awards in the form of restricted stock units which expose the award recipient to both the downside and the upside of our stock performance. We further align our senior executives with performance-based restricted stock units aligned with our business to drive long-term sustainable growth, further aligning the interests of our employees with those of our shareholders. Our long-term goal is to motivate employees to conduct business in a manner that produces superior return over the long-term. We believe that our equity-based compensation awards have contributed to our significant outperformance against the S&P 500 and Nasdaq Index over the five-year period as indicated on page 35.

A reduction in our use of equity-based compensation could require a corresponding increase in our use of alternate compensation programs, including cash compensation.

We seek to deliver compensation at market competitive levels, at levels correlated with employee productivity and in a form that incentivizes growth for shareholders. If the Amended Plan is not approved we would likely be compelled to alter our compensation program to increase alternative deferred compensation programs or cash compensation in order to remain competitive. This could adversely impact our operating cash flow and non-GAAP results of operations, and put Citrix at risk of using cash for current employee compensation that would otherwise be allocated towards investments that drive sustainable company growth. Further, it could impair our ability to recruit, retain and motivate key employees and would weaken the tie between employee incentives and shareholder growth.

Traditional burn rate and dilution calculations do not take into account our repurchase practices.

Our total dilution and burn rate have been impacted by an active stock repurchase program, which was initiated in July 2000.

Without taking into account repurchases (a corporate action our shareholders have overwhelmingly supported) in determining the dilutive effect of our equity grants, commonly used calculations overstate our burn rate and dilution because, for purposes of the calculations, the total shares outstanding are reduced by stock buybacks, but the shares granted are not.

During the 20-year period ended December 31, 2019, we repurchased approximately 185 million shares under this program. We believe that our stock repurchase program represents a valuable use of cash that has improved shareholder value. Because dilution increases as total shares outstanding decrease, the effect of our stock repurchase program has been to increase our dilution by more than 130%. Specifically, if we had not repurchased approximately 185 million shares under the program, dilution as of December 31, 2019 would have been 3.6% instead of 8.3%.

Given that our Gross Burn Rate is calculated as a percentage of the weighted average common shares outstanding, our share repurchase program has also impacted our Gross Burn Rate. Specifically, if we had not repurchased approximately 185 million shares under the program, our Gross Burn Rate for the year ended December 31, 2019 would have been 1.1% instead of 2.6%. Our Compensation Committee determined the number of shares available for issuance under the plan after giving effect to the Amended Plan, based on projected equity awards to anticipated new hires, projected equity awards to existing employees, and an assessment of the magnitude of increase that our institutional investors would likely find acceptable.

We anticipate that if the Amended Plan is approved, the number of shares available for issuance under the plan will be sufficient to provide equity incentives to attract, retain, and motivate employees through approximately the next three years, depending on our stock price and other factors. See Note Regarding Forecasts and Forward-Looking Statements below.

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Amended Plan reflects continued focus on disciplined equity compensation practices.

The Amended Plan continues to reflect responsible equity compensation practices including the following features:

•

Shares tendered or held back for taxes will not be added back to the reserved pool under the Amended Plan. Upon the exercise of a stock appreciation right, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares that we reacquire on the open market will not be added to the reserved pool;

•	Stock options and stock appreciation rights may not be granted below fair market value and will not be repriced in any manner without shareholder approval;

•	No reload grants are permitted;

•	No “evergreen” provision is included (i.e., no automatic annual share reserve increase);

•	The number of shares that may be issued in any year to an individual in the form of certain awards is limited;

•	Awards granted under the Amended Plan are subject to our executive compensation recovery (or clawback) policy; and

•	The term of the Amended Plan is fixed and will expire on June 3, 2030.

Other material features of the Amended Plan include:

•

The maximum number of shares of common stock authorized for issuance under the Amended Plan is 51,300,000 (or 43,400,000 if the Amended Plan is not approved by shareholders), plus the shares of common stock underlying any awards that are forfeited, canceled, reacquired by us prior to vesting, satisfied without any issuance of stock, expire or are otherwise terminated (other than by exercise) under the 2005 Equity Incentive Plan;

•

The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance shares, dividend equivalent rights and cash-based awards is permitted; and

•	The vesting provisions for our annual director awards has been changed from monthly to annual vesting, consistent with our current compensation program for non-employee directors.

Additionally, the Amended Plan removes certain provisions that had originally been included in connection with the Code Section 162(m) that are no longer applicable in light of the Tax Cut and Jobs Act of 2017 and subsequent guidance from the Internal Revenue Service. Removing such language from the Amended Plan does not have an adverse or material implications for the company, its shareholders, or its service providers.

The Amended Plan also contains certain limits on the compensation of our non-employee directors. The value of all equity-based awards granted under the Amended Plan to any of our non-employee directors in any calendar year shall not exceed $795,000 (excluding any awards granted in connection with a non-employee director’s initial election to the Board of Directors). The value of all cash compensation, not including the value of awards under the Amended Plan, paid by the company to any non-employee director for his or her services as such in any calendar year shall not exceed $500,000. These limits were included in our plan when amendments were approved by our shareholders in 2017.

The shares of common stock underlying any awards that are forfeited, canceled, reacquired by us prior to vesting, satisfied without any issuance of stock, expire or are otherwise terminated (other than by exercise) under the Amended Plan or the 2005 Equity Incentive Plan are added back to the shares of common stock available for issuance under the Amended Plan. Each share underlying awards granted under the Amended Plan prior to June 4, 2019, the date of our 2019 Annual Meeting of Shareholders, are added back to the Amended Plan as 2.75 shares. Shares underlying awards granted after June 4, 2019, are added back to the plan as 1 share. The following shares will not be added back to the shares authorized for issuance under the Amended Plan: shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise. In addition, if we repurchase shares on the open market, such shares will not be added back to the Amended Plan.

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We manage our equity incentive program thoughtfully.

We manage our long-term shareholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual burn rate, total dilution, and equity expense in order to maximize shareholder value by granting only the appropriate number of equity incentive awards that it believes are necessary to attract, reward, and retain employees, officers, and non-employee directors.

The following table shows our historical dilution and burn rate percentages.

As of and for the year-ended December 31	2019	2018	2017
Full Dilution(1)	8.3%	13.7%	16.4%
Gross Burn Rate(2)	2.6%	2.9%	2.1%

(1)

Full Dilution is calculated as (shares available for grant under our equity incentive plans + shares subject to outstanding equity incentive awards)/(common stock outstanding + shares available for grant under our equity incentive plans + shares subject to outstanding equity incentive awards).

(2)	Gross Burn Rate is calculated as (shares subject to equity incentive awards granted / weighted average common shares outstanding).

Note Regarding Forecasts and Forward-Looking Statements

We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth above in this Proposal 2 include embedded assumptions which are highly dependent on the public trading price of our common stock and other factors, which we do not control and, as a result, upon which we do not as a matter of practice provide forecasts. These forecasts reflect various assumptions regarding our future operations. The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such.

Background on our Equity Compensation

Our comprehensive compensation programs include base salary, variable cash compensation tied to our financial and individual goals, and equity-based compensation. We have a long history of linking employee compensation to our long-term stock performance. For over 25 years, we have been granting equity awards to employees in connection with a focused evaluation of strategic value and in cases of high-level performance.

As of April 2, 2020, under all of our equity-based compensation plans (prior to giving effect to the Amended Plan), there were 4,526,401 total shares of common stock remaining available for grant all of which may be issued as full-value awards. As of such date, there were 6,009,324 unvested full-value awards outstanding and there were otherwise no options, stock appreciation rights or other awards outstanding under our equity compensation plans.

Based solely on the closing price of our common stock as reported on the Nasdaq Global Select Market on April 2, 2020, the maximum aggregate market value of the additional shares of common stock that could potentially be issued under the Amended Plan is $1.126 billion.

We believe that our focus on pay-for-performance, as well as employee participation as shareholders, have been key contributing factors in enabling our growth and will continue to be important to our ability to achieve consistent performance in the years ahead. We believe that consistent performance is achieved through the ability to attract, retain and motivate the employee talent critical to attaining long-term improved company performance and shareholder returns. Therefore, we consider approval of the Amended Plan vital to our future success.

In 2019, we used, and intend to continue using, restricted stock units as our primary means of providing equity compensation to our employees, officers, and non-employee directors. We will continue to evaluate other equity-based compensation vehicles, such as restricted stock, stock appreciation rights and option grants, as a means of providing additional equity compensation to our employees, officers, and non-employee directors.

Summary of the Amended Plan

The following description of certain features of the Amended Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Amended Plan that is attached as Exhibit A to this Proxy Statement.

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Amended Plan Administration

The Amended Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended Plan. The Compensation Committee may delegate to our Chief Executive Officer, Chief Financial Officer or Chief People Officer the authority to grant stock awards to employees who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as amended, subject to certain limitations and guidelines.

Eligibility

Persons eligible to participate in the Amended Plan will be those of our full or part-time officers, employees, non-employee directors and consultants selected from time to time by the Compensation Committee in its discretion. As of April 2, 2020, approximately 8,417 individuals are currently eligible to participate in the plan, which includes 9 executive officers, 8,398 employees who are not executive officers, 10 non-employee directors.

Amended Plan Limits

The maximum number of shares of common stock available for issuance under the Amended Plan is 51,300,000 shares, plus the shares of common stock underlying any awards that are forfeited, canceled, reacquired by us prior to vesting, satisfied without any issuance of stock, expired or are otherwise terminated (other than by exercise) under the 2005 Equity Incentive Plan.

The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 2,000,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. In addition, no more than 51,300,000 shares will be issued in the form of incentive stock options.

Director Compensation Limits

The Amended Plan provides that the value of all equity-based awards granted under the Amended Plan to any of our non-employee directors in any calendar year shall not exceed $795,000 (excluding any awards granted in connection with a non-employee director’s initial election to the Board of Directors). The value of all cash compensation, not including the value of awards under the Amended Plan, paid by the company to any non-director for his or her services as such in any calendar year shall not exceed $500,000.

Effect of Awards

For purposes of determining the number of shares of common stock available for issuance under the Amended Plan, the grant of any award granted on or after June 4, 2019 will be counted for this purpose as one share for each share of common stock actually subject to the award, except that any forfeitures, cancellations or other terminations (other than by exercise) of a full-value award that was granted prior to the June 4, 2019 shall return back to the Plan’s pool as 2.75 shares for every one share to reflect the formula used at the time such award was granted.

Stock Options

The Amended Plan permits the granting of the following stock options: (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Amended Plan will be non-qualified options if they fail to qualify as incentive options or to the extent they exceed the annual limit on incentive stock options. Incentive stock options may only be granted to our employees. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on the Nasdaq Global Select Market on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed five years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the Amended Plan is transferable by

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the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered to Citrix by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights

The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant. The maximum term of a stock appreciation right is five years.

Restricted Stock

The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period.

Restricted Stock Units

The Compensation Committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a deferred stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code, as amended. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards

The Compensation Committee may also grant shares of common stock which are free from any restrictions under the Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Performance Share Awards

The Compensation Committee may grant performance awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals and such other conditions as the Compensation Committee shall determine. Except in the case of a change in control, these awards granted to employees will have a performance period of at least one year.

Dividend Equivalent Rights

The Compensation Committee may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award may be paid only if the related award becomes vested and settled. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

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Cash-Based Awards

The Compensation Committee may grant cash bonuses under the Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Acquisition Provisions

In the event of an “Acquisition” (as defined in the Amended Plan), Citrix and the surviving or acquiring entity, shall, as to outstanding awards (on the same basis or on different bases as the Compensation Committee shall specify), make appropriate provision for the assumption or continuation of such awards or the substitution of such awards on an equitable basis with new awards, with appropriate adjustments as to the number and kind of shares, and if appropriate, the per share exercise prices, as such parties shall agree, the fair market value of which shall not materially differ from the fair market value of the shares of Citrix common stock subject to such awards immediately preceding the Acquisition. To the extent the parties to such Acquisition do not provide for the assumption, continuation or substitution of awards, the Plan and all outstanding awards shall terminate, and, except as the Compensation Committee may otherwise specify, all options and stock appreciation rights shall become exercisable in full prior to the consummation of the Acquisition, all other awards subject to time-based vesting shall become fully vested and non-forfeitable as of the effective time of the Acquisition and all awards with conditions and restrictions relating to the attainment of performance goals will, in each case unless otherwise set forth in an award agreement, be deemed achieved at 100% of target levels and become fully vested and nonforfeitable as of the effective time of an Acquisition.

In addition to or in lieu of the foregoing, with respect to outstanding options or stock appreciation rights, the Compensation Committee may, upon written notice to the affected participant, provide that one or more options or stock appreciation rights then outstanding must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such options or stock appreciation rights shall terminate, or provide that one or more options or stock appreciation rights then outstanding, in whole or in part, shall be terminated in exchange for a cash payment equal to the excess of the fair market value for the shares subject to such options or stock appreciation rights over the exercise price thereof.

The Compensation Committee may provide that all options and stock appreciation rights that are not exercisable immediately prior to the effective time of an Acquisition shall become fully exercisable as of the effective time of the Acquisition, all other awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of an Acquisition and all awards with conditions and restrictions relating to the attainment of performance goals will be deemed achieved at 100% of target levels, unless otherwise set forth in an award agreement, and become fully vested and nonforfeitable as of the effective time of an Acquisition. In such cases, such awards shall become exercisable in full prior to the consummation of the Acquisition at such time and on such conditions as the Compensation Committee determines, and if such awards are not exercised prior to the consummation of the Acquisition, they shall terminate at such time as determined by the Compensation Committee.

In the event of an involuntary termination of services of a participant for any reason other than death, disability or Cause (as defined in the Plan) within six months following the consummation of an Acquisition, any awards of the participant assumed or substituted in the Acquisition which are subject to vesting conditions, shall accelerate in full, and any awards accelerated in such manner with conditions and restrictions relating to the attainment of performance goals will be deemed achieved at 100% of target levels. All such accelerated options or stock appreciation rights of the participant shall be exercisable for a period of one year following termination, but in no event after the expiration date of such award.

In the event of an Acquisition, the vesting of any and all awards held by any participant who is a Non-Employee Director shall accelerate in full prior to the consummation of the Acquisition at such time and on such conditions as the Compensation Committee determines.

Adjustments for Stock Dividends, Stock Splits, Etc.

The Amended Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the Amended Plan, to certain limits in the Amended Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

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Clawback

Awards granted under the Amended Plan are subject to clawback pursuant to our executive compensation recovery policy.

Dispute Resolution

The Amended Plan provides that all disputes or claims arising under the Amended Plan shall be resolved by confidential binding arbitration.

Tax Withholding

Participants in the Amended Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, the tax withholding obligations may be satisfied by us withholding shares of common stock to be issued pursuant to the exercise or vesting of the award.

Amendments and Termination

Our Board of Directors may at any time amend or discontinue the Amended Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Stock options and stock appreciation rights may not be amended to reduce the exercise price, or otherwise repriced in any manner, without shareholder approval. In addition, to the extent required under the rules of Nasdaq, any amendments that materially change the terms of the Amended Plan will be subject to approval by our shareholders. Amendments shall also be subject to approval by our shareholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive stock options.

Effective Date of Plan

Our Board of Directors adopted the Amended and Restated 2014 Equity Incentive Plan on March 14, 2017, and the Amended and Restated 2014 Equity Incentive Plan became effective when it was approved by our shareholders on June 22, 2017. The Amended and Restated 2014 Equity Incentive Plan was subsequently amended by the First Amendment to the Plan, adopted by the Board of Directors on March 7, 2018 to add our Chief People Officer to the list of officers to whom certain authority may be delegated under the plan. The Amended and Restated 2014 Equity Incentive Plan was also amended by the Second Amendment to the Amended and Restated 2014 Equity Incentive Plan to change the fungible ratio and decrease the number of shares available for issuance under the Plan, adopted by our Board of Directors on March 11, 2019 and effective when it was approved by our shareholders on June 4, 2019. This Amended Plan will become effective on the date it is approved by our shareholders. No other awards may be granted under the Amended Plan after June 3, 2030 or, in the case of any incentive stock options, 10 years from the date of adoption by our Board.

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New Plan Benefits

All awards to executive officers in future periods are made at the discretion of the Compensation Committee and our Board of Directors. Therefore, the benefits and amounts that will be received or allocated under the Amended Plan to such persons are not determinable at this time. Awards to our directors who are not executive officers are expected to be made in accordance with our non-employee director compensation program described above in the section titled Non-employee Director Cash Compensation. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2019; each Named Executive Officer, all current executive officers who are not Named Executive Officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group:

Name and Principal Position	Number of Restricted Stock Units Granted During 2019 (1)
David J. Henshall President and Chief Executive Officer	123,872	(2)
Arlen R. Shenkman Executive Vice President and Chief Financial Officer	62,481
Andrew H. Del Matto Former Executive Vice President and Chief Financial Officer	—
Jessica Soisson Former Interim Chief Financial Officer and current Vice President, Corporate Controller and Chief Accounting Officer	22,914
Mark J. Ferrer Executive Vice President and Chief Revenue Officer	37,640
Antonio G. Gomes Executive Vice President, Chief Legal Officer and Secretary	44,614	(2)
Paul J. Hough Executive Vice President and Chief Product Officer	44,614	(2)
All current executive officers who are not Named Executive Officers, as a group	98,735
All current directors who are not executive officers, as a group	26,591	(2)
All current employees who are not executive officers, as a group	2,725,204

(1)	Does not include restricted stock units issued as a result of the quarterly dividends paid during fiscal year 2019.

(2)	Includes February 2019 PRSUs, all of which were forfeited in January 2020.

Tax Aspects Under the Internal Revenue Code of 1986

The following is a summary of the principal federal income tax consequences of certain transactions under the Amended Plan. It does not describe all federal tax consequences under the Amended Plan, nor does it describe state or local tax consequences.

Incentive Options

No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

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If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options

No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security and Medicare taxes on the excess of the fair market value over the exercise price of the option.

Other Awards

We generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax, Social Security and Medicare taxes and recognize such taxes at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments

The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as an Acquisition) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may not be deductible by us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Vote Required

The affirmative vote of at least a majority of shares present in person or represented by proxy at the 2020 Annual Meeting and entitled to vote on this proposal is required for the approval of the Amended Plan.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE CITRIX SYSTEMS, INC.

SECOND AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN.

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Proposal 3

Ratification of Appointment of

Independent Registered Public

Accounting Firm

The Audit Committee has retained the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Ernst & Young has served as our independent registered public accounting firm since 1989. The Audit Committee reviewed and discussed the prior performance of Ernst & Young and its selection of Ernst & Young for the fiscal year ending December 31, 2020. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to our shareholders for ratification. Even if the selection of Ernst & Young is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of Citrix and our shareholders.

We expect that a representative of Ernst & Young will attend our 2020 Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from shareholders.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF

ERNST & YOUNG AS CITRIX’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2020.

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Proposal 4

Advisory Vote to Approve the

Compensation of Our Named

Executive Officers

Pursuant to requirements under Section 14A of the Securities Exchange Act of 1934, as amended, put into place by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, known as the Dodd-Frank Act, this proposal, commonly known as a say-on-pay proposal, gives our shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our Named Executive Officers and our compensation philosophy, policies and practices.

As discussed under the Compensation Discussion and Analysis beginning on page 34, we believe that our executive compensation programs emphasize sustainable growth through a pay-for-performance orientation and a commitment to both operational and organizational effectiveness. We believe that our compensation programs for our Named Executive Officers are instrumental in helping us achieve our strategic and financial performance and, during this transition period for our company, to retain our Named Executive Officers in order to drive execution of our strategic and operational initiatives. Accordingly, we are asking our shareholders to vote “FOR” the following resolution at our 2020 Annual Meeting:

“RESOLVED, that Citrix’s shareholders approve, on an advisory basis, the compensation of Citrix’s Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables).”

The vote is advisory, and therefore not binding on Citrix, the Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our shareholders and will take into account the outcome of the vote when considering future compensation decisions for our Named Executive Officers.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE APPROVAL OF, ON AN ADVISORY BASIS, THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

AS DISCLOSED IN THIS PROXY STATEMENT.

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Part 7 Additional Information

Other Matters

The Board of Directors knows of no other matters to be brought before the 2020 Annual Meeting. If any other matters are properly brought before the 2020 Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

Shareholder Proposals

Proposals of shareholders intended for inclusion in the Proxy Statement to be furnished to all shareholders entitled to vote at our 2020 Annual Meeting of Shareholders, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received at our principal executive offices not later than December 17, 2020. All such proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

In order to be properly brought before the 2021 Annual Meeting, a shareholder’s notice of (a) nomination of a director candidate to be included in our Proxy Statement and proxy pursuant to Section 1.11 of our Bylaws (a “proxy access nomination”) or (b) any proposal other than a matter brought pursuant to Rule 14a-8 or a proxy access nomination, must be received by our Secretary at our principal executive offices between November 17, 2020 and December 17, 2020. However, in the event that an annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary of the date of the Proxy Statement furnished to shareholders in connection with the preceding year’s annual meeting, then, in order to be timely, a shareholder’s notice must be received by our Secretary not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of (1) the 60th day prior to such annual meeting or (2) the close of business on the 10th day following the day on which we first publicly announce the date of such annual meeting. A shareholder’s notice to our Secretary must set forth the information required by our Bylaws with respect to such proxy access nomination or proposal. If a shareholder makes a timely notification, discretionary voting authority with respect to the shareholder’s proposal may be conferred upon the persons selected by management to vote the proxies under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which a notice was received by Citrix, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to our principal executive offices at Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309, Attention: Secretary.

Expenses and Solicitation

The cost of solicitation of proxies will be borne by Citrix and, in addition to soliciting shareholders by mail and via the Internet through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of Citrix registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some shareholders in person or by mail, telephone, e-mail or telegraph following the original solicitation. We have retained MacKenzie Partners, a proxy solicitation firm, to assist in the solicitation of proxies for a fee not to exceed $20,000, plus reimbursement of expenses.

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Delivery of Documents to Shareholders Sharing an Address

If you share an address with any of our other shareholders, your household might receive only one copy of the Proxy Statement, Annual Report and Notice, as applicable. To request individual copies of any of these materials for each shareholder in your household, please contact Investor Relations, Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309 (telephone: 954-229-5990) (email: investorrelations@citrix.com). We will deliver copies of the Proxy Statement, Annual Report and/or Notice promptly following your written or oral request. To ask that only one copy of any of these materials be mailed to your household, please contact your broker.

Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this Proxy Statement do not constitute guarantees of future performance. Investors are cautioned that statements in this Proxy Statement, which are not strictly historical statements, including, without limitation, statements regarding management’s plans, business initiatives, objectives, expectations regarding future performance or needs of our business, strategies and goals, constitute forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “goal,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar expressions intended to identify forward-looking statements. The forward-looking statements in this Proxy Statement are not guarantees of future performance. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation: risks associated with the impact of COVID-19 on our business, the broader economy, and our ability to forecast our future financial performance; risks associated with our ability to advance business transformation, including our subscription business model transition; our ability to expand our customer base; our ability to forecast our future financial performance during our business model transition; our ability to continue to grow the company’s Workspace business and continued demand for our Workspace; risks associated with our ability to expand our ESG infrastructure; risks associated with the expansion of our cloud-delivered services; the risks associated with maintaining the security of our products, services, and networks, including securing customer data, and the risks associated with our recent cyber security incident; risks associated with regulation of privacy and data security; the impact of the global economic and political environment on our business, volatility in global stock markets, foreign exchange rate volatility and uncertainty in IT spending, including as a result of COVID-19; changes in our pricing and licensing models, promotional programs and product mix, all of which may impact our revenue recognition; the introduction of new products by competitors or the entry of new competitors into the markets for our products and services; the concentration of customers in our networking business; the company’s ability to innovate and develop new products and services while growing its established virtualization and networking products and services; changes in our revenue mix towards products and services with lower gross margins; seasonal fluctuations in the company’s business; failure to execute our sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, service providers and strategic partners; bankruptcies, insolvencies or other economic conditions that limit our customers’ ability to pay for our services; transitions in key personnel and succession risk; our ability to maintain and expand our business in large enterprise accounts and reliance on large service provider customers; the size, timing and recognition of revenue from significant orders; the success of investments in our product groups, foreign operations and vertical and geographic markets; risks related to paying of cash dividends or repurchase of our stock; our ability to make suitable acquisitions on favorable terms in the future; risks associated with our acquisitions and divestitures, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings; the recruitment and retention of qualified employees; risks in effectively controlling operating expenses, and our ability to improve our operating margin; ability to effectively manage our capital structure and the impact of related changes on our operating results and financial condition; the effect of new accounting pronouncements on revenue and expense recognition; failure to comply with federal, state and international regulations; our ability to protect our innovations and intellectual property, including in higher-risk markets; litigation and disputes, including challenges to our

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intellectual property rights or allegations of infringement of the intellectual property rights of others; the ability to maintain and protect our collection of brands; charges in the event of a write-off or impairment of acquired assets, underperforming businesses, investments or licenses; international market readiness, execution and other risks associated with the markets for our products and services; risks related to servicing our debt; risks of political uncertainty, social turmoil and pandemics, including COVID-19; and other risks detailed in Citrix’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this Proxy Statement.

Note Regarding References to Citrix Website

Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered a part of this Proxy Statement or any other filing or submission that we make with the SEC.

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EXHIBIT A

CITRIX SYSTEMS, INC.

SECOND AMENDED AND RESTATED

2014 EQUITY INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Citrix Systems, Inc. Second Amended and Restated 2014 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Citrix Systems, Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. Awards outstanding immediately prior to the adoption of the second amended and restated version of the Plan will remain subject in all respects to the terms and conditions set forth in the Company’s Amended and Restated 2014 Equity Incentive Plan, and such Awards will not be amended or modified in any way by the amendments made in the second amended and restated version of the Plan.

The following terms shall be defined as set forth below:

“Acquisition” shall mean (i) consummation of a merger or consolidation of the Company with or into another person; (ii) the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions, unless, in the case of foregoing clauses (i) and (ii), securities possessing more than 50% of the total combined voting power of the survivor’s or acquirer’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction; (iii) any person or group of persons (within the meaning of Section 13(d)(3) of the Exchange Act) directly or indirectly acquires, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the Exchange Act) of securities possessing more than 30% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board does not recommend such stockholders accept, other than (a) the Company or an Affiliate, (b) an employee benefit plan of the Company or any of its Affiliates, (c) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (d) an underwriter temporarily holding securities pursuant to an offering of such securities; (iv) persons who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; (v) any other acquisition of the business of the Company in which a majority of the Board votes in favor of a decision that an Acquisition has occurred within the meaning of the Plan; or (vi) the approval by the Company’s stockholders of any plan or proposal for the liquidation or dissolution of the Company.

“Acquisition Price” means the value as determined by the Committee of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to an Acquisition.

“Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Affiliate” means any corporation, partnership, limited liability company, limited liability partnership, business trust or other entity controlling, controlled by or under common control with the Company.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

“Award Agreement” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Compensation Committee of the Board. For any period during which no such committee is in existence, “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

“Consultant” means any natural person that provides bona fide services to the Company or an Affiliate, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Dividend Equivalent Right” means an Award entitling the Participant to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the Participant.

“Effective Date” means the date on which the Plan is most recently approved by stockholders as set forth in Section 21.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of the Stock on any given date shall be the last sale price for the Stock as reported on the Nasdaq Global Select Market or another national securities exchange for that date or if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Affiliate.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Participant” means any holder of an outstanding Award under the Plan.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award that is intended to vest based on Performance Criteria.

“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Committee, including, but not limited to the following organizational levels, the Company or a unit, division, group, or Affiliate of the Company) that will be used to establish Performance Goals are limited to the following Performance Criteria: (a) operating margin, gross margin or profit margin, (b) earnings per share or pro forma earnings per share, (c) revenue or bookings, (d) expenses or operating expenses, (e) net income or operating income, (f) earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization, (g) stock price increase, (h) market share, (i) return on assets, capital, equity or sales, (j) performance relative to peers, (k) divisional or operating segment financial and operating performance, (l) total return on shares of common stock, on an absolute basis or relative to increase in an appropriate stock index selected by the Committee, (m) customer satisfaction indicators, (n) cash flow, (o) pre-tax profit, (p) growth or growth rate with respect to any of the foregoing measures (whether or not compounded), (q) attainment of strategic and operational objectives, (r) cost targets, reductions and savings, productivity and efficiency (s) new product invention, development or innovation, (t) intellectual property (e.g., patents), (u) mergers and acquisitions or divestitures, (v) financings, or (w) any combination of the foregoing, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee may appropriately adjust any evaluation performance under a Performance Criterion to exclude any of the following events that occurs during a performance period: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, (v) any extraordinary non-recurring items, including those described in the Financial Accounting Standards Board’s authoritative guidance and/or in management’s discussion and analysis of financial condition and results of operations appearing the Company’s annual report to stockholders for the applicable year, and (vi) any other extraordinary items adjusted from the Company U.S. GAAP results.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a Participant’s right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals. Each such period shall not be less than 12 months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Committee for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the Participant to acquire shares of Stock upon the attainment of specified Performance Goals.

“Restricted Stock Award” means an Award of shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units to a Participant.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the Participant to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

(a)    Administration of Plan. The Plan shall be administered by the Committee.

(b)    Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)    to select the individuals to whom Awards may from time to time be granted;

(ii)    to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-

Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more Participants;

(iii)    to determine the number of shares of Stock to be covered by any Award;

(iv)    to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the forms of Award Agreements;

(v)    to accelerate at any time the exercisability, vesting or the lapse or achievement of any condition of all or any portion of any Award;

(vi)    subject to the provisions of Section 5(b), to extend at any time the period in which Stock Options may be exercised; and

(vii)    except as otherwise provided in Section 18 of the Plan, at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and the Participants.

(c)    Delegation of Authority to Grant Awards. Subject to applicable law, the Committee, in its discretion, may delegate to the Chief Executive Officer, Chief Financial Officer, or Chief People Officer of the Company all or part of the Committee’s authority and duties with respect to the granting of Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Committee shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

(d)    Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e)    Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f)    Non-US Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Affiliates shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the

Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

(g)    Prohibition on Dividends Payable on Awards Prior to Vesting. No dividends shall be paid with respect to any Award prior to the vesting thereof. Dividends or Dividend Equivalents may accrue with respect to Awards that are unvested, but shall not be paid before the vesting of such Award.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)    Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be the sum of (i) 51,300,000 shares, plus (ii) the shares of Stock underlying any awards granted under the 2005 Plan that are forfeited, canceled or otherwise terminated (other than by exercise) after the date of the Company’s 2014 annual stockholder meeting, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) under this Plan, shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 2,000,000 shares of Stock may be granted to any one individual Participant during any one calendar year period, and no more than 51,300,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)    Effect of Awards. With respect to Awards granted prior to June 4, 2019, (i) the grant of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award of 2.75 shares of Stock for each such share of Stock actually subject to the Award, and (ii) the grant of an Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share of Stock actually subject to the Award. With respect to Awards granted on or after June 4, 2019, the grant of any Award shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share of Stock actually subject to the Award. Any forfeitures, cancellations or other terminations (other than by exercise) of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) that was granted prior to June 4, 2019 shall be returned to the reserved pool of shares of Stock under the Plan as 2.75 shares of Stock for each such share of Stock actually subject to the Award that is returned to the reserved pool, and any forfeitures, cancellations or other terminations (other than by exercise) of any other type of Award (including any full value Awards granted on or after June 4, 2019) shall be returned to the reserved pool of shares of Stock under the Plan as one share of Stock for each such share of Stock actually subject to the Award that is returned to the reserve pool.

(c)    Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual Participant and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted

Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Committee shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

(d)    Mergers and Other Transactions.

(i)    In the case of and subject to the consummation of an Acquisition, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards on an equitable basis with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree, the Fair Market Value of which (as determined by the Committee in its sole discretion) shall not materially differ from the Fair Market Value of the shares of Stock subject to such Awards immediately preceding the Acquisition. To the extent the parties to such Acquisition do not provide for the assumption, continuation or substitution of Awards, as of the effective time of the Acquisition, the Plan and all outstanding Awards granted shall terminate, and, except as the Committee may otherwise specify with respect to particular Awards in the relevant Award Agreement, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Acquisition shall become fully exercisable as of the effective time of the Acquisition, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Acquisition and all Awards with conditions and restrictions relating to the attainment of performance goals will be deemed achieved at one hundred percent (100%) of target levels and become fully vested and nonforfeitable as of the effective time of the Acquisition.

(ii)    In addition to or in lieu of the foregoing, with respect to outstanding Options and Stock Appreciation Rights, the Committee may, on the same basis or on different bases as the Committee shall specify, upon written notice to the affected Participants, provide that one or more Options and Stock Appreciation Rights then outstanding must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such Options and Stock Appreciation Rights shall terminate, or provide that one or more Options and Stock Appreciation Rights then outstanding, in whole or in part, shall be terminated in exchange for a cash payment equal to the excess of the fair market value (as determined by the Committee in its sole discretion) for the shares subject to such Options and Stock Appreciation Rights over the exercise price thereof.

(iii)    Notwithstanding anything to the contrary herein, the Committee may, in its sole discretion, provide that all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of an Acquisition shall become fully exercisable as of the effective time of the Acquisition, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of an Acquisition and all Awards with conditions and restrictions relating to the attainment of performance goals will be deemed achieved at one hundred percent (100%) of target levels and become fully vested and nonforfeitable as of the effective time of an Acquisition. In such cases, such Awards shall become exercisable in full prior to the consummation of the Acquisition at such time and on such conditions as the Committee determines, and if such Awards are not exercised prior to the consummation of the Acquisition, they shall terminate at such time as determined by the Committee.

(iv)    Notwithstanding anything to the contrary herein, in the event of an involuntary termination of services of a Participant for any reason other than death, disability or Cause within six months following the consummation of an Acquisition, any Awards of the Participant assumed or substituted in an Acquisition which are subject to vesting conditions, the lapse or achievement of any conditions and/or a right of repurchase in favor of the Company or a successor entity, shall accelerate in full, and any Awards accelerated in such manner with conditions and restrictions relating to the attainment of performance goals will be deemed achieved at one hundred percent (100%) of target levels. All such accelerated Awards of the Participant shall be exercisable for a period of one year following termination, but in no event after the expiration date of such Award. As used in this subsection (d)(iv) only, “Cause” shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company, or any other intentional misconduct by such person adversely affecting the business or affairs of the Company in a material manner.

(v)    In the event of an Acquisition while a Participant is a Non-Employee Director, any and all Awards shall become vested in full prior to the consummation of the Acquisition at such time and on such conditions as the Committee determines.

(e)    Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or Consultants of another corporation in connection with the merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

(f)    No Reload Grants. Awards shall not be granted under the Plan in consideration for, and shall not be conditioned upon, delivery of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any Award.

SECTION 4. ELIGIBILITY

Participants under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and Consultants of the Company and its Affiliates as are selected from time to time by the Committee in its sole discretion.

SECTION 5. STOCK OPTIONS

The Committee may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Affiliate that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable. If the Committee so determines, Stock Options may be granted in lieu of cash compensation at the Participant’s election, subject to such terms and conditions as the Committee may establish.

(a)    Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(b)    Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than five years after the date the Stock Option is granted.

(c)    Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. A Participant shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d)    Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company or its agent, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Agreement:

(i)    In cash, by certified or bank check or other instrument acceptable to the Committee;

(ii)    Through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii)    By the Participant delivering to the Company or its agent a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the Participant chooses to pay the purchase price as so provided, the Participant and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee or its delegates shall prescribe as a condition of such payment procedure; or

(iv)    With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the Participant on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Participant (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the Participant). In the event a Participant chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Participant upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(e)    Auto Exercise at Expiration. The Company may provide in an Award Agreement that to the extent the Option remains unexercised, it will be exercised automatically by “net exercise” pursuant to Section 5(d)(iv) of the Plan immediately prior to the end of the Option Term.

(f)    Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a)    Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(b)    Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Committee independently of any Stock Option granted pursuant to Section 5 of the Plan.

(c)    Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee. The term of a Stock Appreciation Right may not exceed five years.

SECTION 7. RESTRICTED STOCK AWARDS

(a)    Nature of Restricted Stock Awards. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and Participants.

(b)    Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a Participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock and receipt of dividends; provided that, to the extent permitted by applicable law, any dividends paid by the Company shall accrue and be paid to the Participant only upon the vesting of the Restricted Stock. Unless the Committee shall otherwise determine,

(i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the Participant shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Committee may prescribe.

(c)    Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Committee either in the Award Agreement or, subject to Section 18 below, in writing after the Award is issued, if a Participant’s employment (or other service relationship) with the Company and its Affiliates terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such Participant from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such Participant or such Participant’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the Participant or rights of the Participant as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a Participant shall surrender such certificates to the Company upon request without consideration.

(d)    Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Committee either in the Award Agreement or, subject to Section 18 below, in writing after the Award is issued, a Participant’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the Participant’s termination of employment (or other service relationship) with the Company and its Affiliates and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8. RESTRICTED STOCK UNITS

(a)    Nature of Restricted Stock Units. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and Participants. At the end of the deferral period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Committee shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b)    Election to Receive Restricted Stock Units in Lieu of Compensation. The Committee may, in its sole discretion, permit a Participant to elect to receive a portion of future cash compensation otherwise due to such Participant in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Committee and in accordance with Section 409A and such other rules and procedures established by the Committee. Any such future cash compensation that the Participant elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the Participant if such payment had not been deferred as provided herein. The Committee shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Committee deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Agreement.

(c)    Rights as a Stockholder. A Participant shall have the rights as a stockholder only as to shares of Stock acquired by the Participant upon settlement of Restricted Stock Units; provided, however, that the Participant may be credited with Dividend Equivalent Rights with respect to the shares of Stock underlying his Restricted Stock Units, subject to such terms and conditions as the Committee may determine. Dividend Equivalent Rights may not be settled until the Restricted Stock Units vest.

(d)    Termination. Except as may otherwise be provided by the Committee either in the Award Agreement or, subject to Section 18 below, in writing after the Award is issued, a Participant’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the Participant’s termination of employment (or cessation of service relationship) with the Company and its Affiliates for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Committee may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Committee) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such Participant.

SECTION 10. CASH-BASED AWARDS

(a)    Grant of Cash-Based Awards. The Committee may, in its sole discretion, grant Cash-Based Awards to any Participant in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant. The Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Committee determines.

SECTION 11. PERFORMANCE SHARE AWARDS

(a)    Nature of Performance Share Awards. The Committee may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Committee shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, which may not be less than one year except in the case of an Acquisition, and such other limitations and conditions as the Committee shall determine.

(b)    Rights as a Stockholder. A Participant receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to the Award but not actually received by the Participant. A Participant shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Agreement (or in a performance plan adopted by the Committee).

(c)    Termination. Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a Participant’s rights in all Performance Share Awards shall automatically terminate upon the Participant’s termination of employment (or cessation of service relationship) with the Company and its Affiliates for any reason.

SECTION 12. PERFORMANCE-BASED AWARDS

(a)    Performance-Based Awards. Any employee or other Consultant providing services to the Company and who is selected by the Committee may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. Each Performance-Based Award shall comply with the provisions set forth below.

(b)    Grant of Performance-Based Awards. With respect to each Performance-Based Award, the Committee shall select the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each

Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Committee may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to each Performance-Based Award.

(c)    Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award if, in its sole judgment, such reduction or elimination is appropriate.

(d)    Maximum Award Payable. The maximum Performance-Based Award payable to any one individual under the Plan for a Performance Cycle is 2,000,000 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) or $25 million in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13. DIVIDEND EQUIVALENT RIGHTS

(a)    Dividend Equivalent Rights. A Dividend Equivalent Right may be granted hereunder to any Participant as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award with vesting shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b)    Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c)    Termination. Except as may otherwise be provided by the Committee either in the Award Agreement or, subject to Section 18 below, in writing after the Award is issued, a Participant’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of an Award that has not vested shall automatically terminate upon the Participant’s termination of employment (or cessation of service relationship) with the Company and its Affiliates for any reason.

SECTION 14. TRANSFERABILITY OF AWARDS

(a)    Transferability. Except as provided in Section 14(b) below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant, or by the Participant’s legal representative or guardian in the event of the Participant’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a Participant other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)    Committee Action. Notwithstanding Section 14(a), the Committee, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the Participant (who is an employee or director) may transfer his or her Non-Qualified Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a Participant for value.

(c)    Family Member. For purposes of Section 14(b), “family member” shall mean a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant of the Participant), a trust in which these persons (or the Participant) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50 percent of the voting interests.

SECTION 15. TAX WITHHOLDING

(a)    Payment by Participant. Upon the occurrence of any applicable taxable event related to an Award, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company or an Affiliate with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any Participant is subject to and conditioned on tax withholding obligations being satisfied by the Participant.

(b)    Withholding in Stock. Subject to approval by the Committee, any required tax withholding obligation may be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 16. SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A. All Awards are intended to be exempt from Section 409A to the greatest extent possible or otherwise comply with Section 409A. The terms of the Awards granted under this Plan shall be interpreted in accordance with such intent.

SECTION 17. TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.

(a)    Effect of Termination of Employment, Etc. Unless the Committee, in its sole discretion shall at any time determine otherwise with respect to any Award, if the Participant’s employment or other association with the Company and its Affiliates ends for any reason, including because of the Participant’s employer ceasing to be an Affiliate, (i) any outstanding Option or Stock Appreciation Right of the Participant shall cease to be exercisable in any respect not later than six months following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (ii) any other outstanding Award of the Participant shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement.

(b)    Effect of Leaves and Transfers. For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i)    a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or

(ii)    an approved leave of absence for any purpose approved by the Company or an Affiliate or any leave of absence during which the Participant’s right of employment is guaranteed by statute or contract; provided, however, that unless the Committee (and any delegate thereof) provides otherwise, vesting of awards granted hereunder will be suspended one hundred eighty (180) days after the commencement of an unpaid leave of absence, unless such suspension is not permitted by applicable law.

SECTION 18. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Committee exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants at an exercise price that is less than the original exercise price of such Stock Option Stock Appreciation Right or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash. To the extent required under the rules of any securities exchange or market system on which the Stock is listed or to the extent determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Committee’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 19. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a Participant, a Participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20. GENERAL PROVISIONS

(a)    No Distribution. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)    Acceptance of Award Agreements. Each Participant is deemed to have accepted his or her Award Agreement six months from the date of grant unless he or she has accepted the Award Agreement pursuant to such procedures as required by the Company.

(c)    Delivery of Stock Certificates. Stock certificates to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the Participant by electronic mail (with proof of receipt) or by United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel (to the extent the Committee deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Committee may require that an individual make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(d)    Stockholder Rights. Until Stock is deemed delivered in accordance with Section 20(c), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the Participant with respect to an Award.

(e)    Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Affiliate.

(f)    Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(g)    Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with the Company’s Executive Compensation Recovery Policy adopted on December 14, 2016, as may be amended from time to time, and any other clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Stock or other cash or property in appropriate circumstances.

SECTION 21. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and certificate of incorporation (each as amended or restated from time to time), and applicable stock exchange rules. No grants of Awards may be made hereunder after the tenth anniversary of the Effective Date, and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board. Awards granted pursuant to this Plan during its unexpired term shall not expire solely by reason of the termination of this Plan.

SECTION 22. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

SECTION 23. ARBITRATION AND CLASS ACTION WAIVER

Any dispute or claim relating to or arising out of this Plan, any Award and/or any actions taken thereunder, to the fullest extent permitted by law, shall be fully and finally resolved by confidential, binding arbitration by a single, neutral arbitrator agreed upon by the Participant and the Company. The arbitration shall be held in the county where the Company has an office at which the applicable Participant provides services (for remote Participants, the nearest county where the Company has an office) or any other locale to which the parties jointly agree. If the parties cannot agree upon an arbitrator, the arbitrator shall be a JAMS neutral selected in accordance with the then-current Employment Arbitration Rules & Procedures of JAMS (which are available at www.jamsadr.com), and the arbitration shall be conducted in accordance with those rules and procedures. The parties each waive their respective rights to have any such disputes/claims tried by a judge or a jury. The arbitrator shall permit adequate discovery and shall be empowered to award all remedies otherwise available in a court of competent jurisdiction, and any judgment rendered by the arbitrator may be entered by any court of competent jurisdiction. The arbitrator shall issue a written award setting forth the essential findings and conclusions on which the award is based. Other than an amount equal to the fee for filing such an action in the local state court, which amount the Participant shall pay toward the costs of the arbitration, the Company shall bear the costs of the arbitration, including the JAMS administrative fees and the arbitrator’s fees. Each party shall otherwise bear its own respective attorneys’ fees and costs of the arbitration, except to the extent otherwise provided by law and awarded by the arbitrator. The Participant and the Company agree that each may bring claims against the other only in an individual capacity, and not as a plaintiff or class member in any purported class action or other representative proceeding.

SECTION 24. AWARDS TO NON-EMPLOYEE DIRECTORS.

(a)    Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in the Plan, the value of all equity-based Awards granted under this Plan to any Non-Employee Director in any calendar year shall not exceed $795,000 (excluding any Awards granted to any non-employee director in connection with his or her initial election to the Board). For purposes of this limitation, the value of any equity-based Award shall be the grant date fair value, as determined in accordance with ASC 718 or any successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

(b)    Awards Available for Non-Employee Directors. Non-Employee Directors shall be eligible to receive an annual equity-based Award under this Plan. Such annual equity-based Award shall be made on the first business day of the month following the Company’s annual meeting of stockholders and shall generally vest in full on the earlier of (i) the first anniversary of the date of grant or (ii) the day immediately prior to the Company’s next regular annual meeting of stockholders, subject to such director’s continued business relationship or other association with the Company through such vesting date (each vesting date, the “Current Annual Vesting Date”); provided that upon the termination of the Non-Employee Director’s business relationship or other association with the Company, a pro rata portion of the Award, equal to the pro rata portion of the period during which the Non-Employee Director had a continuous business relationship or other association with the Company, shall immediately vest, unless the Board determines otherwise. Newly appointed Non-Employee Directors are also entitled to receive an Award under this Plan upon his or her initial election to the Board of Directors, which shall generally vest in full on the next applicable Current Annual Vesting Date (the period from the grant date to the Current Annual Vesting Date, the “Vesting Period”), subject to the Non-Employee Director’s continuous business relationship or other association with the Company through the Vesting Period; provided that upon the termination of the Non-Employee Director’s business relationship or other association with the Company, a pro rata portion of an Award, equal to the pro rata portion of the Vesting Period during which the Non-Employee Director had a continuous business relationship or other association with the Company, shall immediately vest, unless the Board determines otherwise. The terms set forth in this Section 24(b) are subject to change from time to time as determined by the Committee.

(c)    Mergers and Other Transactions. As set forth in Section 3(d)(v), in the event of an Acquisition while a Participant is a Non-Employee Director, the vesting of any and all Awards shall be accelerated in full prior to the consummation of the Acquisition at such time and on such conditions as the Committee determines, and if any Options or Stock Appreciation Rights are not exercised prior to the consummation of the Acquisition, they shall terminate at such time as determined by the Committee.

(d)    Maximum Cash Compensation to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all cash compensation, not including the value of any Awards granted under this Plan, paid by the Company to any Non-Employee Director, in his or her capacity as such, in any calendar year shall not exceed $500,000.

DATE ORIGINALLY APPROVED BY BOARD OF DIRECTORS: February 12, 2014

DATE ORIGINALLY APPROVED BY STOCKHOLDERS: May 22, 2014

DATE MOST RECENTLY APPROVED BY BOARD OF DIRECTORS: April 6, 2020

DATE MOST RECENTLY APPROVED BY STOCKHOLDERS: [_____]

Shareholder Materials

Annual Meeting Voting

citrix.com

CITRIX SYSTEMS, INC. ATTN: LEGAL DEPARTMENT 15 NETWORK DRIVE BURLINGTON, MA 01803    VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 2, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 2, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D12593-P37154 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CITRIX SYSTEMS, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors For Against Abstain Nominees: 1a. Robert M. Calderoni ! ! ! 1b. Nanci E. Caldwell ! ! ! 1c. Robert D. Daleo ! ! ! 1d. Murray J. Demo ! ! ! 1e. Ajei S. Gopal ! ! ! 1f. David J. Henshall ! ! ! 1g. Thomas E. Hogan ! ! ! 1h. Moira A. Kilcoyne ! ! ! For address changes and/or comments, please check this box and write them ! on the back where indicated. Please indicate if you plan to attend this meeting. ! ! Yes No For Against Abstain 1i. Peter J. Sacripanti ! ! ! 1j. J. Donald Sherman ! ! ! The Board of Directors recommends you vote FOR the For Against Abstain proposals 2, 3 and 4. 2. Approval of the Company’s Second Amended and ! ! ! Restated 2014 Equity Incentive Plan 3. Ratification of the appointment of Ernst & Young LLP as ! ! ! the Company’s independent registered public accounting firm for 2020 4. Advisory vote to approve the compensation of the ! ! ! Company’s named executive officers NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D12594-P37154 Proxy Citrix Systems, Inc. Proxy for Annual Meeting of Shareholders on June 3, 2020 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned shareholder of Citrix Systems, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 16, 2020, and hereby appoints David J. Henshall and Arlen R. Shenkman, and each of them, proxies and attorneys-in-fact, with full power of substitution to each, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309, United States, on June 3, 2020 at 5:00 p.m. Eastern Time, and at any adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.* THESE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” THE PROPOSALS IN ITEMS 2, 3 AND 4. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY MATTER INCIDENTAL TO THE FOREGOING OR ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. *As part of our precautions regarding the novel coronavirus, or COVID-19, we are planning for the possibility that alternate arrangements for attendance at the 2020 Annual Meeting may be required, including the possibility of holding the meeting solely by means of remote communication. If we determine that alternative 2020 Annual Meeting arrangements are advisable or required, then we will announce our decision and post additional information at https://investors.citrix.com as soon as practicable before the meeting. In that event, the 2020 Annual Meeting would be conducted solely by virtual means, on the above date and time. If we hold the 2020 Annual Meeting by means of remote communication, shareholders will be able to attend the meeting by visiting www.virtualshareholdermeeting.com/CTXS2020 by using the 16-digit control number included in your proxy materials. Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side